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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission Only (as
                                                          permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Under Rule 14a-12

                       FIRST WASHINGTON REALTY TRUST, INC.
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                 (Name of Registrant as Specified in Its Charter)

  ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [X] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                      FIRST WASHINGTON REALTY TRUST, INC.
                       4350 EAST-WEST HIGHWAY, SUITE 400
                            BETHESDA, MARYLAND 20814

                                                                 January 2, 2001

Dear Stockholder:

     We cordially invite you to attend a special meeting of stockholders of First Washington Realty Trust, Inc. to be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, at 10:00 a.m., local time, on Wednesday, January 31, 2001. At the special meeting, we will ask you to consider and approve our plan of liquidation and, in connection with this plan, the disposition of substantially all of our assets to, and the merger with and into, affiliates of U.S. Retail Partners, LLC, a joint venture affiliate of the California Public Employees' Retirement System.

     We estimate that the net proceeds of these transactions, after the payment of debt, transaction expenses and other liabilities, will result in the distribution to each holder of our common stock of approximately $26.00 per share, and to each holder of Series A Cumulative Participating Convertible preferred stock of approximately $33.33 per share. However, the actual amounts paid may vary according to a number of factors, including, but not limited to, transaction expenses, First Washington Realty Trust's operations prior to the closing of the transactions and closing adjustments described in greater detail in the accompanying proxy statement.

     Our board of directors unanimously approved the transactions and concluded that the transactions are advisable and in the best interests of our stockholders and unanimously recommends that our stockholders approve the transactions. Our board of directors considered a number of factors in evaluating the transactions, including the positive recommendation of a special committee of our board of directors, consisting of independent directors, and the fairness opinion, dated September 27, 2000, of Chase Securities Inc., our financial advisor. You should carefully read the entire written fairness opinion of Chase Securities Inc., which is attached as Exhibit E to the accompanying proxy statement.

     The transaction agreements require that all conditions to each step of the transactions be satisfied or waived before any step of the transactions can be consummated, so that no step of the transactions will be completed unless all the transactions are completed. The parties contemplate that the transactions will occur on the same day in the following manner:

     (1) the sale by First Washington Realty Trust to an affiliate of U.S. Retail Partners, LLC, of substantially all of First Washington Realty Trust's assets other than six properties subject to contractual restrictions on their sale;

     (2) the conversion of First Washington Realty Trust's general partnership interest (including both common units and preferred units) in the operating partnership into a 1% general partnership interest and Series A Common Units of limited partnership interest representing our remaining interest in the operating partnership;

     (3) the sale of this newly converted limited partnership interest by First Washington Realty Trust to an affiliate of U.S. Retail Partners, LLC;

     (4) the merger of First Washington Realty Trust into an affiliate of U.S. Retail Partners, LLC; and

     (5) the merger of the operating partnership with and into an affiliate of U.S. Retail Partners, LLC.

     Your vote on these matters is very important. The transactions must be approved by holders of a majority of our common stock. If the transactions are approved by the requisite holders of our common stock, the closing of the transactions will occur as soon after the special meeting as all other conditions to the closing of the transactions are satisfied or waived.

     The accompanying proxy statement contains a summary of the transactions and additional information about the parties involved. Please give all of this information your careful attention. Whether or not you plan to attend the special meeting, you are requested to promptly complete, sign and date the enclosed proxy card and return it in the envelope provided. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.
                                          Sincerely,

                                          /s/ STUART D. HALPERT
                                          --------------------------------------
                                          Stuart D. Halpert
                                          Chairman

                                          /s/ WILLIAM J. WOLFE
                                          --------------------------------------
                                          William J. Wolfe
                                          President and Chief Executive Officer

                      FIRST WASHINGTON REALTY TRUST, INC.
                       4350 EAST-WEST HIGHWAY, SUITE 400
                            BETHESDA, MARYLAND 20814

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 31, 2001

To our Stockholders:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of First Washington Realty Trust, Inc., a Maryland corporation, will be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on January 31, 2001, at 10:00 a.m., local time, for the following purposes:

          1. to consider and approve the adoption of First Washington Realty Trust's plan of liquidation and, in connection with this plan, the sale of substantially all of our assets to, and the merger with and into, affiliates of U.S. Retail Partners, LLC, a Delaware limited liability company and a joint venture of the California Public Employees' Retirement System, in the manner described in the accompanying proxy statement; and

          2. to transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting or matters incidental thereto.

     Our board of directors has fixed the close of business on December 5, 2000 as the record date for the special meeting. Accordingly, only stockholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of that meeting. A form of proxy and a proxy statement containing more detailed information regarding matters to be considered at the special meeting accompany and are a part of this notice.

     All stockholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. We have enclosed a postage-prepaid envelope for that purpose. If you attend the special meeting, you may vote in person even if you have already returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JEFFREY S. DISTENFELD
                                          --------------------------------------
                                          Jeffrey S. Distenfeld
                                          Secretary

January 2, 2001

                      FIRST WASHINGTON REALTY TRUST, INC.
                       4350 EAST-WEST HIGHWAY, SUITE 400
                            BETHESDA, MARYLAND 20814
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2001

                               SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the legal terms of the transactions, you should carefully read this entire document, as well as the additional documents to which we refer you, including the transaction agreements attached as Exhibits A, B, C and D. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. This proxy statement is first being mailed to our stockholders on or about January 2, 2001.

PARTIES TO THE TRANSACTIONS (PAGE 17)

     - First Washington Realty Trust, Inc. We are a Maryland corporation qualified as a real estate investment trust, which we refer to as a "REIT", with expertise in acquisitions, property management, leasing, renovation and development of principally supermarket-anchored neighborhood shopping centers. We conduct substantially all of our operations through our operating partnership, First Washington Realty Limited Partnership, which is described below. We refer to ourselves as the "Company", "we", "us" or "our". Our principal office is located at 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814 and the telephone number of our offices is (301) 907-7800.

     - First Washington Realty Limited Partnership. First Washington Realty Limited Partnership, which we refer to as the "Operating Partnership", is the Maryland limited partnership through which the Company conducts substantially all of the operations of the Company and its subsidiaries. The Operating Partnership's principal office is located at 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814 and the telephone number of its offices is (301) 907-7800.

     - The USRP Entities. The acquiring parties, which we refer to as the "USRP Entities", consist of (1) USRP GP, LLC, a Delaware limited liability company, which we refer to as "MergerCo", (2) US Retail Partners Limited Partnership, a Delaware limited partnership, which we refer to as "MergerLP", (3) USRP LP, LLC, a Delaware limited liability company, (4) USRP I, LLC, a Delaware limited liability company, and (5) U.S. Retail Partners, LLC, a Delaware limited liability company. MergerCo, MergerLP, USRP LP, LLC and USRP I, LLC have been formed solely for the purpose of engaging in the transactions. U.S. Retail Partners, LLC is a joint venture affiliate of the California Public Employees' Retirement System, which we refer to as "CalPERS", and National Retail Partners, LLC, a Delaware limited liability company. CalPERS is the largest public pension fund in the United States, with over $177 billion in assets as of August 31, 2000. The principal office of each of the USRP Entities is: 10135 SE Sunnyside Road, Ste. 250, Clackamas, Oregon 97015 and the telephone number of its offices is (503) 513-4660.

THE TRANSACTIONS (PAGE 18)

     - In a series of transactions, we will sell substantially all of our assets and merge with and into MergerCo. These transactions will be accomplished under four transaction agreements attached to this proxy statement as Exhibits A, B, C and D, all of which are incorporated into this proxy statement by reference. We estimate that the aggregate consideration to be paid to the stockholders and the Operating Partnership's limited partners in the transactions will equal approximately $805 million. This amount includes consideration paid by the USRP Entities under the transaction agreements, including assumption of debt, as well as the Company's and its subsidiaries' cash on hand immediately prior to the closing of the transactions, which will be distributed with the proceeds of the asset sale described in "Terms of the Transactions -- Asset Sale". In connection with the transaction agreements and the transactions, we are proposing that holders of our common stock adopt the plan of liquidation attached to this proxy statement as Exhibit F.

     - We estimate that the net proceeds of these transactions, after the payment of debt, transaction expenses and other liabilities, will result in the distribution to each holder of our common stock of approximately $26.00 per share, and to each holder of Series A Cumulative Participating Convertible preferred stock, which we refer to as our "Series A preferred stock", of approximately $33.33 per share. However, the actual amount paid to the holders of our stock may vary according to a number of factors, including, but not limited to, transaction expenses, our operations prior to the closing of the transactions and closing adjustments described in "Terms of the Transactions". See "The Transactions -- Sources and Uses of Distribution Proceeds and Merger Consideration".

     - The transaction agreements require that all conditions to each step of the transactions be satisfied or waived before any step of the transactions can be consummated, so that no step of the transactions will be completed unless all the transactions are completed. The parties contemplate that the transactions will occur on the same day in the following order.

        (1) The Company and its subsidiaries will sell to USRP I, LLC substantially all of the assets of the Company and its subsidiaries, other than six properties subject to contractual restrictions on their sale, in exchange for a purchase price of $673,987,783, including the outstanding balance of loans assumed by USRP I, LLC, and subject to adjustments, including for net working capital, described in "Terms of the Transactions -- Asset Sale". After paying down debt and other obligations, the net proceeds of the Asset Sale, which we estimate will equal approximately $371,875,000, will be distributed to the Operating Partnership's partners and our stockholders. We refer to this sale as the "Asset Sale".

        (2) Except for a 1% general partnership interest, the Operating Partnership will convert all of our general partnership interest, including both common units and preferred units, in the Operating Partnership into Series A Common Units of limited partnership interest in the Operating Partnership.

        (3) We will then sell this limited partnership interest to USRP LP, LLC, which we refer to as the "Interest Sale", in exchange for a promissory note in an amount we estimate to equal approximately $60,712,000, subject to adjustment for debt, and based on the current percentage interests in the Operating Partnership.

        (4) We will merge with and into MergerCo simultaneously with the Operating Partnership merging with and into MergerLP, in each case, for cash, except to the extent the Operating Partnership's limited partners elect to receive preferred units of limited partnership interest in MergerLP. We refer to our merger into MergerCo as the "Company Merger", the Operating Partnership's merger into MergerLP as the "Partnership Merger" and both mergers together as the "mergers".

     - As a result of the completion of the transactions, all of our assets, including our initially retained 1% general partnership interest in the Operating Partnership, which will by virtue of the Partnership Merger become a general partnership interest in MergerLP, and the promissory note delivered in exchange for the Series A Common Units, will become assets of MergerCo.

     - After the completion of the transactions, we will cease to exist as a separate legal entity and our stockholders will have no continuing interest in, and will not share in the future earnings, dividends or growth, if any, of the surviving company, MergerCo. In addition, after the transactions have been completed, our common stock and Series A preferred stock will no longer be listed on the New York Stock Exchange or registered with the Securities and Exchange Commission.

FACTORS CONSIDERED BY THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS (PAGE 20)

     - In reaching their conclusions to approve the transactions, our board of directors and a special committee of independent directors organized to review and evaluate the fairness of the transactions each consulted their outside legal counsel and our management and considered the advice of Chase Securities Inc., our financial advisor in connection with the transactions. In addition, the special committee and our board of directors considered the short-term and long-term interests of the Company and its stockholders and the Operating Partnership and its partners, focusing on a variety of business, financial and market factors, including, without limitation, the following:

     Negative Factors

     - The completion of the transactions will preclude our stockholders from having the opportunity to participate in the future growth of the assets of the Company and its subsidiaries.

     - The transactions will be a taxable transaction to our stockholders.

     - A number of members of our management have interests in the transactions that may conflict with the interest of our stockholders.

     - The transaction agreements limit our ability in some cases to pursue alternative transactions other than with the USRP Entities by requiring us to pay up to $3 million of reasonable expenses incurred by the USRP Entities, as well as, in some cases, a termination fee of $18 million.

     Positive Factors

     - The consideration to be received by our common stockholders in the transactions represents a significant premium over the recent price of our common stock.

     - The special committee and our board of directors considered the increasingly prevalent view that institutional REIT investors are becoming more focused on companies with larger market capitalizations that offer greater liquidity.

     - The current state of the capital markets, which has been ongoing for the last two years, along with our obligation as a REIT to distribute most of our cash flow to stockholders, could make it difficult for us over the long term to raise the capital necessary to increase our size, scale and market capitalization.

     - The special committee and our board of directors considered as favorable to their determinations the fairness opinion of Chase described in the section entitled "Fairness Opinion" below.

     - The special committee and our board of directors believe the USRP Entities are likely to be able to consummate the transactions.

     - The transaction agreements provide our board of directors with a limited right to terminate the transaction agreements if a more favorable transaction is proposed.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS (PAGE 23)

     - At a meeting on September 25, 2000, both the special committee and our entire board of directors determined that the transactions were fair to, and in the best interests of, the Company and its stockholders, unanimously approved the liquidation of the Company, the transactions and the transaction agreements, and unanimously recommended that our stockholders approve the liquidation of the Company and the transactions.

FAIRNESS OPINION (PAGE 29)

     - Chase has acted as our financial advisor in connection with the transactions. Chase delivered to our board of directors an opinion to the effect that, as of September 27, 2000, and based upon and subject to the various qualifications and assumptions set forth in the opinion:

        (1) the consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement, including the assumption of certain liabilities as provided therein, was fair, from a financial point of view, to the Operating Partnership and

        (2) the consideration to be paid by MergerCo and MergerLP pursuant to the merger agreement and the consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement, including the assumption of certain liabilities as provided therein, taken together as a whole and not separately, was fair, from a financial point of view, to the Company and its stockholders and the Operating Partnership and its partners.

     The full text of Chase's written opinion, dated September 27, 2000, which sets forth the assumptions made, procedures followed, matters considered and limits of the review performed by Chase in arriving at its opinion, is attached as Exhibit E to, and is incorporated by reference in, this proxy statement. Chase's opinion does not constitute a recommendation as to how any stockholder should vote regarding the transactions. You should carefully read the opinion in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS (PAGE 36)

     - Some of our directors, executive officers and employees have interests in the transactions that may differ from your interests as a stockholder. Our board of directors and the special committee were aware of these interests and considered them, among other matters, in approving and recommending the transactions and the transaction agreements.

          - Severance Payments. Stuart D. Halpert's and William J. Wolfe's employment agreements with the Company will result in Messrs. Halpert and Wolfe each receiving a cash severance payment of approximately $3,475,000, as well as a gross-up payment of approximately $2,526,000 to offset any federal excise tax incurred on the receipt of severance and other payments resulting from the transactions.

          - Retention Bonuses. The Company will pay retention bonuses of approximately $2,080,000 in the aggregate to James G. Blumenthal, Jeffrey S. Distenfeld, James G. Pounds, Kenneth I. Miller and Christine Schaaf and approximately $1,000,000 in the aggregate to other employees.

          - Restricted and/or Contingent Stock. Messrs. Halpert, Wolfe, Blumenthal, Distenfeld and Pounds, as well as other employees, hold restricted shares of our common stock, which will become fully vested and unrestricted as a result of the transactions. In addition, Messrs. Halpert and Wolfe hold contingent shares of our common stock, which will be settled in cash as a result of the transactions.

          - Stock Options. Members of our management, as well as other employees and directors, hold options on our common stock, which will be accelerated and settled in cash in an amount for each option equal to the excess of the aggregate transaction consideration payable for the underlying stock over the applicable aggregate exercise price.

          - Management Agreement. Messrs. Halpert and Wolfe and their jointly-owned company, FRW, Inc., a Maryland corporation, entered into a management agreement with USRP I, LLC and MergerLP, which we refer to as the "management agreement". Under the management agreement FRW, Inc. has agreed (1) to manage the properties to be acquired by USRP I, LLC and MergerLP for a three-year period, (2) to acquire the furniture, fixtures and equipment of the Company's current management company and (3) to assume all liabilities relating to the Company's employee benefits plans and similar plans, and to assume the leases entered into by the

            Company's current management company, and FRW, Inc. and Messrs. Halpert and Wolfe have agreed to a covenant not to compete.

          - Limited Partnership Interests. Messrs. Halpert, Wolfe, Blumenthal, Distenfeld and Pounds, as well as Lester Zimmerman, hold common units of limited partnership interest in the Operating Partnership. Although they, as holders of such common units, are entitled to receive a portion of their transaction consideration in the form of preferred units of limited partnership interest in MergerLP, they have elected to receive all such consideration in cash.

            Messrs. Halpert and Wolfe have each personally agreed to a number of additional covenants regarding the services they will render under the management agreement, including to provide consulting services to U.S. Retail Partners, LLC, as needed, to help implement CalPERS' East Coast shopping center strategy. In exchange for these covenants and services, the management agreement provides for: (1) retention payments to Messrs. Halpert and Wolfe of $4,000,000 each, subject to forfeiture and reimbursement if specified duties are not satisfied during the initial three-year term; (2) retention payments to other members of our senior management of $4,500,000 in the aggregate; and
            (3) fees for services, including property management fees, acquisition fees, leasing fees and other similar fees and incentives described in "Terms of the Transactions -- Management Agreement with FRW, Inc."

THE SPECIAL MEETING (PAGE 41)

     - The special meeting of our stockholders will be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on Wednesday, January 31, 2001, at 10:00 a.m., local time. At the special meeting, the holders of our common stock will be asked to consider and vote upon a proposal to approve the transactions.

RECORD DATE AND VOTING POWER (PAGE 41)

     - Our board of directors has fixed the close of business on December 5 , 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting. On the record date, we had 10,645,028 outstanding shares of our common stock held by approximately 5,100 stockholders of record. Holders of outstanding shares of our Series A preferred stock are not entitled to vote on the transactions. We have no other class of voting securities outstanding.

     - Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

QUORUM AND VOTE REQUIRED (PAGE 41)

     - Our charter and bylaws require (a) the presence, in person or by duly executed proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast at the special meeting in order to constitute a quorum and (b) the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the special meeting in order to approve the transactions. Messrs. Halpert and Wolfe have signed voting agreements with MergerCo, in which they have agreed to vote a total of 512,658 of their shares in favor of the transactions. These shares represent approximately 4.9% of our outstanding common stock.

PROXIES, VOTING AND REVOCATION (PAGE 41)

     - Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with those instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy would be voted "For" the approval of the transactions. Proxies are being solicited on behalf of our board of directors.

     - The person who executes a proxy may revoke it at, or before, the special meeting by: (a) delivering to our secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (b) duly executing, dating and delivering to our secretary a subsequent proxy; or (c) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

CLOSINGS AND THE EFFECTIVE TIME (PAGE 42)

     - The transactions will take place in the required order on the same day. The mergers, the last step in the transactions, will become effective as of the date and time that the State Department of Assessments and Taxation of Maryland has accepted for record the articles of merger for both mergers and the Secretary of State of the State of Delaware has accepted for record the certificates of merger for both mergers. Though we cannot require the USRP Entities to complete the transactions until all of the conditions to their obligations under the transaction agreements have been satisfied or waived, management is working to close the transactions on or promptly after the date of the special meeting.

EXCHANGE OF STOCK CERTIFICATES (PAGE 45)

     - Prior to the effective time of the mergers, MergerCo will deposit with American Stock Transfer & Trust Company, which is acting as the exchange agent, cash in the amount of the aggregate consideration to be paid to stockholders as a result of the transactions. Promptly after the effective time of the mergers, the exchange agent will send to each stockholder a letter of transmittal and detailed instructions specifying the procedures to be followed for surrendering stock certificates and receiving the consideration. You should not send your stock certificates to us or anyone else until you receive these instructions.

CONDITIONS TO THE TRANSACTIONS (PAGE 49)

     - The obligations of the USRP Entities to complete the transactions are subject to a number of conditions, including, but not limited to:

          - our stockholders' approval of the transactions;

          - the material accuracy of our representations and warranties and the performance in all material respects of our obligations under the transaction agreements;

          - the receipt of estoppel certificates from specified major tenants and specified percentages of other tenants;

          - the management agreement among Messrs. Halpert and Wolfe, FRW, Inc., USRP I, LLC and MergerLP remaining in full force and effect; and

          - the lack of any material adverse change in our business, operations or financial condition between June 30, 2000 and the closings of the transactions.

     - Our obligations to complete the transactions are subject to a number of conditions, including, but not limited to:

        - the approval of our stockholders of the transactions;

        - the material accuracy of the USRP Entities' representations and warranties; and

        - the performance in all material respects of the USRP Entities' obligations under the transaction agreements.

SOLICITATION OF PROPOSALS FROM OTHER PARTIES (PAGE 51)

     - In accordance with the master agreement attached to this proxy statement as Exhibit A, the Company and its subsidiaries have agreed that, until the termination of the master agreement or the effective time of the mergers, they will not authorize or permit any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to solicit, initiate, facilitate or encourage any inquiries related to or proposals for any of the following transactions or any similar transaction:

          - a merger, consolidation or similar transaction involving the Company or any of its subsidiaries;

          - the sale, lease or other disposition, directly or indirectly, of 10% or more of the consolidated assets of the Company and its subsidiaries;

          - the issuance, sale or other disposition by the Company or the Operating Partnership of securities representing 10% or more of the votes associated with the outstanding securities of the Company or the Operating Partnership; or

          - a tender offer or an exchange offer for 10% or more of the outstanding shares of our common stock.

     - We must promptly notify MergerCo in writing within one business day of the material terms and conditions of any inquiry or proposal that we or any of our subsidiaries receive concerning any of the transactions mentioned above.

     - However, if we receive an unsolicited proposal prior to the approval of the transactions by our stockholders, we can furnish information to the soliciting third party if our board of directors determines, in good faith after consultation with and consistent with the advice of its legal counsel and financial advisors, that:

          (1) this proposal is reasonably likely to lead to a transaction that is more favorable to our stockholders and the Operating Partnership's partners than the proposed transactions; and

          (2) such action is consistent with the duties of our board of directors to our stockholders and to the Operating Partnership's partners under applicable Maryland law.

     In addition, if the conditions listed in clauses (1) and (2) immediately above are satisfied, we can participate in negotiations concerning that proposal, so long as the third party enters into an agreement with the Company and its subsidiaries that:

          (1) obligates the third party to keep confidential and not to disclose confidential information provided to it;

          (2) obligates the third party not to acquire any of the Company's stock; and

          (3) provides the USRP Entities, in a form satisfactory to the USRP Entities, with third party beneficiary rights to enforce the agreement.

TERMINATION OF THE TRANSACTION AGREEMENTS (PAGE 52)

     - The transaction agreements may be terminated at any time prior to the effective time of the mergers by, among other things, the mutual written consent of the parties or, after the occurrence of specified events or actions, by one of the parties acting independently. For example, either we, or the USRP Entities may independently terminate the transaction agreements if:

          - the transactions are not consummated before September 30, 2001; or

          - the transactions fail to receive the requisite affirmative vote of our common stockholders.

     - The USRP Entities may terminate the transaction agreements if our board of directors has withdrawn or changed its recommendation of the transactions or has recommended or publicly remained neutral to an alternative business combination proposed by a third party.

     - Prior to the special meeting, we generally may terminate the transaction agreements if our board of directors determines to accept another business combination proposal that it determines in good faith will be more favorable to our stockholders and the Operating Partnership's partners.

TERMINATION FEE; USRP EXPENSES (PAGE 52)

     - Termination Fee. The Company and its subsidiaries must pay a termination fee of $18,000,000, plus up to $3,000,000 of the USRP Entities' expenses incurred in connection with the transactions, if the transaction agreements are terminated in any of the following circumstances:

          - the Company or any of its subsidiaries has willfully breached any representation, warranty, covenant or agreement, such that the conditions to closing are incapable of being satisfied by September 30, 2001, and, within one year of such termination, the Company accepts a proposal for a business combination with a third party;

          - our board of directors has modified or withdrawn its recommendation or determined to accept a third party proposal for an alternative business combination; or

          - the transactions are not approved by our stockholders or the Operating Partnership's limited partners after a competing proposal has been delivered to the Company or publicly disclosed and, within one year after the consequent termination of the transaction agreements, our board of directors recommends, or agrees to recommend, a third party business combination.

     - USRP Expenses. The Company and its subsidiaries must reimburse the USRP Entities for up to $3,000,000 of expenses incurred by the USRP Entities in connection with the transactions, if the transaction agreements are terminated in the following circumstances:

          - the Company or any of its subsidiaries has breached any representation, warranty, covenant or agreement such that the conditions to closing are incapable of being satisfied by September 30, 2001, and such termination does not obligate the Company to pay the termination fee;

          - the transactions fail to receive the required approval of our common stockholders; or

          - the transactions fail to close by September 30, 2001 due to the failure of the Company and its subsidiaries to have specified non-permitted encumbrances removed.

WAIVER AND AMENDMENT (PAGE 54)

     - The transaction agreements may be amended by the parties in writing by action of their respective boards, but, after approval of the transactions by our stockholders, no amendment may be made for which approval of our stockholders or the Operating Partnership's partners is required without obtaining such approvals.

APPRAISAL RIGHTS (PAGE 56)

     - No appraisal rights are available under applicable law to stockholders in connection with any of the transactions. Limited partners of the Operating Partnership are entitled under applicable law to appraisal rights in connection with the Partnership Merger, provided that they meet the requirements provided by law and described in greater detail in "Terms of the Transactions -- Partnership Merger".

FEDERAL INCOME TAX CONSEQUENCES (PAGE 56)

     - If the transactions are completed, the receipt of the distribution of the proceeds from the Asset Sale, as well as the exchange of our common stock and Series A preferred stock by any of our stockholders, will be taxable transactions under the Internal Revenue Code. Because of the complexities of the tax laws, we urge you to consult with your own tax advisors concerning the federal, state, local, foreign or other tax consequences resulting from the transactions.

REGULATORY AND OTHER APPROVALS (PAGE 59)

     - No federal or state regulatory approvals that are required in order to complete the transactions remain to be complied with other than the filing of the articles of merger with the State Department of Assessments and Taxation of Maryland and the certificates of merger with the Secretary of State of Delaware, in each case for the Company Merger and the Partnership Merger.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    1
INTRODUCTION................................................   12
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................   12
WHO CAN HELP ANSWER YOUR QUESTIONS..........................   16
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING
  INFORMATION...............................................   17
THE PARTIES TO THE TRANSACTIONS.............................   17
  First Washington Realty Trust, Inc........................   17
  First Washington Realty Limited Partnership...............   17
  The USRP Entities.........................................   17
THE TRANSACTIONS............................................   18
  Summary of the Transactions...............................   18
  Sources and Uses of Distribution Proceeds and Merger
     Consideration..........................................   19
  Factors Considered by the Special Committee and Our Board
     of Directors...........................................   20
  Recommendation of the Special Committee and Our Board of
     Directors..............................................   23
  Background of the Transactions............................   23
  Opinion of Financial Advisor..............................   29
  Interests of Certain Persons in the Transactions..........   36
  Directors' Compensation...................................   38
  Security Ownership of Management and Certain Beneficial
     Owners.................................................   38
  Voting Agreements with Senior Management..................   39
  Certain Effects of the Transactions.......................   40
  Method of Accounting......................................   40
THE SPECIAL MEETING.........................................   41
  Date, Time and Place of the Special Meeting...............   41
  Purpose of the Special Meeting............................   41
  Record Date and Voting Power..............................   41
  Quorum and Vote Required..................................   41
  Proxies, Voting and Revocation............................   41
  Solicitation of Proxies and Expenses......................   42

                                                              PAGE
                                                              ----
TERMS OF THE TRANSACTIONS...................................   42
  Closings and The Effective Time...........................   42
  Asset Sale................................................   43
  Interest Sale.............................................   44
  Company Merger............................................   45
  Partnership Merger........................................   46
  Conduct of the Business Prior to the Transactions.........   47
  Conditions to the Transactions............................   49
  Representations and Warranties............................   50
  Solicitation of Proposals from Other Parties..............   51
  Termination of the Transaction Agreements.................   52
  Termination Fee; USRP Expenses............................   52
  Expenses..................................................   53
  Employment Programs.......................................   53
  Indemnification...........................................   54
  Waiver and Amendment......................................   54
  Management Agreement With FRW, Inc........................   55
APPRAISAL RIGHTS............................................   56
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................   56
  Material U.S. Federal Income Tax Consequences.............   56
  General...................................................   57
  Consequences to U.S. Stockholders.........................   57
  Consequences to Non-U.S. Stockholders.....................   58
  Withholding...............................................   58
REGULATORY APPROVALS........................................   59
OTHER MATTERS...............................................   59
PROPOSALS BY OUR STOCKHOLDERS...............................   59
WHERE YOU CAN FIND MORE INFORMATION.........................   59
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   60
PROXY
EXHIBITS
  Exhibit A -- Master Agreement
  Exhibit B -- Real Estate Purchase Agreement
  Exhibit C -- Limited Partnership Interest Purchase and
               Sale Agreement
  Exhibit D -- Agreement and Plan of Merger
  Exhibit E -- Opinion of Chase Securities Inc.
  Exhibit F -- Plan of Liquidation

                                  INTRODUCTION

     We are furnishing this proxy statement to all holders of shares of our common stock and our Series A Cumulative Participating Convertible Preferred Stock, which we refer to as our "Series A preferred stock", in connection with the solicitation of proxies by our board of directors for use at the special meeting of our stockholders to be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on Wednesday, January 31, 2001, at 10:00 a.m., local time, and any adjournments or postponements of that meeting. The purpose of the special meeting is for our common stockholders to consider and vote upon a proposal to approve a series of transactions in which affiliates of U.S. Retail Partners, LLC, a Delaware limited liability company, will acquire substantially all of our assets and we will merge with and into USRP GP, LLC, a Delaware limited liability company and affiliate of U.S. Retail Partners, LLC, which we refer to as "MergerCo". Our board of directors has fixed the close of business on December 5, 2000 as the record date for the special meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and, in the case of holders of our common stock, to vote at, the special meeting.

     Unless otherwise indicated or the context otherwise requires, in this proxy statement, (1) the "Company", "we", "us" and "our" refers to First Washington Realty Trust, Inc., a Maryland corporation, (2) "National Retail Partners" refers to National Retail Partners, LLC, a Delaware limited liability company, and (3) "CalPERS" refers to the California Public Employees' Retirement System.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

     Q:  WHO ARE THE PARTIES ACQUIRING THE COMPANY AND ITS ASSETS?

     A: The parties acquiring the Company and its assets are affiliates of U.S. Retail Partners, LLC, a joint venture of National Retail Partners and CalPERS. CalPERS, with assets as of August 31, 2000 of over $177 billion, is the largest public pension fund in the United States. The acquiring parties consist of USRP I, LLC, a Delaware limited liability company, which we refer to as "USRP I, LLC", MergerCo, US Retail Partners Limited Partnership, a Delaware limited partnership, which we refer to as "MergerLP", and USRP LP, LLC, a Delaware limited liability company, which we refer to as "USRP LP, LLC". We refer to U.S. Retail Partners, LLC, USRP I, LLC, MergerLP, MergerCo and USRP LP, LLC as the "USRP Entities."

     Q:  WHAT WILL I RECEIVE IN THE TRANSACTIONS?

     A: We estimate that the net proceeds of these transactions, after the payment of debt, transaction expenses and other liabilities, will result in the distribution to each holder of our common stock of approximately $26.00 per share, and to each holder of our Series A preferred stock of approximately $33.33 per share. However, the actual amounts paid to our stockholders may vary according to a number of factors, including, but not limited to, transaction expenses, the Company's operations prior to the closing of the transactions and closing adjustments described in greater detail in "Terms of the Transactions".

     Q:  WHY HAVE THE TRANSACTIONS BEEN PROPOSED?

     A: Our board of directors, after consulting with its financial and legal advisors, and acting upon the unanimous recommendation of the special committee of independent directors organized to review and evaluate the fairness of the transactions, has unanimously approved the transactions and recommends that you vote "For" the transactions. Our board of directors has proposed the transactions because it believes that the transactions are in the best interest of our stockholders. The consideration paid to stockholders in connection with the transactions represents a significant premium to the historical and recent value of our common stock and Series A preferred stock, allowing the Company to achieve in the short run its long-term objective of a substantially higher valuation of its shares. The estimated amount to be distributed represents a premium of 25.3% over the closing price of our common stock on the day before the transactions were announced, and a 28.6% premium to our common stock's average closing price for the 52-week period ended that day. Our board of directors and the special committee have determined that the transactions are likely to be more favorable to our stockholders than any other available strategic initiative, including continuing to operate as an independent company.

     Q:  HOW ARE THE TRANSACTIONS STRUCTURED?

     A: The transactions described in this proxy statement are structured in multiple steps occurring in the required order on the same day. In the first step of the transactions, the Asset Sale, the Company and its subsidiaries will sell substantially all of their assets other than the six properties discussed in answer to the next question below to USRP I, LLC for cash and the assumption of debt and distribute the net proceeds of this sale to the Operating Partnership's partners and our stockholders. Following the Asset Sale and distribution of the net proceeds, the Operating Partnership's assets will consist only of the six retained properties and $3,000,000 in cash. Following a number of additional steps as described in more detail in this proxy statement, the Company and the Operating Partnership will simultaneously merge with and into MergerCo and MergerLP, respectively, after which the Company will cease to exist. The transaction agreements require that all conditions to each step of the transactions be satisfied or waived before any step of the transactions can be consummated, so that no step of the transactions will be completed unless all the transactions are completed.

     Q:  WHY ARE THE TRANSACTIONS STRUCTURED IN MULTIPLE STEPS?

     A: Each of the six properties excluded from the Asset Sale is subject to an agreement that prohibits its sale, even in connection with the merger or sale of all or substantially all of the assets of the Company and its subsidiaries, unless the sale is a tax-free exchange or disposition such that no taxable gain would be incurred in connection with such property by those persons who contributed the property to the Operating Partnership. Consequently, these properties are not part of the properties sold in the Asset Sale.

     Q:  WHAT VOTE IS REQUIRED OF THE STOCKHOLDERS TO APPROVE THE TRANSACTIONS?

     A: Approval of the transactions requires the affirmative vote of holders of shares of our common stock entitled to cast a majority of the votes entitled to be cast on the matter. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your shares at the special meeting.

     Q:  WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

     A: We are working to complete the transactions on or promptly after the date of the special meeting. We cannot, however, require the USRP Entities to complete the transactions until all conditions to their obligations to consummate the transactions are satisfied or waived. There are several significant conditions to closing, including:

     - approval of the transactions by our common stockholders;

     - receipt of a specific level of estoppel certificates from tenants; and

     - subject to qualifications for materiality, the continuing accuracy of our representations and warranties; and the absence of any material adverse change to the business, operations or financial condition of the Company and its subsidiaries.

     Q: IF THE TRANSACTIONS ARE COMPLETED, WHEN CAN I EXPECT TO RECEIVE THE CONSIDERATION FOR MY SHARES OF STOCK?

     A: Promptly after the mergers are completed, you will receive detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. The Company will arrange for the payment of the consideration to be sent to you as promptly as practicable following the receipt of your stock certificates and other required documents.

     Q:  WHY WAS THE SPECIAL COMMITTEE APPOINTED?

     A: Due to the potential conflicts of interest existing with respect to the transactions, our Board of Directors appointed a special committee of independent directors to review and evaluate the fairness of the transactions. These potential conflicts include:

        (1) Messrs. Halpert's and Wolfe's employment agreements with the Company, which will result in Messrs. Halpert and Wolfe each receiving a cash severance payment of approximately $3,475,000, as well as a gross-up payment of approximately $2,526,000 to offset any federal excise tax incurred on the receipt of severance and other payments resulting from the transaction;

        (2) retention payments by the Company of approximately $2,080,000 in the aggregate to Messrs. Blumenthal, Distenfeld, Pounds and Miller and Ms. Schaaf and approximately $1,000,000 to other employees;

        (3) full vesting of restricted shares of our common stock, which are held by Messrs. Halpert, Wolfe, Blumenthal, Distenfeld and Pounds, and other employees, and settling of our obligations with respect to contingent shares of our common stock, which are held by Messrs. Halpert and Wolfe;

        (4) accelerating and settling in cash outstanding options for our common stock, many of which are held by our management; and

        (5) ownership by Messrs. Halpert, Wolfe, Blumenthal, Distenfeld and Pounds, as well as Lester Zimmerman, of common units of limited partnership interest in the Operating Partnership.

     For further information see "The Transactions -- Interests of Certain Persons in the Transactions".

     Separately, Messrs. Halpert and Wolfe and their jointly owned company, FRW, Inc., a Maryland corporation, have entered into a new management agreement with USRP I, LLC and MergerLP, which we refer to as the "management agreement", in which FRW, Inc. has agreed:

        (1) to manage the properties to be acquired by USRP I, LLC and MergerLP for a three-year period,

        (2) to acquire the furniture, fixtures and equipment of the Company's current management company and

        (3) to assume all liabilities relating to the Company's employee benefits plans and similar plans and to assume the leases entered into by the Company's current management company. In addition, FRW, Inc. and Messrs. Halpert and Wolfe have agreed to a covenant not to compete.

     Messrs. Halpert and Wolfe have each personally agreed to a number of additional covenants regarding the services they will render under the management agreement, including to provide consulting services to U.S. Retail Partners, LLC, as needed, to help implement CalPERS' East Coast shopping center strategy. In exchange for these covenants and services, the management agreement provides for:

        (1) retention payments to Messrs. Halpert and Wolfe of $4,000,000 each, subject to pro rata forfeiture and reimbursement if specified duties are not satisfied during the initial three-year term;

        (2) retention payments to other members of our management of $4,500,000 in the aggregate; and

        (3) fees to FRW, Inc. for services, including property management fees, acquisition fees, leasing fees and other similar fees and incentives described in "Terms of the Transactions -- Management Agreement with FRW, Inc.".

     The special committee considered all of these potential conflicts of interest in making its recommendation to our board of directors.

     Q:  WHAT WILL HAPPEN TO MY QUARTERLY DIVIDENDS?

     A: The Company anticipates that the transactions will close promptly after the stockholder meeting, prior to the payment date of the next regular quarterly dividend on February 15, 2001. However, until the transactions are consummated, the Company expects to pay regular quarterly dividends generally not to exceed $0.4875 per share of our common stock in accordance with normal payment schedules, and dividends paid on our Series A preferred stock as and when required by the Company's Charter.

     Q:  WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTIONS TO ME?

     A: Your receipt of the transaction consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences of the transactions in greater detail, see "Certain Federal Income Tax Consequences" below. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of the transactions to you.

     Q:  HOW CAN I LEARN MORE?

     A: This proxy statement contains important information regarding the transactions and the transaction agreements, as well as information about the Company, the Operating Partnership and the USRP Entities. It also contains important information about what our board of directors considered in approving the transactions.

     Q:  WHAT HAPPENS IF I SELL MY SHARES BEFORE THE SPECIAL MEETING?

     A: The record date for the special meeting is earlier than the expected completion date of the transactions. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the transactions, you will retain your right to vote at the special meeting but not the right to receive the transaction consideration. The right to receive the transaction consideration with respect to common stock and Series A preferred stock will pass to the person to whom you transferred your shares of common stock and/or Series A preferred stock.

     Q: IF MY BROKER HOLDS MY SHARES OF COMMON STOCK IN "STREET NAME", WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will not vote your shares of common stock unless you provide instructions on how to vote. You should instruct your broker how to vote your shares of common stock by following the directions your broker will provide. If you do not provide instructions to your broker, your shares of common stock will not be voted and this will have the same effect as a vote against the proposal to approve the transactions.

     Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     A: Yes, you can change your vote by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

     Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE THE TRANSACTIONS?

     A: You can vote against the transactions by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, or by voting against the transactions in person at the special meeting. You are not, however, entitled to any appraisal rights under Maryland law.

     Q:  WHAT WILL HAPPEN TO MY SHARES OF STOCK AFTER THE TRANSACTIONS?

     A: Following effectiveness of the Company Merger, your shares of common stock and/or Series A preferred stock will represent solely the right to receive the transaction consideration and will otherwise cease to exist. Trading in both our common stock and our Series A preferred stock on the New York Stock Exchange will cease. Price quotations for our common stock and our Series A preferred stock will no longer be available, and we will cease filing periodic reports with the SEC under the Securities Exchange Act of 1934, as amended.

     Q:  HOW DO I VOTE?

     A:  If you hold shares of common stock, just:

        - indicate on your proxy card how you want to vote;

        - sign your proxy card; and

        - mail it in the enclosed postage-paid return envelope as soon as possible so that your shares of common stock will be represented at the special meeting.

     You may attend the special meeting and vote your shares of common stock in person, rather than voting by proxy. In addition, prior to voting on the plan of liquidation and the transactions at the special meeting, you may withdraw your proxy and either submit a subsequent proxy to change your vote or attend the special meeting and vote in person. You should be aware that the failure to vote, an abstention or a broker non-vote would have the same effect as a vote against the transactions. Holders of our Series A preferred stock are not entitled to vote on the transactions.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this proxy statement, or if you would like to ask any additional questions about the transactions, you should contact:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                                 (212) 929-5500

                        CAUTIONARY STATEMENTS CONCERNING
                          FORWARD-LOOKING INFORMATION

     This proxy statement contains forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and its subsidiaries and members of their respective management teams, as well as the assumptions on which those statements are based. Those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Important factors currently known to management of the Company and its subsidiaries that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the risks discussed elsewhere in this proxy statement. Except as required by law, the Company and its subsidiaries undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                        THE PARTIES TO THE TRANSACTIONS

FIRST WASHINGTON REALTY TRUST, INC.

     We are a Maryland corporation qualified as a real estate investment trust and are a fully-integrated real estate organization with expertise in acquisitions, property management, leasing, renovation and development of principally supermarket-anchored neighborhood shopping centers. We conduct substantially all of our operations through the Operating Partnership. We are the sole general partner of and currently own approximately 74% of the economic interests in the Operating Partnership. Our principal office is located at 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814, and the telephone number of our offices is (301) 907-7800.

FIRST WASHINGTON REALTY LIMITED PARTNERSHIP

     The Operating Partnership is a Maryland limited partnership through which the Company conducts substantially all of the operations of the Company and its subsidiaries. As of the date of this proxy statement, the Operating Partnership, together with the Company, owns 63 properties throughout the Mid-Atlantic region and the Chicago, Illinois and Milwaukee, Wisconsin metropolitan areas. The properties are principally supermarket-anchored neighborhood shopping centers that are used by residents of the surrounding communities for their day-to-day necessities. This shopping center portfolio consists of approximately seven million square feet of gross leasable area.

     The Operating Partnership's principal office is located at 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814 and the telephone number of its offices is (301) 907-7800.

THE USRP ENTITIES

     The USRP Entities consist of MergerCo, MergerLP, USRP I, LLC, USRP LP, LLC, and U.S. Retail Partners, LLC.

     MergerCo, MergerLP, USRP I, LLC and USRP LP, LLC have been formed solely for the purpose of engaging in the transactions. U.S. Retail Partners, LLC is a joint venture of CalPERS and National Retail Partners.

     As of the date of this proxy statement, U.S. Retail Partners, LLC owns 43 non-regional mall retail properties with an estimated total value of approximately $800 million and approximately 6.3 million square feet of total rentable space. These properties are located in California, Colorado, Connecticut, Maryland, Minnesota, Nevada, Illinois, Oregon, Texas and Washington. As of September 30, 2000, U.S. Retail Partners, LLC had total debt of less than $300 million. The acquisition, management, leasing and disposition functions of U.S. Retail Partners, LLC are managed by National Retail Partners.

     National Retail Partners is a newly-formed limited liability company owned by James W. Gaube managing partner, John Waters senior partner, James Kilcoyne, John Reinholt, Jeffrey Fisher and Mark Mayer. National Retail Partners currently has 25 employees. CalPERS has a 10% ownership interest in National Retail Partners, but is not a manager of either National Retail Partners or U.S. Retail Partners, LLC. National Retail Partners' principal office is located at 10135 SE Sunnyside Road, Suite 250, Clackamas, Oregon 97015 and the telephone number of its offices is (503) 513-4660.

     CalPERS is the largest public pension fund in the United States, with over $177 billion in total assets as of August 31, 2000. CalPERS already owns more than $6.3 billion of core real estate assets, including $1.5 billion of retail property. CalPERS provides retirement and health benefits to more than 1.2 million members, including active workers and retirees and their families and beneficiaries. CalPERS is headquartered in Sacramento, California.

     MergerCo, the sole general partner of MergerLP, is a wholly owned subsidiary of National Retail Partners. As of the date of this proxy statement, USRP LP, LLC is the sole limited partner of MergerLP and a wholly owned subsidiary of U.S. Retail Partners, LLC. Together, as of the date of this proxy statement, MergerCo and USRP LP, LLC own 100% of MergerLP. USRP I, LLC is a wholly owned subsidiary of U.S. Retail Partners, LLC.

     The principal office of each of the USRP Entities is: 10135 SE Sunnyside Road, Ste. 250, Clackamas, Oregon 97015 and the telephone number of its offices is (503) 513-4660.

                                THE TRANSACTIONS

SUMMARY OF THE TRANSACTIONS

     On September 28, 2000, the Company announced that it had entered into various transaction agreements, as described in "Terms of the Transactions", pertaining to the transactions, including, without limitation, the sale and disposition of substantially all of the Company's assets, as well as our merger with and into MergerCo. All of the transactions were unanimously approved on September 25, 2000 by our board of directors and the special committee. Under the transaction agreements, the USRP Entities will pay in connection with the transactions approximately $796.7 million, which amount includes assumption of indebtedness, plus an additional amount for working capital and other minor assets.

     We estimate that such aggregate amounts paid by the USRP Entities in connection with the transactions, together with our cash on hand immediately prior to the closing of the transactions, which will be distributed to our stockholders and the Operating Partnership's partners with the net proceeds of the Asset Sale, will equal approximately $805 million. We estimate that the net proceeds of these transactions, after the payment of debt, transaction expenses and other liabilities, will result in the distribution to each holder of our common stock of approximately $26.00 per share, and to each holder of our Series A preferred stock of approximately $33.33 per share. However, the actual amount paid to our stockholders in connection with the transactions may vary according to a number of factors, including, but not limited to, transaction expenses, the Company's operations prior to the closing of the transactions and other adjustments described in "Terms of the Transactions". See "Sources and Uses of the Distribution Proceeds and Merger Consideration". The plan of liquidation attached as Exhibit F, which we refer to as the "plan of liquidation", contemplates the liquidation of the Company in the manner set forth in the transaction agreements.

     The transaction agreements require that all conditions to each step of the transactions be satisfied or waived before any step of the transactions can be consummated, so that no step of the transactions will be completed unless all the transactions are completed. The parties contemplate that the transactions will occur on the same day in the following order:

          (1) The Company and its subsidiaries will sell substantially all of their assets, other than six properties subject to contractual restrictions on their sale, to USRP I, LLC in consideration of a purchase price of $673,987,783, including the outstanding balance of loans assumed by USRP

              I, LLC, and subject to adjustments, including for net working capital, described in "Terms of the Transactions -- Asset Sale".

          (2) After paying down debt and other obligations described in "Terms of the Transaction--Asset Sale", the Operating Partnership will then distribute the net proceeds of the Asset Sale to the partners of the Operating Partnership, including the Company, and the Company will distribute to its stockholders these proceeds, as well as its cash on hand. We estimate that these distributions to our stockholders and the Operating Partnership's limited partners will be, in the aggregate, approximately $371,875,000. We estimate this amount will result in the distribution of approximately $21.25 per share of common stock or common unit of limited partnership interest, as applicable, and approximately $27.24 per share of Series A preferred stock or preferred unit of limited partnership interest, as applicable.

          (3) Immediately following the Asset Sale, and the distribution of the net proceeds to the Operating Partnership's partners and our stockholders, the six retained properties will continue to be held by the Company and its subsidiaries.

          (4) The Operating Partnership will then convert the Company's general partnership interest, currently, including both common units and preferred units, an approximately 74% interest, in the Operating Partnership into a 1% general partnership interest and Series A common units of limited partnership interest, which we refer to as "Series A common units", representing the Company's remaining interest in the Operating Partnership. Based on current percentage interests in the Operating Partnership, the Series A common units would represent an approximately 73% interest in the Operating Partnership.

          (5) The Company will then sell its newly created Series A common units to USRP LP, LLC in exchange for a promissory note in the amount of the product of (1) $83,166,740, adjusted as set forth in the "Terms of the Transactions -- Partnership Merger" for any change in the balance of assumed loans encumbering the six properties not sold in the Asset Sale, multiplied by (2) the percentage interest in the Operating Partnership represented by the Series A Common Units (which, based on current percentage interests in the Operating Partnership, would be approximately 73%) immediately prior to the closing of the Interest Sale. We estimate that this amount will equal approximately $60,712,000.

          (6) The Company will merge with and into MergerCo and the Operating Partnership will merge with and into MergerLP. We estimate that payment of the merger consideration will result in distributions to our stockholders and the Operating Partnership's limited partners of approximately $4.75 per share of common stock or common unit of limited partnership, as applicable, and approximately $6.09 per share of Series A preferred stock or preferred unit of limited partnership, as applicable.

          (7) As a result of the mergers, our stockholders will no longer own shares of our common stock, the separate legal existence of each of the Company and the Operating Partnership will cease, and MergerCo and MergerLP will own all of the subsidiaries of the Company and the Operating Partnership, respectively.

     All consideration received by our stockholders will be paid in cash. Limited partners of the Operating Partnership will receive the distribution of the net proceeds from the Asset Sale in cash, and will be entitled to elect whether the remaining consideration (paid in consideration for the Partnership Merger) is paid to them in cash or preferred units of limited partnership interest in MergerLP.

SOURCES AND USES OF DISTRIBUTION PROCEEDS AND MERGER CONSIDERATION

     Throughout this document we estimate the aggregate consideration of the transactions and the net proceeds, in the aggregate as well as for each share or unit, as applicable, to our stockholders and the Operating Partnership's limited partners. We have based these estimates on our estimates, as of October 15,

2000, of a number of items, including net working capital, debt and other obligations, summarized in the following table.

                                            ASSET SALE         MERGERS            TOTAL
                                           ------------      ------------      ------------
SOURCES:
Cash paid by the USRP entities.........    $465,236,398      $ 83,166,740(1)   $548,403,138
Existing debt assumed by the USRP
  entities.............................     208,751,385        39,565,923       248,317,308
                                           ------------      ------------      ------------
Subtotal...............................     673,987,783       122,732,663       796,720,446
Est. adjustment to cash for net working
  capital..............................       7,932,602                --         7,932,602
                                           ------------      ------------      ------------
          Total........................    $681,920,385      $122,732,663      $804,653,048
                                           ============      ============      ============
USES:
                                           ------------      ------------      ------------
Existing debt assumed by the USRP
  entities.............................    $208,751,385      $ 39,565,923      $248,317,308
Payment of existing debt...............      58,288,000                --        58,288,000
Transfer taxes.........................       6,000,000                --         6,000,000
Severance and retention payments.......      15,082,000                --        15,082,000
Cash out stock options and contingent
  shares...............................      11,100,000                --        11,100,000
Transaction expenses...................      10,824,000                --        10,824,000
Distributions to stockholders and
  partners.............................     371,875,000(2)     83,166,740(1)    455,041,740(3)
                                           ------------      ------------      ------------
          Total........................    $473,169,000      $ 83,166,740      $556,335,740
                                           ============      ============      ============

---------------
(1) Equivalent to $4.75 per common share or common unit and $6.09 per Series A preferred share or preferred unit. A portion of these distributions to those limited partners of the Operating Partnership, if any, so electing will be in the form of preferred units of MergerLP.

(2) Equivalent to $21.25 per common share or common unit and $27.24 per Series A preferred share or preferred unit.

(3)Equivalent to $26.00 per common share or common unit and $33.33 per Series A preferred share or preferred unit.

FACTORS CONSIDERED BY THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

     In reaching its conclusion to approve the transactions and the transaction agreements, and the liquidation of the Company as contemplated by the plan of liquidation, the special committee consulted with our management and its own independent, outside legal counsel and considered the advice of Chase, our financial advisor in connection with the transactions. In addition, the special committee considered the short-term and long-term interests of the Company and its stockholders and the Operating Partnership and its partners. Our board of directors also consulted with our management, as well as Chase and Latham & Watkins, our outside legal counsel.

     Our board of directors and the special committee carefully considered the following potentially negative factors in its deliberations concerning the transactions, the transaction agreements and the liquidation of the Company as contemplated by the plan of liquidation:

     - Stockholders and the Operating Partnership's Partners Unable to Share in Future Growth. Completion of the transactions will preclude our stockholders and the Operating Partnership's partners, other than to a limited extent the limited partners electing to receive a portion of their consideration in the form of preferred units of limited partnership interest in MergerLP, from having the opportunity to participate in the future growth of the assets of the Company and its subsidiaries.

     - The Tax Consequences to Our Stockholders and the Operating Partnership's Partners. The transactions, with the possible exception of the Partnership Merger to the extent the limited partners elect to receive a portion of their consideration in the form of preferred units of limited partnership interest in MergerLP, will be a taxable transaction to our stockholders and the Operating Partnership's partners.

     - Significant Costs Involved. Significant costs are involved in connection with completing the transactions and substantial management time and effort is required to effectuate the transactions.

     - Potentially Divergent Interests. A number of members of our management have interests in the transactions that may conflict with the interest of our stockholders, as discussed in the sections entitled "Terms of the Transactions -- Management Agreement with FRW, Inc." and "Interests of Certain Persons in the Transactions," including the severance payments to be paid to Stuart D. Halpert and William J. Wolfe under their employment agreements, the acceleration of the vesting of all outstanding options to acquire our common stock and the vesting and removal of restrictions on contingent and/or restricted shares of our common stock.

     - Limitation on Ability to Pursue Alternative Transactions. The transaction agreements limit our ability in some cases to pursue alternative transactions with parties other than with the USRP Entities. See "Terms of the Transactions -- Solicitation of Proposals from Other Parties". In the event, under circumstances described in "Terms of the Transactions -- Termination Fee; USRP Expenses", we do terminate the transaction agreements and pursue an alternative transaction, we would first be required to pay up to $3 million of reasonable expenses incurred by the USRP Entities, as well as, in some cases, a termination fee of $18 million.

     In the opinion of the special committee and our board of directors, the above factors represent the principal potential adverse factors related to the transactions. In considering the transactions, the special committee and our board of directors considered the impact of these factors on our stockholders and the Operating Partnership's partners.

     In addition, both the special committee and our board of directors considered the following factors, all of which they deemed favorable, in reaching their decisions to approve the transactions, the transaction agreements and the liquidation of the Company as contemplated by the plan of liquidation:

     - Value of Aggregate Consideration under the Transactions as Compared to Historical and Recent Market Price of the Company's Common Stock. The consideration to be received by our common stockholders in the transactions represents a premium of:

          - 25.3% over our common stock's closing price of $20.75 on September 27, 2000, which was the last trading day prior to the public announcement of the transactions, and

          - 28.6% over the average closing price for the 52-week period ended September 27, 2000.

     - Business, Financial Condition and Prospects. The special committee and our board of directors believe that the transactions represent a more desirable alternative for our stockholders than continuing to operate as an independent public company under the current business plan.

          - The transactions will allow the Company in the short run to achieve our long-term objective of a substantially higher valuation of our common stock.

          - Like other shopping center REITs, the Company has experienced stock pricing levels below net asset value for the past two years. In the 52-week period ended September 27, 2000, the closing price of our common stock was below $22 on 96% of the trading days.

          - The current state of the capital markets, which has been ongoing for the last two years, along with our obligation as a REIT to distribute most of our cash flow to stockholders, could make it difficult for us over the long term to raise the capital necessary to increase our size, scale and market capitalization. The special committee and our board of directors believe that this potential inability to significantly increase our size over the long term could impair our ability to raise equity capital or to refinance on acceptable terms our debt obligations as they mature.

     - Other Strategic Initiatives Available to Us. The special committee also considered other strategic initiatives to the transactions that might be available, including:

          - diversifying the business of the Company and its subsidiaries into new geographical markets and/or property types;

          - pursuing other business combination transactions such as a merger-of-equals or a large acquisition in which the Company and the Operating Partnership would be the surviving entities; and

          - entering into joint ventures with institutional investors and other sources of private equity capital.

       After considering the potential benefits and risks to the Company and its stockholders and the Operating Partnership and its partners, the special committee determined that the transactions represented a strategic initiative that is in the best interests of our stockholders and the Operating Partnership's partners.

     - Chase Fairness Opinion. The special committee and our board of directors considered as favorable to its determination the fairness opinion of Chase described in "Fairness Opinion" below.

     - The Financial Ability and Willingness of the USRP Entities to Consummate the Transaction. The special committee and our board of directors considered the affiliation of the USRP Entities with CalPERS, the largest public domestic pension fund in the United States, with more than $177 billion in total assets as of August 31, 2000. In addition, U.S. Retail Partners, LLC, with a net worth represented to be over $250 million, has committed, subject to the terms and conditions set forth in the transaction agreements, to closing the transactions. Based on these facts, the special committee viewed the USRP Entities as likely to be able consummate the transactions.

     - Termination Rights in the Event of a Superior Acquisition Proposal and Termination Fee. The master agreement permits the board of directors to receive unsolicited inquiries and proposals regarding other potential business combinations and, if consistent with its duties to the stockholders of the Company and the partners of the Operating Partnership under applicable law, to negotiate and provide information to third parties making proposals reasonably likely to lead to a more favorable transaction to our stockholders and the Operating Partnership's partners. Subject to the satisfaction of conditions described in "Terms of the Transactions -- Solicitation of Proposals from Other Parties", the Company may enter into an agreement regarding a more favorable transaction with a third party, provided that the Company first pays to the USRP Entities an $18 million termination fee plus the USRP Expenses, up to a maximum of $3 million, as described in "Terms of the Transactions -- Termination Fee; USRP Expenses" below.

     - Alternatives to the Transactions. In the event the transactions are not completed for any reason, the Company and its subsidiaries will continue to pursue their business objectives of:

          - maximizing funds from operations and cash available for distributions to our stockholders and the Operating Partnership's partners; and

          - increasing the value of the properties of the Company and its subsidiaries by continuing growth through the active management, expansion and redevelopment of existing shopping centers and selective development, redevelopment and acquisition of new shopping centers.

       In addition, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity.

     Financial Projections. Our management and Chase presented our board of directors with financial projections for the Company and its subsidiaries based on our management's internal projections that had been furnished to Chase. The projections furnished to our board of directors are summarized in the following table.

                             SUMMARY OF PROJECTIONS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)

                                         2001    2002    2003     2004     2005     2006
                                         -----   -----   -----   ------   ------   ------
Net operating income...................  $72.7   $75.4   $78.2   $ 81.1   $ 84.1   $ 87.2
EBITDA.................................  $77.4   $86.5   $96.6   $106.8   $117.1   $127.5
Funds from operations..................  $49.8   $55.5   $62.2   $ 69.0   $ 75.9   $ 82.9
FFO per share..........................  $2.75   $2.88   $3.04   $ 3.20   $ 3.35   $ 3.50

     These projections are included in this proxy statement only because this information was furnished to our board of directors and considered by our board and the special committee in connection with their consideration of the transactions. The projections were not prepared with a view to public disclosure or compliance with the published guidelines or policies of the SEC or the guidelines established by the American Institute of Certified Public Accountants. The projections are not presented in accordance with U.S. GAAP and our independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Financial projections are, in general, subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. These projections also reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict, and many of which are beyond our control. Accordingly, the assumptions may not prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially better or worse than those contained in the projections. The inclusion of projections in this proxy statement does not indicate that the Company or any of its affiliates, advisers or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company, its subsidiaries or its property portfolio compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

     In view of the wide variety of factors considered by the special committee and our board of directors, including, without limitation, those factors described above, the special committee and our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The special committee and our board of directors viewed their respective positions and recommendations as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, the special committee and our board of directors each determined that the potential benefits of the transactions outweighed the potential detriments associated with the transactions.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

     As described below in the section entitled "Background of the Transactions," our board of directors, and the special committee of independent directors appointed by our board to review and evaluate the fairness of the transactions, each unanimously approved the terms and conditions of the transactions and the transaction agreements and the liquidation of the Company as contemplated by the plan of liquidation, at meetings held on September 25, 2000. Our board and the special committee believe that the terms of the transactions and the transaction agreements are fair to, and in the best interests of, the Company and its stockholders and the Operating Partnership and its partners. Accordingly, the special committee and our board of directors recommend approval of the transactions and the plan of liquidation by our stockholders.

BACKGROUND OF THE TRANSACTIONS

     In the spring of 1999, Stuart D. Halpert, our Chairman, and William J. Wolfe, our President and CEO, with the advice and consent of our board of directors, were introduced by Chase to a representative of U.S. Retail Partners, LLC to consider a possible joint venture between the Company and CalPERS to pursue the acquisition of neighborhood shopping centers in the Mid-Atlantic area. The parties discussed CalPERS' potential interest in expanding to the East Coast its ownership interests in neighborhood shopping centers. Limited information was exchanged at that time and discussions were terminated before they reached a substantive stage.

     On October 16, 1999, Messrs. Halpert and Wolfe reviewed the current state of the capital markets with our board of directors. Messrs. Halpert and Wolfe advised our board that, while the Company currently had sufficient capital resources to pursue its ongoing business initiatives and continue its active acquisition program, they nonetheless believed there was a benefit in creating a long-term relationship with an active institutional investor of real estate. The Company believed that pursuing an institutional joint venture represented a potentially attractive alternative to accessing the capital markets in order to permit the Company and the Operating Partnership to augment the funding of its acquisition program and to continue to sustain long-term growth. Consequently, our board of directors considered the possibility of sponsoring an equity joint venture with an institutional investor as a supplement to its continuing acquisition program, and to that end, considered the retention of Chase to assist the Company in identifying and evaluating suitable partners and structures. Messrs. Halpert and Wolfe discussed with our board of directors the fact that a number of REITs had embarked on a variety of joint ventures, and our board of directors endorsed the plan to explore similar opportunities. On October 25, 1999, Messrs. Halpert and Wolfe met with Chase to review in more detail the potential for an institutional joint venture. On November 5, 1999, the Company formally engaged Chase for this purpose.

     Over the next two months, the Company worked with Chase to develop a potential joint venture structure and to identify potential institutional joint venture partners. At our regular board meeting on January 14, 2000, Messrs. Halpert and Wolfe informed our board of directors that Chase had delivered an outline of a potential joint venture structure to a number of institutional candidates, that it had received indications of interest from a number of such candidates, and that it had commenced the scheduling of formal meetings. Also at that board meeting, Messrs. Halpert and Wolfe informed our board of directors that they had negotiated a new three-year credit facility for the Company with First Union National Bank to replace the Company's current facility which was set to expire on January 31, 2001. The board was apprised of the terms and conditions of the new facility and of the increase in the level of the facility from $51 million to $100 million. Senior management indicated that it believed the new and extended credit facility would provide sufficient capital for the foreseeable future for the Company's ongoing operations, including its renovation and expansion program and its ongoing acquisition program.

     On January 19, 2000, Messrs. Halpert and Wolfe joined Chase in New York for a day of meetings with potential joint venture candidates. One of those meetings was with Guy Jaquier, a representative of CalPERS. At that meeting the parties discussed the possibility of establishing a joint venture equity program between U.S. Retail Partners, LLC and the Company. In addition, Mr. Jaquier expressed an interest in expanding CalPERS' East Coast presence in the neighborhood shopping center sector, and inquired whether the Company would be interested in selling all of its assets to U.S. Retail Partners, LLC. He also inquired whether the Company's senior management might agree to continue to manage the acquired properties and to assist U.S. Retail Partners, LLC, as needed, in further implementing CalPERS' East Coast shopping center strategy.

     Messrs. Halpert and Wolfe indicated to Mr. Jaquier that: the Company had enjoyed sound growth over the years in both its funds from operations and in the size and value of its portfolio; the Company had ample capital to conduct its business and sustain its growth; and the Company was primarily interested in pursuing its current business plan, which was to continue its independent growth and pursue a longer-term institutional joint venture. Messrs. Halpert and Wolfe indicated therefore, at that time, its plans did not contemplate a sale of the Company.

     Mr. Jaquier inquired further as to whether a sale might nonetheless be given consideration if it were to generate a substantial premium to stockholders over their current share price. Messrs. Halpert and Wolfe responded that the Company's ability to recognize a current and substantial increase in stockholder value would always be given due consideration. Messrs. Halpert and Wolfe therefore said that they would be willing to engage in preliminary discussions regarding a potential acquisition, provided that CalPERS understood that the Company would nonetheless continue to pursue the matter of an institutional joint venture relationship, together with its ongoing core business plans.

     Following these meetings, the Company confirmed that it would begin the sharing of information on portfolio and Company operations with CalPERS. Based on Chase's growing familiarity with the Company in connection with the exploration of potential joint venture transactions, and given the quality of their work to date, the Company selected Chase to represent the Company in connection with its exchange of information with, and discussions regarding an acquisition by, CalPERS through U.S. Retail Partners, LLC. On January 26, 2000, the Company executed a second engagement letter with Chase to also act as exclusive financial advisor to the Company in connection with a potential transaction with CalPERS. On February 17, 2000, the Company and CalPERS executed a confidentiality agreement regarding the sharing of information about the Company and its properties.

     Over the next several months, Chase and the Company met with a number of additional institutional investors to explore potential joint ventures. On March 10, 2000, the Company reviewed with our board of directors the results of its meetings with prospective institutional partners, including CalPERS, and our board confirmed its interest in having management continue both the exploration of potential joint venture transactions and the sharing of information with U.S. Retail Partners, LLC.

     On March 17, 2000, Michael DiRe, a representative of CalPERS, visited the Company's offices and met with Messrs. Halpert and Wolfe. At this meeting, Mr. DiRe reiterated CalPERS' desire to expand through U.S. Retail Partners, LLC its portfolio on the East Coast. Later that day, Mr. Halpert took Mr. DiRe to see a number of the Company's properties in the Washington metropolitan area. On the same day, the Company delivered to U.S. Retail Partners, LLC property-specific information, including rent rolls, site plans and Argus financial projection models. Between March 27, 2000 and mid-May 2000, U.S. Retail Partners, LLC reviewed this information.

     At the Company's annual board meeting on May 12, 2000, in Bethesda, Maryland, Messrs. Halpert and Wolfe provided our board of directors with a detailed review of the Company's meetings with potential joint venture investors as well as its continuing discussions with U.S. Retail Partners, LLC. The board of directors endorsed continued work on both initiatives.

     On May 24, 2000, at the International Council of Shopping Centers annual convention in Las Vegas, at Chase's initiative, Mr. Halpert, Mr. Wolfe and Peter
E. Baccile, of Chase, met with Lou Jug and Mr. DiRe, of CalPERS, and James W. Gaube and John Waters, of U.S. Retail Partners, LLC. At this meeting, U.S. Retail Partners, LLC informed Messrs. Halpert and Wolfe that, based upon their initial review of the information provided, CalPERS had a continued interest in, and it had obtained formal authority for U.S. Retail Partners, LLC to pursue, its East Coast shopping center strategy through a potential acquisition of the Company. U.S. Retail Partners, LLC emphasized their confidence in the Company's neighborhood shopping center strategy, the Company's management and the strength of the markets in which the Company's properties are located. U.S. Retail Partners, LLC further emphasized its desire that our senior management agree to manage and lease the portfolio and to assist U.S. Retail Partners, LLC, as needed, with the implementation of CalPERS' East Coast shopping center strategy. At this meeting U.S. Retail Partners, LLC agreed it would have its representatives inspect the Company's portfolio in person over the next several weeks.

     On June 1, 2000, through June 3, 2000, Messrs. Gaube and Waters toured the Company's properties in Virginia, Maryland, Washington, D.C., Pennsylvania and Delaware with Messrs. Halpert and Wolfe, as well as the following other members of the Company's management: James G. Pounds, James G. Blumenthal, Kenneth I. Miller, and Christine Schaaf. Messrs. Gaube and Waters expressed their favorable impressions from these site inspections.

     On June 14, 2000, at its regularly scheduled board meeting, Messrs. Halpert and Wolfe reported to our board of directors that U.S. Retail Partners, LLC continued to indicate a serious interest in moving forward with the transaction.

     On June 15, 2000, Messrs. Jug and Gaube, as well as John Reinholt, of U.S. Retail Partners, LLC, toured the Company's Chicago-area properties with Mr. Wolfe. On June 22, 2000, Mr. Jug visited the Company's offices outside Washington, D.C. and spent the day with Messrs. Wolfe and Miller touring the Company's properties in the Washington metropolitan area. Following these site inspections, the Company and U.S. Retail Partners, LLC began discussions regarding the performance of the properties and the potential structure of an acquisition transaction. In addition, the Company and U.S. Retail Partners, LLC discussed the circumstances under which the Company's management would consider agreeing to provide management and leasing services, transition assistance and ongoing services to assist U.S. Retail Partners, LLC, as needed, in implementing CalPERS' East Coast shopping center strategy after the consummation of the proposed transactions. U.S. Retail Partners, LLC reiterated that it was only interested in acquiring the Company and its subsidiaries if it could also retain the services of our senior management for this purpose.

     On July 11, 2000, Messrs. Gaube and Waters, in a telephone conversation with Messrs. Halpert, Wolfe and Blumenthal, reported to the Company U.S. Retail Partners, LLC's continued desire that the Company's senior management be retained to manage the portfolio going forward, as well as its general parameters for valuing the Company's assets, which were based on discounted cash flows. During a telephone conversation on July 13, 2000 with Messrs. Halpert and Wolfe, Mr. Baccile, of Chase, and Messrs. Jug, Gaube and Waters confirmed their general pricing parameters and proposed that a transaction be structured as an asset purchase, subject to addressing contractual restrictions on the sale of some of the properties. In addition, Messrs. Jug, Gaube and Waters proposed a supplemental due diligence investigation of the Company and its properties. Messrs. Halpert and Wolfe agreed to discuss this proposal with our board of directors.

     At the Company's regularly scheduled board meeting on July 14, 2000, Messrs. Halpert and Wolfe reported to the board on the status of discussions. At this time, the board determined to suspend active pursuit of a joint venture transaction and to instead focus on the acquisition transaction proposed by U.S. Retail Partners, LLC. Based on the potential for conflicts of interests among senior management and the Company and the Operating Partnership, our board of directors, at the July 14th meeting, appointed the Company's independent directors, Matthew J. Hart, William M. Russell and Heywood Wilansky, to be the special committee to assist in the review and evaluation of a potential transaction with U.S. Retail Partners, LLC.

     In mid-July 2000, U.S. Retail Partners, LLC and the Company began to discuss in greater detail the optimal acquisition structure for the proposed transactions. The Company recommended structuring the proposed transaction to allow all the limited partners of the Operating Partnership to rollover their units of limited partnership interest in the Operating Partnership tax free into partnership interests in the surviving entity. U.S. Retail Partners, LLC objected to this structure due in part to its desire to own 100% of the properties and its reluctance to pursue transactions that would result in U.S. Retail Partners, LLC or any of its affiliates having outside limited partners. At the insistence of the Company, U.S. Retail Partners, LLC agreed to review further with its in-house and outside legal counsel the possibility of allowing all limited partners in the Operating Partnership to rollover in the transaction. After such review, U.S. Retail Partners, LLC indicated it would allow only a very limited rollover of the Operating Partnership's limited partners. Specifically, U.S. Retail Partners, LLC reported that it would allow a rollover of limited partners only in connection with properties that had tax protection agreements which by their terms expressly provided for tax protection to survive a sale of all or substantially all the assets of the Company (i.e., the six properties not to be sold in the Asset Sale). U.S. Retail Partners, LLC further indicated that it would not permit the rollover of limited partners in connection with properties whose tax protection agreements had either expired or by their terms did not extend tax protection in the case of the merger or sale of all or substantially all of the assets.

     Based on these negotiations, on July 27, 2000, U.S. Retail Partners, LLC proposed a structure consisting of (1) a sale of the 57 properties not subject to surviving tax protection agreements, followed by (2) a merger of the Company and its subsidiaries owning the remaining six properties that were subject to surviving tax protection agreements. In the merger, the limited partners would be offered the opportunity to receive cash or to rollover their preferred units of limited partnership interest in MergerLP. U.S. Retail Partners, LLC indicated that this structure was the only structure upon which it would proceed with the transaction. After consultation with the special committee, the Company indicated that it was prepared to negotiate terms and conditions for a potential transaction based upon the structure proposed by U.S. Retail Partners, LLC.

     U.S. Retail Partners, LLC responded that it was prepared to retain third parties to complete its diligence on the portfolio with respect to, among other things, environmental and structural matters, lease review, financial information, title and surveys, but only if the Company would reimburse its expenses in the event the Company did not elect to proceed with the transaction. After negotiation between the Company and U.S. Retail Partners, LLC, on August 24, 2000, the Company entered into a reimbursement agreement with U.S. Retail Partners, LLC. This agreement provided that the Company would reimburse CalPERS and U.S. Retail Partners, LLC for up to $1,000,000 of expenses incurred in connection with the proposed transactions if (1) the Company discussed potential business combinations with any third party prior to September 15, 2000 and subsequently consummated a transaction with such party or (2) if the Company refused to accept an offer by U.S. Retail Partners, LLC to acquire the Company and its assets based upon U.S. Retail Partners, LLC's proposed structure and preliminary pricing parameters. U.S. Retail Partners, LLC indicated that it expected to complete its final due diligence review by September 8, 2000.

     Between August 15, 2000 and September 8, 2000, the Company, Chase and U.S. Retail Partners, LLC and their respective counsel negotiated many of the terms of the definitive documentation. Negotiations focused on a variety of subjects, including:

     - the scope of the Company's representations and warranties, the covenants governing the Company's operations between signing and closing, including, without limitation, the Company's ability to discuss alternative business combinations with third parties;

     - the conditions to the parties' respective obligations to close;

     - the events giving rise to the parties' respective rights to terminate the agreement; and

     - the circumstances in which a termination fee would be paid.

     Because the proposed transactions contemplated allowing the Operating Partnership's limited partners to become limited partners in MergerLP, the Company, in its capacity as general partner of the Operating Partnership, and U.S. Retail Partners, LLC negotiated the terms of the partnership agreement to govern MergerLP.

     In addition, between August 15, 2000 and September 8, 2000, Messrs. Halpert and Wolfe and their independent counsel negotiated with U.S. Retail Partners, LLC the basic terms and conditions under which senior management would (1) manage the acquired assets for a three-year period following the closing of the Transactions and (2) assist U.S. Retail Partners, LLC, as needed, in implementing CalPERS' East Coast shopping center strategy. By September 8, 2000, Messrs. Halpert and Wolfe had reached an agreement with U.S. Retail Partners, LLC regarding the structure of the management arrangement and the duties of senior management, as well as many of the terms of the compensation and non-compete obligations for senior management.

     On September 8, 2000, a special meeting of our board of directors was held at which members of management and the Company's financial and legal advisors also were present, as well as Bruce W. Gilchrist, of Hogan & Hartson, the special committee's independent legal counsel. At this meeting, Chase provided an overview of the proposed transactions and discussed the current real estate capital market environment and various strategic initiatives available to the Company and the Operating Partnership. These strategic initiatives included continuing with the Company's existing business plan, pursuing joint venture equity, pursuing a corporate acquisition strategy, merging the Company and the Operating Partnership with another public company and selling the Company and the Operating Partnership to a strategic buyer or sector consolidator. Chase also reviewed with our board of directors certain financial aspects of the proposed transaction.

     At this meeting, Ronald Hopkinson, of Latham & Watkins the Company's outside legal counsel, made general presentations concerning the transaction agreements, the status of negotiations and issues that remained to be resolved. Mr. Halpert also discussed with our board of directors the basic terms and conditions of senior management's post-closing management arrangements with U.S. Retail Partners, LLC and its affiliates.

     The special committee and Mr. Gilchrist then met in a closed session to discuss and evaluate the current state of negotiations of the proposed transactions as presented at the meeting. Based upon their review and analysis, the special committee unanimously recommended that the Company proceed to negotiate final transaction terms with U.S. Retail Partners, LLC.

     During the period from September 8 through September 25, 2000, the parties and their representatives continued to negotiate economic terms, as well as the definitive documentation. During this period, U.S. Retail Partners, LLC also completed its final due diligence, including obtaining third party reports regarding environmental and structural matters. Business discussions continued to be held regarding the economic terms and conditions of the proposed transactions, including the estimated cost of addressing environmental, structural, financial and other matters identified during the course of U.S. Retail Partners, LLC's due diligence investigation. During this period, the parties' discussions regarding the documentation focused on the scope of restrictions on the Company's ability to communicate with third party bidders and the scope and size of the termination fee, as well as the scope of the Company's representations and warranties. During this period, our board of directors and the special committee were kept informed by their advisors. By the morning of September 25, 2000, the terms and conditions of U.S. Retail Partners, LLC's proposal were substantially final.

     On September 25, 2000, at a telephonic special meeting, our board of directors received updates from the Company's management, Chase and Latham & Watkins on the status of the negotiations concerning the transactions proposed by U.S. Retail Partners, LLC. Chase summarized its financial analyses of the proposed transactions, which are described in "The Transactions -- Opinion of Financial Advisor". Chase then delivered to our board of directors its oral opinion to the effect that, as of that date, based upon facts and circumstances as Chase understood to exist at that time, and subject to various qualifications and assumptions:

          (1) the consideration proposed to be paid by USRP I, LLC pursuant to the real estate purchase agreement, including the assumption of certain liabilities as provided therein, was fair, from a financial point of view, to the Operating Partnership; and

          (2) the consideration proposed to be paid by MergerCo and MergerLP pursuant to the merger agreement and the consideration proposed to be paid by USRP I, LLC pursuant to the real estate purchase agreement, including the assumption of certain liabilities as provided therein, taken together as a whole and not separately, was fair, from a financial point of view, to the Company and its stockholders and the Operating Partnership and its partners.

     Latham & Watkins, together with James J. Hanks, Jr., of Ballard Spahr Andrews & Ingersoll, LLP, the Company's Maryland legal counsel, then made a presentation to our board of directors in which it reviewed the duties of the directors in connection with the proposed transactions and explained the final terms of the definitive documentation as proposed by U.S. Retail Partners, LLC, including closing conditions, termination rights and provisions regarding break-up fees and termination expenses. The special committee then met in a closed session to review and evaluate the proposed transactions, including the liquidation of the Company. The factors considered by both the special committee and our board of directors are described in more detail in the section entitled "Reasons for the Transactions."

     Based on these and previous deliberations, the special committee unanimously approved the proposed transactions, the liquidation of the Company as contemplated by the plan of liquidation and the contracts substantially on the terms discussed at the meeting and recommended to our board of directors that it approve the proposed transactions and contracts as well. After its own deliberation, our board of directors approved the proposed transactions and the liquidation of the Company as contemplated by the plan of liquidation and authorized management to complete and execute the definitive agreements and to complete the liquidation of the Company on terms as presented to our board of directors and the special committee. Between September 25, 2000 and September 27, 2000, the parties finalized the definitive agreements. On September 27, 2000, Chase delivered its written fairness opinion confirming, as of such date, its oral opinion previously delivered at the September 25th meeting of our board, and the Company and its subsidiaries and the USRP Entities executed the definitive transaction agreements. On September 28, 2000, the Company and CalPERS publicly announced the transactions.

OPINION OF FINANCIAL ADVISOR

     The Company retained Chase to act as its financial advisor in connection with the transactions. In connection with its engagement, we requested that Chase evaluate the fairness, from a financial point of view, (1) to the Operating Partnership of the consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement, including the assumption of certain liabilities as provided in the real estate purchase agreement, which we refer to as the "Property Purchase Consideration", and (2) to the Company and its stockholders and the Operating Partnership and its partners of the consideration to be paid by MergerCo and MergerLP pursuant to the merger agreement and the Property Purchase Consideration, taken together as a whole and not separately. On September 25, 2000, at a meeting of our board of directors, Chase delivered an oral opinion to the effect that as of such date and based upon and subject to various qualifications and assumptions:

          (1) the Property Purchase Consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement was fair, from a financial point of view, to the Operating Partnership; and

          (2) the consideration to be paid by MergerCo and MergerLP pursuant to the merger agreement and the Property Purchase Consideration, taken together as a whole and not separately, was fair, from a financial point of view, to the Company and its stockholders and the Operating Partnership and its partners. Chase's opinion was subsequently confirmed in a written opinion dated September 27, 2000.

     THE FULL TEXT OF CHASE'S OPINION DATED SEPTEMBER 27, 2000 IS ATTACHED AS EXHIBIT E TO THIS PROXY STATEMENT AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. OUR STOCKHOLDERS ARE URGED TO READ CHASE'S OPINION IN ITS ENTIRETY FOR THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY CHASE IN ARRIVING AT ITS OPINION. REFERENCES TO THE OPINION AND THE SUMMARY OF THE OPINION CONTAINED IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF CHASE'S OPINION. CHASE HAS CONSENTED TO THE INCLUSION OF ITS OPINION, DATED SEPTEMBER 27, 2000, AND THE REFERENCES TO ITS OPINION IN THIS PROXY STATEMENT.

     Chase's opinion is directed only to the fairness, from a financial point of view, to the Operating Partnership of the Property Purchase Consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement and to the fairness, from a financial point of view, to the Company and its stockholders and the Operating Partnership and its partners of the consideration to be paid by MergerCo and MergerLP pursuant to the merger agreement and the Property Purchase Consideration, taken together as a whole and not separately, in each case as of September 27, 2000, the date of Chase's opinion. Chase is not obligated to update this opinion and our board of directors has not considered under what circumstances it would engage Chase to provide an update to its opinion. Chase's opinion does not constitute a recommendation to our board in connection with the transactions and does not address the merits of the underlying decision by the Company and the Operating Partnership to engage in the transactions or the future trading value of our common stock or the Operating Partnership's units or the amounts that may ultimately be distributed to our stockholders or the Operating Partnership's limited partners in connection with the proposed liquidation of the Company as contemplated by the transactions. Chase's opinion does not constitute a recommendation to any holder of equity interests in the Company or the Operating Partnership as to how that holder should vote with respect to the transactions. The Company imposed no limitations upon Chase with respect to the investigations made or procedures followed by it in rendering its opinion. The Company and the Operating Partnership, on the one hand, and USRP I, LLC, MergerCo and MergerLP, on the other hand, determined the Property Purchase Consideration and the consideration payable pursuant to the merger agreement in arm's length negotiations.

     In connection with rendering its opinion, Chase, among other things:

     - reviewed drafts of the transaction agreements as well as the voting agreements;

     - reviewed certain publicly available business and financial information Chase deemed relevant relating to the Company and the Operating Partnership and the industries in which they operate, including SEC filings, analyst reports, trade publications and newspaper articles;

     - reviewed certain internal non-public financial and operating data provided to Chase by the management of the Company and the Operating Partnership relating to their businesses, including certain forecast and projection information as to future financial results of those businesses;

     - discussed with members of the senior managements and representatives of the Company and the Operating Partnership the Company's and the Operating Partnership's operations, historical financial statements and future prospects, as well as other matters Chase deemed necessary or appropriate;

     - compared the financial and operating performance of the Company and the Operating Partnership with publicly available information concerning ten other companies and businesses Chase deemed comparable and reviewed the relevant stock market information for such other companies (see the discussions of Comparable Companies, beginning on pages 31 and 34 below); and

     - reviewed the financial terms of nine recent business combinations and eight recent acquisition transactions Chase deemed reasonably comparable to the transactions and otherwise relevant to its inquiry (see the discussions of Precedent Corporate Transactions, beginning on page 32 below, and Precedent Asset Transactions, beginning on page 34 below).

     In addition, Chase made other analyses and examinations as it deemed necessary or appropriate, including those described below under the headings "Wall Street Net Asset Value", beginning on page 33, "Dividend Discount Analysis", beginning on page 33, "Third Party Surveys", beginning on page 35, and "Discounted Cash Flow Analysis" beginning on page 35.

     For purposes of its opinion, Chase assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all financial and other information provided to, discussed with, or received by or for Chase, or publicly available. Chase relied upon the assurances of the managements of the Company and the Operating Partnership that they were not aware of any facts that would make that information inaccurate or misleading. Chase did not make or obtain any independent evaluations or appraisals of the assets or liabilities of the Company or the Operating Partnership, nor did it conduct a physical inspection of the properties and facilities of the Company or the Operating Partnership. Chase assumed that the financial forecast and projection information provided to or discussed with it was reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Operating Partnership as to the future financial performance of the Company and the Operating Partnership. Chase expressed no view as to the forecast or projection information or the assumptions upon which it was based.

     In connection with the preparation of its opinion, Chase was not authorized by the Company or the Operating Partnership to solicit, nor did Chase solicit, offers from third parties for the acquisition of all or any part of the equity or assets of the Company or the Operating Partnership.

     For purposes of rendering its opinion, Chase assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the transaction agreements and voting agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the transaction agreements and voting agreements and that all conditions to the consummation of the transactions will be satisfied without being waived. Chase also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that, in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either the Company or the Operating Partnership is a party, as contemplated by the transaction agreements and voting agreements, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company or the Operating Partnership of the transactions. In its review and analysis and in arriving at its opinion, Chase did not attempt to value any of the non-cash consideration being offered under the merger agreement to the holders of limited partnership interests in the Operating Partnership and did not render any opinion with respect to any non-cash consideration. Accordingly, for purposes of its opinion, Chase assumed that all of the limited partners of the Operating Partnership would elect to receive cash consideration under the merger agreement. Chase based its opinion on market, economic and other conditions as they existed and could be evaluated on the date of its opinion, and did not predict or take into account any changes which may occur, or information which may become available, after the date of its opinion.

     The following summarizes the material analyses performed by Chase in connection with providing its opinion to our board. We have presented some of the summaries in tabular format. In order to understand the financial analyses used by Chase more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Chase's financial analyses.

     AGGREGATE CONSIDERATION

     For purposes of its analysis, Chase assumed that the aggregate consideration to be paid by USRP I, LLC, MergerCo and MergerLP pursuant to the real estate purchase agreement and the merger agreement, taken together as a whole and not separately, including the Company's projected total debt of $304 million, and including projected amounts payable for working capital, in each case for a projected closing in January 2001, together with the Company's and its subsidiaries' projected cash on hand immediately prior to the closing of the transactions, which will be distributed to the Company's stockholders and the Operating Partnership's partners with the net proceeds of the Asset Sale, all of which were based on estimates of our management, which we refer to collectively as the "Aggregate Consideration", would equal approximately $805 million. Taking into account the Company's projected total debt described above, net working capital, transaction expenses and other payments required to be made in connection with the transactions, as estimated by the Company's management, the analysis assumed an estimated total market capitalization of the Company implied by the transactions of approximately $767 million, which, after subtracting the projected total debt of $304 million described above, implies an equity value of approximately $463 million. Based on this implied equity value, the analysis assumed the amount of the Aggregate Consideration that would be available for distribution to stockholders would be approximately $26.00 to $26.50 per share. For purposes of the summary of Chase's analysis set forth below, the $26.25 assumed per share amount of Aggregate Consideration that would be available for distribution to stockholders refers to the midpoint of Chase's range of assumed per share amounts. See "Sources and Uses of the Distribution Proceeds and Merger Consideration" beginning on page 19 for a table presenting in greater detail the sources of the Aggregate Consideration and the expenses and other obligations to be paid before the proceeds are distributed to the Company's stockholders and the Operating Partnership's partners.

     Historical Stock Performance. Chase reviewed the trading price of the shares of our common stock. This stock performance review indicated that for the period from January 4, 1999 to August 31, 2000, the high, average and low closing prices for shares of our common stock were $24.00, $20.99 and $17.75, respectively.

     Comparable Company Analysis. Chase reviewed and compared the operating performance and financial condition of ten selected publicly traded REITs, which we refer to collectively as the "Comparable Companies", using publicly available information with that of the operating performance and financial condition of the Company. Such comparable companies consisted of the following:

- KIMCO Realty Corp.                       - Developers Diversified Realty Corp.
- New Plan Excel Realty Trust              - Federal Realty Investment Trust
- Regency Realty Corporation               - IRT Property Company
- Weingarten Realty Investors              - Pan Pacific Retail Properties, Inc.
- Ramco-Gershenson Properties Trust        - Saul Centers, Inc.

     Chase's analysis included, among other things, a review of: (1) equity market value, assuming the conversion of all of the operating partnership's units; (2) total market capitalization, calculated by adding equity market value and total debt, preferred units and preferred stock; (3) ratios of price per share to funds from operations, "FFO", per share; (4) ratios of total market capitalization to earnings before interest expense, depreciation and amortization, "EBITDA", and (5) implied capitalization rates, which equal net operating income divided by total market capitalization. Chase calculated the ratio of price per share as of September 22, 2000 to FFO per share using projected 2000 and 2001 FFO per share, as provided by First Call, a national data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors, and total market capitalization to EBITDA using projected 2000 and 2001 EBITDA, based on Wall Street research reports.

     These analyses showed the following:

                                                            RANGE FOR         IMPLIED
                                                            COMPARABLE     MULTIPLES FOR
                                                            COMPANIES     THE TRANSACTIONS
                                                           ------------   ----------------
Price as compared to estimated 2000 FFO..................  8.0x -  9.5x        10.2x
Price as compared to estimated 2001 FFO..................  7.5x -  9.0x         9.5x
Total market capitalization to estimated 2000 EBITDA.....  9.5x - 11.0x        10.9x
Total market capitalization to estimated 2001 EBITDA.....  9.0x - 10.0x         9.9x

     The implied multiples for the transactions were calculated using the $26.25 assumed per share amount of the Aggregate Consideration that would be available for distribution to stockholders. If the $805 million Aggregate Consideration for the transactions were used for the EBITDA multiples rather than the $767 million market capitalization implied by the transactions, the Aggregate Consideration to estimated 2000 and 2001 EBITDA would be 11.4 and 10.4, respectively. Based on these analyses and the Company's estimated 2000 FFO, estimated 2001 FFO, estimated 2000 EBITDA and estimated 2001 EBITDA, Chase calculated that the total market capitalization implied by the transactions based on the multiples of the Comparable Companies was $665 million to $775 million.

     None of the Comparable Companies were identical to the Company or the Operating Partnership and, accordingly, the Comparable Company Analysis necessarily involved complex considerations and judgments concerning the differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the Operating Partnership.

     Precedent Corporate Transactions Analysis. Chase analyzed the purchase price and transaction value multiples for the transactions based upon an analysis of publicly available information relating to nine selected corporate transactions involving the sale or merger of the entire target company, which we refer to collectively as the "Precedent Corporate Transactions". The Precedent Corporate Transactions were chosen based on a review of target companies that had general business, operating and financial characteristics representative of companies in the industry in which the Company operates. The Precedent Corporate Transactions reviewed were:

ANNOUNCED
  DATE                  ACQUIROR                             TARGET
---------  -----------------------------------   ------------------------------
8/22/00    Pan Pacific Retail Properties, Inc.   Western Properties Trust
5/15/00    Heritage Property Investors Inc.      Bradley Real Estate, Inc.
                                                 Philips International Realty
4/17/00    Kimco, Various                        Inc.
6/1/98     Bradley Real Estate, Inc.             Mid-America Realty Investments
5/14/98    Excel Realty Trust Inc.               New Plan Realty Trust
1/14/98    Kimco Realty Corp                     Price REIT Inc.
11/13/97   Prime Retail Inc.                     Horizon Group Inc.
10/30/95   Bradley Real Estate, Inc.             Tucker Properties Corp.
3/14/95    Horizon Outlet Centers                McArthur/Glen Realty Corp.

     In connection with its analysis, Chase calculated for each of the Precedent Corporate Transactions: (1) the purchase price, assuming the conversion of any operating partnership units, calculated using stock prices five and twenty days prior to the announcement date; (2) total transaction value calculated by adding purchase price, total debt, preferred units and preferred stock; (3) ratios of offer price per share to FFO per share; (4) ratios of total transaction value to EBITDA; (5) implied capitalization rates applied to net operating income; and
(6) the offer price's premium to the unaffected stock price of the target 20 days prior to announcement of the transaction. Chase calculated the ratio of offer price per share to FFO per share using projected FFO for the end of the year in which the applicable Precedent Corporate Transaction was announced and total transaction value to EBITDA using projected EBITDA for the end of the year in which the applicable Precedent Corporate Transaction was announced. The results of this comparison were as follows:

                                                                                   IMPLIED
                                                                                   MEASURES
                                                         RANGE FOR PRECEDENT       FOR THE
                                                        CORPORATE TRANSACTIONS   TRANSACTIONS
                                                        ----------------------   ------------
Offer price to projected FFO..........................       8.5x - 10.0x           10.2x
Total transaction value compared to projected
  EBITDA..............................................      10.0x - 11.5x           10.9x
Premium to unaffected stock price 20 days prior to
  announcement........................................      10.0% - 25.0%           22.8%

     The implied multiples and premium percentage for the transactions were calculated using the $26.25 assumed per share amount of the Aggregate Consideration that would be available for distribution to stockholders. If the $805 million Aggregate Consideration were used for the EBITDA multiples rather than the $767 million market capitalization implied by the transactions, the Aggregate Consideration to estimated 2000 EBITDA would be 11.4. Based on the Company's estimated 2000 FFO and EBITDA and the premium to the Company's stock price 20 days prior to announcement, Chase calculated that total market capitalization implied by the transactions ranged from $690 million to $810 million.

     None of the selected Precedent Corporate Transactions reviewed were identical to the transactions and, accordingly, the Precedent Corporate Transactions Analysis necessarily involved complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors, including the general market conditions prevailing in the equity capital markets at the time of the transaction, that could affect the Precedent Corporate Transactions compared to the transactions.

     Wall Street Net Asset Value. Chase performed a review of net asset value estimates by Wall Street research analysts for the Company and used the range of those estimates to calculate an implied total market capitalization for the Company. Chase calculated the implied total market capitalization based on a range of net asset value estimates of $24.00 per share to $26.50 per share was $730 million to $770 million.

     Dividend Discount Analysis. Chase performed a dividend discount analysis for the Company based upon projections and assumptions provided by the Company's management of projected FFO per common share and projected annual dividend payouts per share for the years ending December 31, 2001 to December 31, 2006. Under the dividend discount model methodology, implied equity values are projected by discounting dividends per share for the years 2001 through 2006 using discount rates reflecting an expected equity total return and calculating a terminal value by applying exit multiples on projected 2006 FFO for the Company. Chase used discount rates ranging from 14.0% to 17.0% and terminal multiples of 8.0x to 9.0x. Chase selected these ranges of discount rates and terminal value multiples based on a review of the Comparable Companies listed under the heading "Comparable Company Analysis" above. The present value of the dividends and the terminal value were added together to determine a range of equity values for the Company. The debt balance projected at the closing of the transactions as provided by the Company's management was added to the range of equity values to determine the implied total market capitalization, which ranged from $660 million to $745 million.

     PROPERTY PURCHASE CONSIDERATION

     For purposes of its analysis, Chase assumed that the Property Purchase Consideration equals approximately $674 million, including our projected debt of approximately $257 million for a projected closing in January 2001 allocated to the portfolio of properties to be sold in the Asset Sale, which was based upon estimates of our management. To calculate the projected allocated debt, Chase included the mortgage debt secured by these properties and a portion of the Company's debt under its line of credit.

     Comparable Company Analysis. In connection with its analysis of the Property Purchase Consideration, Chase reviewed and compared the operating performance and financial performance of the Comparable Companies listed under the heading "Comparable Company Analysis" in the Aggregate Consideration Section above, using publicly available information with that of the properties to be sold under the real estate purchase agreement. Chase's methodology for analyzing the Comparable Companies is described above under "Aggregate
Consideration -- Comparable Company Analysis". The comparison of the Comparable Companies with the properties to be sold showed the following:

                                                                   RANGE FOR               IMPLIED
                                                                   COMPARABLE           MULTIPLES FOR
                                                                   COMPANIES            THE ASSET SALE
                                                           --------------------------   --------------
Price as compared to estimated 2000 FFO..................  8.0x       -        9.5x         11.6x
Price as compared to estimated 2001 FFO..................  7.5x       -        9.0x         11.1x
Capitalization rate on estimated.........................  9.0%       -       11.0%          8.8%
2000 net operating income

     Based on estimated 2000 FFO, estimated 2001 FFO and the range of capitalization rates applied to estimated 2000 net operating income, in each case for the properties to be sold, Chase calculated that the implied Property Purchase Consideration based on the Comparable Companies' statistics was $535 million to $660 million. To calculate the projected 2000 and 2001 FFO for the Property Purchase Consideration, Chase made pro-rata adjustments to the estimated 2000 and estimated 2001 FFO, as provided by First Call.

     Precedent Asset Transactions Analysis. In addition to its review of the Precedent Corporate Transactions, in connection with its analysis of the Property Purchase Consideration, Chase analyzed the purchase price and transaction value multiples for the sale of the properties to be sold under the real estate purchase agreement based upon an analysis of publicly available information relating to eight selected transactions involving acquisitions of shopping community center assets that had been completed since 1995, which we refer to collectively as the "Precedent Asset Transactions". The Precedent Asset Transactions were chosen based on a review of acquired assets that had general business, operating and financial characteristics representative of assets subject to the real estate purchase agreement. The Precedent Asset Transactions reviewed were:

ANNOUNCED DATE                ACQUIROR                             SELLER
--------------                --------                             ------
    9/5/00       Developers Diversified Realty       Burnham Pacific
                 Corp. and Coventry Real Estate      Properties, Inc.
                 Partners
   4/17/00       Kimco, Various                      Philips International
                                                     Realty Inc.
    3/9/99       BPP Retail, which is now known as   AMB Properties
                 U.S. Retail Partners, LLC
   9/24/98       Regency Realty Corp.                Pacific Retail
   5/20/98       Developers Diversified Realty       Hermes Portfolio
                 Corp.
   2/25/98       Developers Diversified Realty       Continental Real Estate
                 Corp.
   1/12/98       Regency Realty Corp.                Midland Group Properties
   2/10/97       Regency Realty Corp.                Branch Portfolio

     Chase's methodology for analyzing the Precedent Asset Transactions is described above under "Aggregate Consideration-Precedent Transaction Analysis". The comparisons of the Precedent Asset Transactions with the Property Purchase Consideration are shown in the following table. In the table, the implied "capitalization rate on estimated 2000 net operating income -- corporate" was derived from Precedent Corporate Transactions and the implied "capitalization rates on estimated net operating income -- asset" was derived from Precedent Asset Transactions.

                                                                  RANGE FOR               IMPLIED
                                                               PRECENDENT ASSET         MEASURES FOR
                                                                 TRANSACTIONS          THE ASSET SALE
                                                          --------------------------   --------------
Capitalization rate on estimated 2000 net operating
  income -- corporate...................................  9.0%       -       10.0%          8.8%
Capitalization rate on estimated 2000 net operating
  income -- asset.......................................  8.75%      -        9.5%          8.8%

     Based on these comparisons and on applying a range of capitalization rates to estimated 2000 net operating income, Chase observed the Property Purchase Consideration valuation to range from $590 million to $675 million.

     Third Party Surveys. Chase reviewed market surveys conducted by third-party experts from RERC Real Estate Report, PricewaterhouseCoopers Korpacz Real Estate and CB Richard Ellis. These surveys reflect the capitalization rates expected to be realized in prospective shopping center transactions by participants, including pension funds, REITs, and insurance companies. Chase applied this range of capitalization rates to the estimated 2000 net operating income of the portfolio of properties to be sold in the Asset Sale to arrive at a valuation range as shown below:

                         SURVEY                                 MEAN                  RANGE
                         ------                            --------------   --------------------------
RERC Real Estate Report -- first quarter of 2000.........       9.3%        8.5%       -       11.0%
PricewaterhouseCoopers Korpacz Real Estate
  Survey -- third quarter of 2000........................       9.8%        8.5%       -       12.0%
CB Richard Ellis National Investor Survey -- fourth
  quarter of 1999........................................       9.3%        7.5%       -       10.0%

     The capitalization rates listed above yielded an average range of 8.5% to 11.0%. Applying those capitalization rates to the estimated 2000 net operating income of the portfolio of properties being sold in the Asset Sale, Chase arrived at an implied value for the Property Purchase Consideration to be between $540 million and $700 million.

     Discounted Cash Flow Analysis. Chase performed a discounted cash flow analysis of the portfolio of properties to be sold in the Asset Sale based on projections provided by our management for the years 2001 to 2006. After calculating the net present value of the cash flows of the portfolio of properties to be sold in the Asset Sale for the applicable periods using a range of discount rates from 11.0% to 13.0%, a terminal value was calculated based upon a range of exit capitalization rates from 9.0% to 11.0%. The capitalization and discount rates were based on a review of companies and real estate portfolios that Chase deemed comparable. Based on these ranges, Chase determined that the implied value for the Property Purchase Consideration was between $575 million and $705 million.

     The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analyses or summary description and taking portions of the analyses set out above, without considering the analyses as a whole, would, in the opinion of Chase, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering Chase's opinion. Chase did not form an opinion as to whether any individual analysis, considered in isolation, supported or failed to support Chase's opinion. In arriving at its opinion, Chase considered the results of all such analyses and did not assign specific weights to particular analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The analyses performed by Chase, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Chase's analysis of the fairness, from a financial point of view, (1) to the Operating Partnership of the Property Purchase Consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement and (2) to the Company and its stockholders and the Operating Partnership and its partners of the consideration to be paid by MergerCo and MergerLP pursuant to the merger agreement and the Property Purchase Consideration to be paid by USRP I, LLC pursuant to the real estate purchase agreement, taken together as a whole and not separately. The summary in this proxy statement of Chase's opinion is qualified in its entirety by reference to the full text of Chase's opinion.

     Our board of directors retained Chase based upon its experience and expertise. Chase, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Chase and its affiliates, including The Chase Manhattan Corporation, in the ordinary course of business, have from time to time, provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to the Company and U.S. Retail Partners, LLC and their respective affiliates, including, in the case of U.S. Retail Partners, LLC, CalPERS. In the ordinary course of business, Chase or its affiliates may trade in the debt and equity securities of the Company and affiliates of U.S. Retail Partners, LLC, including CalPERS, for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     The terms of our engagement of Chase relating to the transactions are set forth in a letter agreement, dated January 26, 2000, between Chase and the Company. In the letter agreement, we have agreed, upon the closing of the transactions, to pay Chase a fee equal to 0.49% of the consideration paid to the Company and its stockholders and affiliates in connection with the transactions, calculated according to the terms of the letter agreement, including amounts paid in connection with convertible securities, stock appreciation rights and options and including all assumed indebtedness. We estimate this fee to be approximately $4 million. Chase has been paid $1.4 million, which amount became payable upon execution of the transaction agreements and voting agreements and which shall be credited against the fee described above. In addition, we have agreed to reimburse Chase for its reasonable out-of-pocket expenses and to indemnify Chase and specified related parties against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

     Under their respective employment agreements with the Company, Stuart D. Halpert and William J. Wolfe each are entitled to a cash severance payment if his employment is terminated by the Company for any other reason than for cause, as defined in the employment agreement. Prior to the consummation of the transactions, Mr. Halpert's and Mr. Wolfe's employment with the Company will be terminated, and, as a result, Messrs. Halpert and Wolfe will each be entitled under his employment agreement to a cash severance payment of approximately $3,475,000 immediately prior to the closing of the transactions. These payments will be in addition to each of their regular bonuses for 2000, which the Company anticipates will equal approximately $350,000 for each of Messrs. Halpert and Wolfe.

     Furthermore, because payments made to Messrs. Halpert and Wolfe in connection with the transactions become subject to an excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Messrs. Halpert and Wolfe each will be entitled under his employment agreement to an additional payment, referred to as a gross-up payment, in order to pay any excise tax due, so that he will retain, as a result of receiving the gross-up payment, the amount of payments in connection with the transactions that he would have received if such payments were not subject to any excise tax. Although we cannot definitively calculate the amount of the gross-up payments at this time, we currently estimate that such payments will be approximately $2,526,000 for each of Messrs. Halpert and Wolfe.

     In addition, under the merger agreement, the Company will pay retention bonuses of approximately $2,080,000 in the aggregate to James G. Blumenthal, Jeffrey S. Distenfeld, James G. Pounds, Kenneth J. Miller and Christine Schaaf and approximately $1,000,000 in the aggregate to other employees. These bonuses will be paid in order to retain key employees and facilitate completing the transactions.

     Immediately prior to the closing of the transactions, each restricted share of our common stock outstanding, whether or not then vested or restricted, will become fully vested and unrestricted. Each of the following persons will have the following restricted shares of our common stock made fully vested and unrestricted as a result of the transactions: Mr. Halpert, 126,584 shares; Mr. Wolfe, 126,584 shares; Mr. Blumenthal, 2,300 shares; Mr. Distenfeld, 2,300 shares; Mr. Pounds, 2,300 shares. We estimate that each of these persons will receive distributions in approximately the following amounts in connection with restricted shares of our common stock made fully vested and unrestricted as a result of the transactions: Mr. Halpert, $3,291,184; Mr. Wolfe, $3,291,184; Mr. Blumenthal, $59,800; Mr. Distenfeld, $59,800 and Mr. Pounds, $59,800.

     Immediately prior to the closing of the transactions, all obligations with respect to contingent shares of our common stock will be settled in cash. We estimate that settling these obligations will require approximately $3,900,000, which will be paid $1,950,000 each to Messrs. Halpert and Wolfe.

     Immediately prior to the closing of the transactions, all of the outstanding options, under the Company's stock option plan and employment agreements, to purchase our common stock will become fully vested and exercisable. In full settlement of these options, the Operating Partnership will make a cash payment to each option holder prior to the closing equal to the product of (1) the number of shares of our common stock provided for in such option and (2) the excess, if any, of the total amount per share of common stock to be received by our stockholders in connection with the transactions over the exercise price per share provided for in such option. We estimate that accelerating and cashing out all outstanding stock options will require payments of approximately $7,200,000 in the aggregate. In settlement of outstanding stock options held by the following directors and officers of the Company, such officers and directors will receive approximately the following amounts: Mr. Halpert, $3,020,200; Mr. Wolfe, $3,020,200; James G. Blumenthal, $93,345;
Jeffrey S. Distenfeld, $93,345; James G. Pounds, $93,345; Matthew J. Hart, $44,000; William M. Russell, $44,000; and Heywood Wilansky, $60,250.

     Messrs. Halpert, Wolfe, Blumenthal, Distenfeld and Pounds, as well as Lester Zimmerman, hold common units of limited partnership interest in the Operating Partnership. Although they, as holders of such common units, were entitled to receive a portion of their transaction consideration in the form of preferred units of limited partnership interest in MergerLP, they have elected to receive all such consideration in cash.

     See also "Terms of the Transactions -- Management Agreement with FRW, Inc." and "Terms of the Transactions -- Employment Programs" below for terms of the management agreement under which senior management will receive retention payments in addition to fees for services thereunder. In addition, under the terms of the merger agreement, the Company will be responsible for payment of all wages and satisfaction of benefits relating to the period prior to the effective time of the mergers, and the Company's directors and officers will be entitled to indemnification in circumstances more fully described in the section entitled "Terms of the Transactions -- Indemnification."

     In addition, see the section entitled "Security Ownership of Management and Certain Beneficial Owners" for additional information regarding interests of our management and directors in securities of the Company and the Operating Partnership.

     The following table sets forth, for Messrs. Halpert and Wolfe, (1) the severance payment due upon the closing of the transactions, (2) the estimated value of stock options (excess of the estimated amount to be distributed with respect to shares subject to options over aggregate exercise price of options) that will vest and be settled as a result of the transactions, (3) the estimated value of restricted stock that will vest as a result of the transactions, (4) the estimated value of contingent stock that will vest and be settled as a result of the transactions, and (5) the amount of the retention fees due under the management agreement upon closing of the transactions:

                                                                                     RETENTION
                                                         VALUE OF      VALUE OF       PAYMENTS
                                           VALUE OF     ACCELERATED   ACCELERATED      UNDER
                              SEVERANCE   ACCELERATED   RESTRICTED    CONTINGENT     MANAGEMENT
                               PAYMENTS   OPTIONS(1)     STOCK(1)      STOCK(1)     AGREEMENT(2)
                              ----------  -----------   -----------   -----------   ------------
Stuart D. Halpert...........  $3,475,000  $3,020,000    $3,291,184    $1,950,000     $4,000,000
William J. Wolfe............  $3,475,000  $3,020,000    $3,291,184    $1,950,000     $4,000,000

---------------
(1) Represents estimated value at the closing of the transactions of options (excess of the estimated amount to be distributed with respect to shares subject to options over aggregate exercise price of options), restricted stock and contingent stock based on our estimates of the net proceeds per share of these transactions.

(2) These amounts are subject to potential forfeiture and reimbursement under the management agreement. In addition, FRW, Inc., which is jointly owned by Messrs. Halpert and Wolfe, will be entitled to fees for services. See "Terms of the Transactions -- Management Agreement with FRW, Inc.".

DIRECTORS' COMPENSATION

     Each of Messrs. Hart, Russell, and Wilansky, as an independent director receives a retainer of $18,000 per annum for his or her services as a director of our board. In addition, the chairman of each committee of our board of directors is paid $1,000 for each meeting which he attends and chairs. The chairman of our board's compensation committee receives an additional $10,000 per year, paid in quarterly installments, for additional services provided to the Company in such capacity. Each independent director also is reimbursed for expenses incurred in attending meetings. Under our stock option plan, each independent director receives, upon initial election to our board of directors, an option to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value of a share of our common stock on the grant date. As a result of the amendment to our stock option plan approved by our stockholders at the 1999 annual meeting, our board of directors has discretion to make annual grants of options to each independent director at an exercise price equal to the fair market value of a share of our common stock on the date of grant. Neither employees of the Company who are directors nor Lester Zimmerman are paid director fees nor do they receive options for their service as directors. In exchange for serving on the special committee, each independent director received a retainer of $25,000. Mr. Wilansky received an additional $10,000 for his services as chairman of the special committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding beneficial ownership of the shares of our common stock as of October 19, 2000 by (1) our Chief Executive Officer and each of the other four most highly compensated executive officers, whom we refer to collectively as the "Named Executive Officers", (2) each director of the Company, (3) the Company's officers and directors as a group and (4) all persons known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is c/o First Washington Realty Trust, Inc., 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814.

                           SHARES BENEFICIALLY OWNED

                                                           AMOUNT AND NATURE OF          PERCENT OF
               NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)         CLASS (2)
               ------------------------                  -------------------------   -------------------
Stuart D. Halpert (3)(4)...............................            646,394                   6.00%
William J. Wolfe (3)(4)................................            646,394                   6.00%
Lester Zimmerman.......................................             94,471                   0.90%
James G. Blumenthal (3)(4).............................             35,391                      *
Jeffrey S. Distenfeld (3)(4)...........................             35,391                      *
James G. Pounds (3)(4).................................             35,391                      *
Matthew J. Hart(5).....................................             15,832                      *
William M. Russell(5)..................................             14,832                      *
Heywood Wilansky(5)....................................             11,832                      *
All executive officers and directors as a group (9
  persons).............................................          1,535,928                  13.77%
T. Rowe Price Associates, Inc. (6)(7)..................            863,300                   8.24%
  100 East Pratt Street
  Baltimore, MD 21202

---------------
* = less than 1%

(1) Includes shares of our common stock issuable upon conversion of common units of limited partnership interest in the Operating Partnership which are convertible within 60 days. As of October 19, 2000, common units owned by the Named Executive Officers and Directors were as follows: Stuart D. Halpert -- 3,198, William J. Wolfe -- 3,198, Lester Zimmerman -- 2,318, James G. Blumenthal -- 3,077, Jeffrey S. Distenfeld -- 3,077, and James G. Pounds -- 3,077.

(2) Based on 10,480,020 shares of our common stock outstanding as of October 19, 2000, plus the shares of our common stock issuable upon conversion of all common units and the options to purchase shares of our common stock (which are exercisable within 60 days) held by such beneficial owner.

(3) Includes options to purchase shares of our common stock (which are exercisable within 60 days) as follows: Stuart D. Halpert -- 283,140, William J. Wolfe -- 283,140, James G. Blumenthal -- 18,462, Jeffrey S. Distenfeld -- 18,462, and James G. Pounds -- 18,462.

(4) Includes restricted shares of our common stock (not vested) held by Stuart
    D. Halpert -- 151,584, William J. Wolfe -- 151,584, James G.
    Blumenthal -- 3,700, Jeffrey S. Distenfeld -- 3,700, and James G.
    Pounds -- 3,700.

(5) For Mr. Wilansky only, includes options to purchase 11,832 shares of our common stock (which are exercisable within 60 days). For Mr. Hart and Mr. Russell only, includes options to purchase 9,332 shares of our common stock (which are exercisable within 60 days).

(6) Reflects beneficial ownership as of December 31, 1999, as reported to the Company on Schedule 13G filed in February, 2000. The Company is not aware of any change in ownership since this filing.

(7) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

VOTING AGREEMENTS WITH SENIOR MANAGEMENT

     MergerCo has entered into a voting agreement with each of Stuart D. Halpert and William J. Wolfe. In these agreements, Messrs. Halpert and Wolfe each agreed to vote 256,329 shares of our common stock in favor of the transactions and to vote these shares against any transaction or other proposal that could hinder or impede the completion of the transactions. Finally, these officers agreed not to transfer or pledge those shares before the consummation of the transactions. The 512,658 shares of our common stock, in the aggregate, subject to the two voting agreements represent less than 5% of the issued and outstanding shares of our common stock.

CERTAIN EFFECTS OF THE TRANSACTIONS

     If the transactions are completed, holders of shares of our common stock and Series A preferred stock will not have an opportunity to continue their equity interest in the surviving company as an ongoing company, and, therefore, will not have the opportunity to share in their future earnings, dividends or growth, if any. In addition, upon completion of the transactions, our common stock and Series A preferred stock will cease to exist (other than as the right to receive the consideration in connection with the transactions), will no longer be listed on the New York Stock Exchange and will cease to be registered with the SEC.

METHOD OF ACCOUNTING

     The transactions will be accounted for under the purchase method of accounting.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting will be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on Wednesday, January 31, 2001, at 10:00 a.m., local time.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked to consider and vote upon a proposal to consider and approve the transactions set forth in this proxy statement, including the disposition of substantially all of our assets to, and the merger with and into, affiliates of U.S. Retail Partners, LLC, in the manner set forth in "The Transactions -- Structure of the Transactions" and "Terms of the Transactions". As a result of the transactions, the separate corporate existence of the Company will cease and all of our subsidiaries will become subsidiaries of MergerCo.

RECORD DATE AND VOTING POWER

     Our board of directors has fixed the close of business on December 5, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were 10,645,028 outstanding shares of common stock held by approximately 5,100 stockholders of record. Our common stock and Series A preferred stock are our only outstanding classes of stock. Common stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting. The holders of Series A preferred stock are not entitled to vote their shares of Series A preferred stock regarding the approval of the transactions.

QUORUM AND VOTE REQUIRED

     Our charter and bylaws require (a) the presence, in person or by duly executed proxy, of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the Special Meeting in order to constitute a quorum and (b) the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast at the Special Meeting in order to approve the transactions. Messrs. Halpert and Wolfe have signed voting agreements with MergerCo, in which they have agreed to vote a total of 512,658 of their shares in favor of the transactions. These shares represent approximately 4.9% of our outstanding common stock.

     For purposes only of determining the presence or absence of a quorum for the transaction of business, we intend to count abstentions and broker non-votes as present at the Special Meeting. Abstentions and broker non-votes will not, however, be counted as votes and, therefore, have the same effect as votes against the proposal. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter for which the broker or other nominee does not have discretionary voting power.

PROXIES, VOTING AND REVOCATION

     Shares of our common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy would be voted "For" the approval of the plan of liquidation, the transactions and the transaction agreements. Proxies are being solicited on behalf of our board.

     A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

     - delivering to our secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;

     - duly executing, dating and delivering to our secretary a subsequent proxy; or

     - attending the special meeting and voting in person.

     Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy. Any written notice revoking a proxy should be delivered to First Washington Realty Trust, Inc., 4350 East-West Highway, Suite 400, Bethesda, Maryland 20841, Attention: Jeffrey S. Distenfeld, Secretary.

SOLICITATION OF PROXIES AND EXPENSES

     We will bear the entire cost of solicitation of proxies from our stockholders. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies and will pay approximately $7,000 plus reasonable out-of-pocket expenses in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock or Series A preferred stock beneficially owned by others to forward to those beneficial owners. We will reimburse persons representing beneficial owners of the shares of our common stock and Series A preferred stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

                           TERMS OF THE TRANSACTIONS

     The terms of the transactions are included in the following transaction agreements:

     - a master agreement, dated as of September 27, 2000, among USRP I, LLC, MergerCo, USRP LP, LLC, U.S. Retail Partners, LLC, MergerLP, the Company, the Operating Partnership and certain subsidiaries of the Company and the Operating Partnership, which is attached as Exhibit A and is incorporated into this proxy statement by reference;

     - the real estate purchase agreement, dated as of September 27, 2000, among the Operating Partnership, the Company, certain subsidiaries of the Company and the Operating Partnership and USRP I, LLC, which is attached as Exhibit B and is incorporated into this proxy statement by reference;

     - a Limited Partnership Interest Purchase and Sale Agreement, dated as of September 27, 2000, between the Company and USRP LP, LLC, which is attached as Exhibit C and is incorporated into this proxy statement by reference; and

     - an agreement and plan of merger, which we refer to as the "merger agreement", dated as of September 27, 2000, among MergerCo, MergerLP, the Company and the Operating Partnership, which is attached as Exhibit D and is incorporated into this proxy statement by reference.

     The plan of liquidation contemplates the liquidation of the Company through completion of the transactions.

CLOSINGS AND THE EFFECTIVE TIME

     The transactions described in this proxy statement will be consummated after the fulfillment or waiver of all of the conditions to the transactions. See "Conditions to the Transactions". The mergers, the last step in the transactions, will become effective when (1) the State Department of Assessments and Taxation of Maryland has accepted for record (x) the Articles of Merger for the Company Merger in accordance with the Maryland General Corporation Law, and
(y) the Articles of Merger for the Partnership Merger in accordance with the Maryland Revised Uniform Limited Partnership Act, and (2) the Secretary of State of the State of Delaware has accepted for record (x) the Certificate of Merger for the Company Merger in accordance with the Delaware Limited Liability Company Act, as amended, and (y) the Certificate of Merger for the Partnership Merger in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended. At that time, the Company and the Operating Partnership will be merged with and into MergerCo and

MergerLP, respectively, and will cease to exist as separate entities, and all of our subsidiaries will become subsidiaries of MergerCo.

     The transaction agreements require that all conditions to each step of the transactions be satisfied or waived before any step of the transactions can be consummated, so that no step of the transactions will be completed unless all the transactions are completed. In addition, a default under any of the transaction agreements will allow the non-defaulting party to terminate all of the transaction agreements. The parties contemplate that the transactions will occur in the order set forth above on the same day.

ASSET SALE

     In the real estate purchase agreement, the Company and certain of its subsidiaries have agreed to sell and USRP I, LLC has agreed to purchase substantially all of the assets of the Company and its subsidiaries, other than six properties subject to contractual restrictions on their sale, in consideration of a purchase price of $673,987,783, less the outstanding balance of loans assumed by USRP I LLC in the Asset Sale, subject to adjustments set forth in the master agreement. Such adjustments generally (1) allocate the expense and benefit of owning and operating the properties (including the properties to be sold through the mergers rather than the Asset Sale) to the Company and its subsidiaries with respect to the period ending on the date immediately preceding the date on which the closing of the transactions occurs, and to the USRP Entities thereafter, (2) compensate the Company and its subsidiaries for working capital and accounts receivable, which we estimate will equal approximately $7,932,600 to be assigned to the USRP Entities at the closing of the transactions and (3) allocate expenses incurred in connection with the transactions. Items that will be adjusted to allocate the expense and benefit of owning and operating the properties include taxes and assessments, tenant deposits, leasing costs, rents and other customary items of income and expense. We estimate that the aggregate consideration paid by the USRP Entities in connection with the Asset Sale and the other transactions, together with our cash on hand to be distributed to our stockholders and the Operating Partnership's partners along with the net proceeds of the Asset Sale, will equal approximately $805 million.

     Expenses of the transactions allocated among the Company and its subsidiaries and the USRP Entities include:

     - recording fees;

     - transfer taxes, deed stamps and similar amounts;

     - title insurance update costs and premiums;

     - escrow charges;

     - fees, additional premiums, reductions in refunds of unused prepaid premiums and other costs payable as a result of any early termination of insurance policies;

     - the costs of obtaining the required consent of any lender whose loan is assumed by the USRP Entities; and

     - prepayment fees, yield maintenance amounts, defeasance costs or similar amounts paid in connection with loans which are not assumed by the USRP Entities but are instead paid off at the closing of the transactions.

     The purchase price to be paid by USRP I, LLC in the Asset Sale will also be
(1) reduced by an agreed amount in the event that specified tenants at the properties exercise rights held by such tenants to purchase portions of these properties; (2) increased according to an agreed formula in the event that portions of the properties that are subject to existing binding sale contracts are not sold pursuant to such contracts prior to the closing of the transactions, subject to conditions and limitations contained in the master agreement; and/or (3) decreased by the reasonably anticipated cost to complete and/or pay for specified construction projects not completed and fully paid for prior to the closing of the transactions.

     After the consummation of the Asset Sale, the Operating Partnership will use:

     - approximately $58,288,000 of the cash proceeds received from USRP I, LLC in the Asset Sale to repay its line of credit and other mortgages to be repaid according to the transaction agreements;

     - approximately $6,000,000 of the proceeds to pay for transfer taxes resulting from the transactions;

     - approximately $6,950,000 of the proceeds to pay cash severance payments under employment agreements;

     - approximately $5,052,000 of the proceeds to pay excise tax "gross-up" payments under employment agreements;

     - approximately $2,080,000 of the proceeds to pay retention bonuses to members of senior management;

     - approximately $1,000,000 of the proceeds to pay retention bonuses to other employees;

     - approximately $3,900,000 of the proceeds to settle obligations under employment agreements with respect to contingent shares of our common stock;

     - approximately $7,200,000 of the proceeds to cash out all outstanding options for our common stock; and

     - approximately $10,824,000 of the proceeds to pay for transaction expenses incurred as a result of the transactions.

     Prior to the consummation of the Interest Sale, the Operating Partnership will distribute the net proceeds of the Asset Sale to its partners, and the Company will distribute its cash on hand and the amount of the net proceeds received from the Operating Partnership, to its stockholders in accordance with the Company's Charter. We estimate that distributions to our stockholders and the Operating Partnership's limited partners will be, in the aggregate, approximately $371,875,000. We estimate this amount will result in the distribution of approximately $21.25 per share of common stock or common unit of limited partnership interest, as applicable, and approximately $27.24 per share of Series A preferred stock or preferred unit of limited partnership interest, as applicable. We estimate that these distributions, together with the distributions to our stockholders and the Operating Partnership's limited partners described below in "Company Merger" and "Partnership Merger", respectively, will result in aggregate distributions to our stockholders and the Operating Partnership's limited partners of approximately $26.00 per share of common stock or common unit of limited partnership interest, as applicable, and approximately $33.33 per share of Series A preferred stock or common unit of limited partnership interest, as applicable. See "Sources and Uses of Distribution Proceeds and Merger Consideration."

INTEREST SALE

     Immediately after the consummation of the Asset Sale and the distributions of the net proceeds described above, the Operating Partnership will convert the Company's general partnership interest (currently, including both common units and preferred units, an approximately 74% interest) in the Operating Partnership into a 1% general partnership interest, with the remainder of the Company's interest in the Operating Partnership being converted into Series A common units of limited partnership interest, which, based on current percentage interests in the Operating Partnership, would represent an approximately 73% interest in the Operating Partnership.

     The Company will then sell these Series A common units to USRP LP, LLC, the limited partner of MergerLP, in exchange for a promissory note in the amount of the product of (1) $83,166,740, adjusted as set forth in the "Partnership Merger" for any change in the balance of assumed loans encumbering the six properties not sold in the Asset Sale, multiplied by (2) the percentage interest in the Operating Partnership represented by the Series A common units immediately prior to the closing of the Interest Sale. We estimate that this amount will equal approximately $60,712,000. Stockholders will be compensated for this note, and all other assets remaining in the Company immediately prior to the mergers, in the form of cash merger consideration. This merger consideration, which values the note at face value, is explained below in "Company Merger."

COMPANY MERGER

     Under the merger agreement, simultaneously with the consummation of the Partnership Merger, the Company will merge with and into MergerCo. In the Company Merger, each share of our common stock and Series A preferred stock issued and outstanding immediately prior to the effective time of the Company Merger will be canceled, retired and converted into the right to receive the Company Merger consideration. As a result of the Company Merger, the separate legal existence of the Company will cease and all of its subsidiaries will become subsidiaries of MergerCo.

     Effect on Common Stock and Series A Preferred Stock. At the effective time of the mergers, without any further action:

     - each share of our common stock issued and outstanding immediately prior to the effective time of the Company Merger will be converted into the right to receive an amount in cash, without any interest thereon, equal to (1) $83,166,740, adjusted as set forth below for any change in the balance of assumed loans encumbering the six properties not sold in the Asset Sale, divided by (2) the number of shares of our common stock that would be outstanding immediately prior to the effective time of the mergers if all holders, other than the Company, of our Series A preferred stock and the Operating Partnership's partnership interests had converted their Series A preferred stock, including accrued but unpaid dividends thereon, and/or partnership units, including accrued but unpaid distributions thereon, into our common stock immediately prior to the effective time of the mergers; and

     - each share of our Series A preferred stock issued and outstanding immediately prior to the effective time of the mergers will be converted into the right to receive an amount in cash equal to the sum of (1)
       1.282051282051 multiplied by the per share amount calculated above for our common stock and (2) any accrued and unpaid dividends on such share of Series A preferred stock.

     In determining the amount paid per common unit, the $83,166,740 will be increased by the excess of (1) the total outstanding balance, including principal and any accrued and unpaid interest, of loans specified in a schedule to the merger agreement and assumed in connection with the properties retained after the Asset Sale over (2) the total outstanding balance of such loans at the effective time of the mergers, excluding a $3,000,000 loan specified in the merger agreement and relating to the Woodmoor Shopping Center, one of the retained properties, provided that, if the amount described in clause (1) is less than clause (2), the amount of the difference will be subtracted from rather than added to the $83,166,740 amount.

     We estimate that payment of the Company Merger consideration will result in distributions to our stockholders of approximately $4.75 per share of common stock, and approximately $6.09 per share of Series A preferred stock. We estimate that these distributions, together with the distributions of the net proceeds of the Asset Sale and cash on hand described in "Asset Sale" above, will result in aggregate distributions to our stockholders of approximately $26.00 per share of common stock and approximately $33.33 per share of Series A preferred stock.

     The result of the distribution of the net proceeds of the Asset Sale to our stockholders made immediately prior to the Interest Sale and the payment of the Company Merger consideration will be that holders of our Series A preferred stock will receive an amount equal to the amount such holder would have received had such holder converted its shares of our Series A preferred stock into common stock immediately prior to the consummation of the transactions.

     Exchange of Stock Certificates. Prior to the effective time of the mergers, MergerCo will deposit with American Stock Transfer & Trust Company, which is acting as the exchange agent, cash in the amount of the aggregate consideration to be paid to stockholders in consideration of the Company Merger. Promptly after the effective time of the mergers, the exchange agent will send to each stockholder a letter of transmittal and detailed instructions specifying the procedures to be followed for surrendering stock certificates and receiving the consideration. You should not send your stock certificates to us or anyone else until you receive these instructions.

     Appraisal Rights. No appraisal rights will be available to our stockholders in connection with the transactions.

PARTNERSHIP MERGER

     Under the merger agreement, simultaneously with the consummation of the Company Merger, the Operating Partnership will merge with and into MergerLP. After the Partnership Merger, each partnership interest in the Operating Partnership will automatically cease to exist and will represent only the right to receive the Partnership Merger consideration described below.

     Effect on Partnership Interests. The effect of the Partnership Merger on the partnership interests held by the Operating Partnership's limited partners will depend on the election made by each limited partner regarding the form of merger consideration. Each of the Operating Partnership's limited partners electing to receive all cash consideration, will receive cash in the following amounts:

     - for each common unit of limited partnership interest, the amount obtained by dividing (1) $83,166,740, adjusted as set forth in "-- Company Merger", above, for any change in the balance of assumed loans encumbering the six properties not sold in the Asset Sale by (2) the number of shares of our common stock that would be outstanding immediately prior to the effective time of the mergers if all holders, other than the Company, of our Series A preferred stock and the partnership interests in the Operating Partnership had converted their Series A preferred stock, including accrued but unpaid dividends thereon, and partnership interests, including accrued but unpaid distributions thereon, into our common stock immediately prior to the effective time of the mergers; and

     - for each preferred unit of limited partnership interest, an amount equal
       1.282051282051 multiplied by the amount determined above for each common unit.

     We estimate that payment of the Partnership Merger consideration will result in distributions to the Operating Partnership's limited partners of approximately $4.75 per common unit of limited partnership interest, and approximately $6.09 per preferred unit of limited partnership interest. We estimate these distributions, together with the distributions of the net proceeds of the Asset Sale and cash on hand described in "Asset Sale" above, will result in aggregate distributions to the Operating Partnership's limited partners of approximately $26.00 per common unit of limited partnership interest, and approximately $33.33 per preferred unit of limited partnership interest.

     Each limited partner electing to receive part of his, her or its merger consideration in partnership interests will receive, in addition to the distribution of the net proceeds from the Asset Sale:

     - for each common unit, one preferred unit of limited partnership interest in MergerLP; and

     - for each preferred unit, 1.282051282051 preferred units of limited partnership interest in MergerLP.

     The preferred units of limited partnership interest in MergerLP received by the Operating Partnership's limited partners as merger consideration will constitute 100% of the preferred units of limited partnership interest in MergerLP.

     Each Series A Common Unit owned by USRP LP, LLC will be exchanged for and converted into one common unit of limited partnership interest of MergerLP. The common units of limited partnership interest received by USRP LP, LLC as merger consideration will constitute 100% of the common units of limited partnership interest in MergerLP.

     Payment of Exiting Partner Consideration. Prior to the effective time of the mergers, MergerLP will deposit with the exchange agent cash in the amount of the aggregate consideration to be paid to the limited partners who have elected to receive the merger portion of their consideration in cash. Promptly after the effective time of the mergers, the exchange agent will send to each such limited partner a letter of transmittal and detailed instructions specifying the procedures to be followed for receiving the applicable amount of the merger consideration.

     Appraisal Rights. Limited partners of the Operating Partnership following the procedures described in this paragraph will not be entitled to receive any Partnership Merger consideration, but rather will be entitled to receive the fair value of such partnership interests, as reduced by the net proceeds of the Asset Sale distributed by the Operating Partnership to such limited partners, determined in accordance with the applicable provisions of Maryland law. Each limited partner who becomes entitled to receive such payment will be paid by MergerLP after the effective time of the Partnership Merger, and such limited partner's partnership interests will be canceled. To be entitled to a determination of fair value, a limited partner must:

     - prior to December 5, 2000, which is 20 business days after the date of the consent solicitation memorandum distributed to the Operating Partnership's limited partners, file written objections to the Partnership Merger;

     - not consent to the Partnership Merger; and

     - subsequently perfect his, her or its rights in accordance with Title 3, Subtitle 2 of the Maryland General Corporation Law, as applicable to limited partners of a Maryland limited partnership by virtue of Section 10-208(f) of the Maryland Revised Uniform Limited Partnership Act.

     Alternate Structure. Prior to the effective time of the Partnership Merger, MergerLP has the right, at its election, to restructure the Partnership Merger so that, rather than merging directly with and into MergerLP, the Operating Partnership would merge with and into a limited liability company that is wholly owned by MergerLP; provided that MergerLP will not be able to restructure the Partnership Merger in this manner if such restructuring would have an adverse financial effect on our stockholders or the Operating Partnership's limited partners.

CONDUCT OF THE BUSINESS PRIOR TO THE TRANSACTIONS

     The Company and its subsidiaries have agreed that, prior to consummation of the transactions, except as otherwise contemplated by the transaction agreements, they will:

     - conduct their respective businesses only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact their business organizations, goodwill and ongoing business;

     - confer on a regular basis with the representatives of the USRP Entities regarding material operational matters and related proposals and certain tax and regulatory matters, and promptly notify the USRP Entities of any material developments or changes in the business;

     - do all things necessary to ensure that the Company continues to meet the requirements to maintain its status as a REIT within the meaning of the Code; and

     - comply in all material respects with all easements, covenants, conditions, restrictions and other encumbrances affecting their real property.

     In addition, the master agreement specifically prohibits the Company and its subsidiaries, except with the consent of the USRP Entities or as otherwise contemplated by the transaction agreements, from, among other things, taking any of the following actions:

     - submit any written communication or filing to any state environmental authority, in which case the USRP Entities' consent cannot be unreasonably withheld;

     - acquire, enter into an option to acquire or exercise an option to acquire, additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement to develop any type of real estate projects other than in the ordinary course of business consistent with past practice;

     - pay dividends or make distributions, other than (1) regular quarterly dividends paid in accordance with normal payment schedules, but not to exceed $0.4875 per share of our common stock or common unit of limited partnership interest in the Operating Partnership, except to the extent a greater amount is required to prevent the Company from having positive REIT taxable income and (2) with respect to our Series A preferred stock or preferred units of limited partnership interest in the Operating Partnership as required by our Charter or the Operating Partnership's partnership agreement, as applicable;

     - amend any of their organizational documents or our rights agreement with American Stock Transfer & Trust Company, dated as of October 10, 1998;

     - except in connection with the exercise of options, warrants, conversion rights and other contractual rights existing as of September 27, 2000 and disclosed in the transaction agreements, issue any shares of their stock or partnership or other interests, as applicable, or effect any split, recapitalization or similar transaction or grant any option or other right not existing on September 27, 2000 to acquire shares of their stock or partnership or other interests, as applicable;

     - redeem, purchase or otherwise acquire any shares of their stock or partnership or other interests, as applicable;

     - increase any compensation or enter into or amend any employment agreement with any of their present or future officers or directors;

     - except with respect to the adoption of a retention plan described in the master agreement, adopt any new employment benefit plan or amend any existing plan in any material respect more favorable to the participants;

     - sell, or otherwise dispose of any properties or portion thereof, shares of their stock or partnership or other interests, as applicable, or, except in the ordinary course of business, any of their assets;

     - make any loans or capital contributions to, or investments in, any individual or entity;

     - pay or satisfy any claims, liabilities or obligations other than payment or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities incurred in the ordinary course of business or reflected in our most recent consolidated financial statements filed with the SEC;

     - enter into any agreement or obligation that may result in total liability of the Company and its subsidiaries in excess of $25,000, except for the renewal of casualty and property insurance policies held by the Company and its subsidiaries in the ordinary course of business;

     - enter into any agreement or obligation with any officer, director, consultant or affiliate of the Company and its subsidiaries or any family member thereof;

     - terminate any employee under circumstances that would result in severance payments to such employee, or pay any severance benefits to any employee on account of such employee's termination, other than in accordance with an exhibit to the merger agreement;

     - generally take or fail to take any action that would cause their representations and warranties made in the transaction agreements to cease to be true and correct in any material respect;

     - amend or modify the terms or conditions of, or documents evidencing or securing, any of the loans set forth on an exhibit to the master agreement and being assumed by the USRP Entities, in which case consent by the USRP Entities will not unreasonably be withheld or delayed;

     - amend or modify the terms of any contribution agreement or insurance policy; or

     - execute or modify any leases pertaining to premises in excess of 3,000 rentable square feet without consent of the USRP Entities, provided that the USRP Entities must be reasonable in determining whether or not to consent to execution or modification of these leases.

CONDITIONS TO THE TRANSACTIONS

     Before the transactions can occur, several conditions must be fulfilled, or, alternatively, waived by the appropriate party or parties. The conditions that remain outstanding include the following:

     - obtaining the requisite approval of our stockholders;

     - no preliminary or permanent injunction or other order having been issued by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission and no other legal restraint or prohibition making the transactions illegal, or otherwise materially restricting, preventing or prohibiting the transactions, being in effect;

     - obtaining any governmental or regulatory consents that are necessary to complete the transactions;

     - each party having performed and complied in all material respects with all of the terms of the transaction agreements to be complied with by such party prior to the closings of the transactions;

     - the representations and warranties made by each party continuing to be true as of the closing date of the transactions, subject to qualifications for materiality, provided that representations and warranties made by the Company and its subsidiaries will not be deemed to be breached to the extent that the USRP Entities had actual knowledge of such breach as of September 27, 2000;

     - the willingness of LandAmerica Title Insurance Company, upon payment and performance by the USRP Entities of their obligations under the transaction agreements, to issue appropriate title insurance policies;

     - receiving estoppel certificates that do not allege any material defaults by the Company or any of its subsidiaries from (1) each Major Tenant, as defined in the master agreement, (2) tenants leasing more than 80% of the gross leasable area of specified leases that demise from 5,000 to 15,000 gross leasable square feet and (3) tenants leasing more than 60% of the gross leasable area of all of the properties under leases demising less than 5,000 gross leasable square feet;

     - obtaining the other third party consents required by the transaction agreements;

     - from June 30, 2000 through the closing date of the transactions, there having not occurred any change or changes that, individually or collectively with all other changes, has had, or is reasonably likely to have, a material adverse effect on the business, results of operations, financial condition or operating income of the Company and its subsidiaries, taken as a whole;

     - obtaining certificates from executive officers of USRP I, LLC, on the one hand, and the Company, on the other hand, to the effect that certain conditions set forth above have been met;

     - the management agreement, described in "Management Agreement with FRW, Inc.", remaining in full force and effect;

     - Messrs. Halpert and Wolfe having sold all of the shares of capital stock in First Washington Management, Inc., a District of Columbia corporation and the Company's current management company, to the USRP Entities;

     - terminating the employment of all employees of the Company as of the effective time of the mergers and making or providing for payment of wages, salaries, benefits and other related claims described in the merger agreement and "The Transactions -- Interests of Certain Person in the Transactions";

     - each restricted share of our common stock having become fully vested and unrestricted and each option having become fully vested, exercisable and settled;

     - the Operating Partnership having paid all expenses related to the negotiation and preparation of the transactions incurred or otherwise required to be paid by the Company or the Operating Partnership;

     - the Operating Partnership repaying all indebtedness under its credit facility;

     - the Operating Partnership having borrowed $3,000,000 of qualified, non-recourse financing related to the Woodmoor Shopping Center;

     - obtaining an opinion from Latham & Watkins relating to the Company's qualification as a REIT under the Code and the treatment of our subsidiaries as partnerships rather than associations taxable as corporations or publicly traded partnerships for federal income tax purposes;

     - paying all accrued liabilities of the Company's and its Subsidiaries' other than contingent liabilities and ordinary course accounts payable, accrued expenses and other liabilities specified in the transaction agreements; and

     - assigning the Company's and its subsidiaries' employee benefit plans and similar plans to FRW, Inc., on terms and conditions reasonably acceptable to MergerCo, or terminating such plans without any further liabilities on the part of the Company or its subsidiaries or the USRP Entities.

REPRESENTATIONS AND WARRANTIES

     In the master agreement, the Company and its subsidiaries made customary representations and warranties, subject to qualifications for materiality and exceptions disclosed to the USRP Entities, concerning their business and assets. The representations and warranties must be true and correct, subject to customary qualifications for materiality, at the closing date of the transactions, or the USRP Entities will not be required to complete the transactions. These representations and warranties include, among others:

     - that the Company and its subsidiaries are validly existing and in good standing and that the issued and outstanding shares of stock and partnership and other equity interests, as the case may be, of the Company and its subsidiaries are fully paid and nonassessable;

     - that the businesses of the Company and its subsidiaries are not in violation of laws;

     - that our board of directors authorized signing the transaction agreements and the performance of the transactions;

     - that neither the execution and delivery of the transaction agreements nor the performance of the transactions will conflict with or breach the Company's and its subsidiaries' organizational documents, employee benefit plans, agreements or similar obligations or require any consent from or registration with any governmental entity;

     - that except as otherwise disclosed, there are no material suits or actions filed or threatened against the Company and its subsidiaries;

     - that we have, for each taxable year since the formation of the Company, been subject to taxation as a REIT within the meaning of the Code and have satisfied the requirements to qualify as a REIT and have operated and intend to continue to operate consistent with the requirements for qualification and taxation as a REIT through the end of the taxable year ending at the effective time of the mergers;

     - that since June 30, 2000, there has not been any change that, individually or collectively with all other such changes, has had or is reasonably likely to have a material adverse effect on the business, results of operations, financial condition or operating income of the Company and its subsidiaries, taken as a whole; and

     - that the Company and its subsidiaries have attached as an exhibit to the master agreement rent rolls that, taken as a whole, are true and correct in all material respects.

     The master agreement also contains customary representations and warranties, subject to qualifications for materiality, of the USRP Entities relating to various aspects of their business, including:

     - that the USRP Entities are validly existing and in good standing and that the issued and outstanding shares of capital stock and partnership and other equity interests of the USRP Entities are fully paid and nonassessable;

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

     - that the members or general partner, as the case may be, of each USRP Entity authorized the signing of the transaction agreements and performance of the transactions;

     - that neither the execution and delivery of the transaction agreements nor the performance of the transactions will conflict with or breach the USRP Entities' organizational documents, agreements or similar obligations or require any consent from or registration with any governmental entity; and

     - that the USRP Entities will have sufficient funds to consummate the transactions.

SOLICITATION OF PROPOSALS FROM OTHER PARTIES

     In accordance with the master agreement, the Company and its subsidiaries have agreed that, until the termination of the master agreement or the effective time of the mergers, they will not authorize or permit any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, or other representatives to solicit, initiate, facilitate or encourage any inquiries related to or proposals for:

     - a merger, consolidation or similar transaction involving the Company or any of its subsidiaries;

     - the sale, lease or other disposition, directly or indirectly, of 10% or more of the consolidated assets of the Company and its subsidiaries;

     - the issuance, sale or other disposition by the Company or the Operating Partnership of securities representing 10% or more of the votes associated with the outstanding securities of the Company or the Operating Partnership;

     - a tender offer or an exchange offer for 10% or more of the outstanding shares of our common stock; or

     - a similar transaction.

     We must promptly notify MergerCo in writing within one business day of the material terms and conditions of any inquiry or proposal that we or any of our subsidiaries receive concerning any of the transactions mentioned above.

     However, if we receive an unsolicited proposal prior to the approval of the transactions by our stockholders, we can furnish information to the soliciting third party if our board of directors determines, in good faith after consultation with and consistent with the advice of its legal counsel and financial advisors, that:

     (1) this proposal is reasonably likely to lead to a transaction that is more favorable to our stockholders and the Operating Partnership's partners than the proposed transactions; and

     (2) such action is consistent with its duties to our stockholders and to the Operating Partnership's partners under applicable Maryland law.

     In addition, if the conditions listed in clauses (1) and (2) immediately above are satisfied, we can participate in negotiations concerning that proposal, so long as the third party enters into an agreement with the Company and its subsidiaries that:

     (1) obligates the third party to keep confidential and not to disclose confidential information provided to it;

     (2) obligates the third party not to acquire any of the Company's stock;
         and

     (3) provides the USRP Entities, in a form satisfactory to the USRP Entities, with third party beneficiary rights to enforce the agreement.

     Our board of directors may also approve or recommend, or enter into an agreement to enter into, another business combination after determining in good faith, after consultation with and consistent with the advice of its outside legal counsel and financial advisors, that it has received a superior proposal, and that such action is consistent with its duties to our stockholders and to the partners of the Operating Partnership under applicable Maryland law and, at the same time, withdraw or modify its approval and recommendation of the transactions

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

if such withdrawal or modification is required to satisfy its duties, if any, under applicable Maryland law. In this circumstance, the Company or the USRP Entities will have the right to terminate the transaction agreements, provided that prior to any such termination the Company and its subsidiaries will pay to the USRP Entities a termination fee of $18 million plus the USRP Entities' expenses as described in "Termination of the Transaction Agreements" and "Termination Fee; USRP Expenses."

TERMINATION OF THE TRANSACTION AGREEMENTS

     The transaction agreements may be terminated, whether before or after receiving approval of the Company's stockholders:

     - by mutual written consent of the USRP Entities and the Company and its subsidiaries;

     - if any United States federal or state court of competent jurisdiction or other governmental entity issues an order, decree or ruling or takes any other action permanently enjoining or prohibiting the transactions, provided that the terminating party has used reasonable best efforts to appeal such order, decree, ruling or action;

     - if the non-terminating party has breached any representation, warranty, covenant or agreement in the transaction agreements, or any representation and warranty becomes untrue, in either case such that the conditions to closing are incapable of being satisfied by September 30, 2001;

     - by the USRP Entities, if (1) our board of directors has failed to approve or recommend, or has withdrawn or changed its approval or recommendation of, any of the transactions, (2) the Company has failed to include the favorable recommendation of our board of directors of the transactions in the proxy statement sent to our stockholders to solicit their votes in connection with a special meeting held to approve the transactions and the transaction agreements, (3) our board of directors has recommended that our stockholders accept another business combination proposal that it determines, in good faith, will be more favorable to our stockholders and the partners of the Operating Partnership, (4) the Company or our board has publicly remained neutral toward any business combination proposed by a third party, or (5) the Company or our board has resolved to do any of the foregoing;

     - by the Company, prior to the special meeting, after providing the USRP Entities with at least four business days' notice, during which they may submit a new proposal, if our board of directors determines (1) to accept another business combination proposal that it determines in good faith (consistent with the advice of its outside legal and financial advisors) will be more favorable to our stockholders and the partners of the Operating Partnership and (2) that termination of the transaction agreements is consistent with its duties to our stockholders and the partners of the Operating Partnership under applicable Maryland law;

     - the transactions fail to receive the requisite vote for approval and adoption by our stockholders; or

     - the transactions are not completed by September 30, 2001.

TERMINATION FEE; USRP EXPENSES

     Termination Fee. The Company and its subsidiaries must pay a termination fee, plus the USRP Entities' out-of-pocket costs and expenses of up to $3,000,000, if the transaction agreements are terminated in the following circumstances:

     - by the USRP Entities, if the Company or any of our subsidiaries has willfully breached any representation, warranty, covenant or agreement in the transaction agreements such that the conditions to closing are incapable of being satisfied by September 30, 2001, if, within one year of such termination, the Company accepts a proposal for a business combination with a third party;

     - by the USRP Entities, due to our board of directors' modification or withdrawal of its recommendation of the transactions or our board's recommendation of, or public neutrality regarding, an alternative business combination proposal from a third party;

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

     - by the Company, in connection with a decision by our board of directors to accept a proposal for a business combination from a third party; or

     - if (1) a proposal by a third party for a business combination with the Company has, prior to the special meeting, been received by the Company or publicly disclosed, (2) the transactions fail to obtain the required approval of our stockholders and (3) within one year after termination of the transaction agreements due to such failure to obtain required stockholder approval, our board of directors recommends, or agrees to recommend, a third party business combination.

     The transaction agreements specify that the termination fee payable in the circumstances described above will be equal to $18,000,000, plus the sum of the out-of-pocket costs and expenses, up to a maximum of $3,000,000, incurred by or on the behalf of the USRP Entities in connection with the transactions, except that the USRP Entities will not be entitled to the expenses if and to the extent they have previously been paid as described below.

     USRP Expenses. The Company and its subsidiaries must reimburse the USRP Entities in an amount, up to $3,000,000, equal to the expenses incurred by the USRP Entities in connection with the transactions, if the transaction agreements are terminated in the following circumstances:

     - by the USRP Entities, if the Company or any of its subsidiaries has breached any representation, warranty, covenant or agreement in the transaction agreements such that the conditions to closing are incapable of being satisfied by September 30, 2001, and such termination does not obligate the Company to pay the termination fee;

     - if the transactions fail to receive the required approval of our stockholders; or

     - the transactions fail to close by September 30, 2001 due to the failure of the Company and its subsidiaries to have specified non-permitted encumbrances removed.

EXPENSES

     Generally, each party must pay all fees, costs and expenses incurred by it in connection with the transaction agreements and the transactions. However, if the transaction agreements are terminated in the circumstances described in "Termination Fee; USRP Expenses", the Company and its subsidiaries will pay the USRP Entities' reasonable expenses, up to a maximum of $3,000,000. In addition, if the transactions are consummated, some of these fees, costs and expenses will be deducted from the purchase price paid in connection with the Asset Sale in accordance with the terms of the real estate purchase agreement.

EMPLOYMENT PROGRAMS

     The merger agreement provides that the employment of all employees of the Company and employees of our subsidiaries shall be terminated prior to the effective time of the mergers. The Company has agreed to pay all wages and all medical, dental, health or life benefits, workers' compensation and disability claims incurred by any employee prior to the effective time of the mergers. The Company has also agreed to pay all accrued vacation, holiday, sick or personal time and all bonuses and commissions to which any employee is entitled. The Company has agreed to extinguish or otherwise assign to FRW, Inc. all liabilities and obligations, if any, to former employees of the Company and its subsidiaries who retired or terminated employment prior to the effective time of the mergers. In the management agreement, FRW, Inc. has agreed to assume all assets, obligations and liabilities relating to the employee benefit plans and to indemnify MergerLP and USRP I, LLC and their affiliates with respect to any claims relating to such assets, obligations and liabilities relating to the employee benefit plans prior to the effective time of the mergers, regardless of whether such events giving rise to such claims occurred before or after the effective time of the mergers. The USRP Entities will not be obligated to assume any liabilities or satisfy any employee claims in connection with the transactions. See "Management Agreement with FRW, Inc." below.

     Prior to the effective time of the mergers, the Company has agreed to pay all accrued benefits to participants or retirees, including severance, and extinguish all contingent benefits, such as stock options

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

outstanding for our common stock and all restricted and contingent stock awards under the employment programs, or to have such accrued benefits and contingent benefits assumed by FRW, Inc. on terms acceptable to MergerCo. As a result of the closing of the transactions, all restricted shares of our common stock will become fully vested and unrestricted and the Company will extinguish obligations with respect to all contingent shares of our common stock. The estimated cost of cashing out the outstanding options, assuming a price of $26.00 per share, is $7,200,000. The estimated cost of cashing out the contingent stock awards, assuming a price of $26.00 per share, is $3,900,000. Under their respective employment agreements with the Company, the Company will pay Stuart D. Halpert and William J. Wolfe severance benefits of approximately $3,475,000 each. In addition, under the management agreement and the merger agreement, a retention bonus plan has been created in order to retain employees of the Company until the effective date of the mergers. The plan provides for aggregate retention payments of up to approximately $2,080,000 to James G. Blumenthal, Jeffrey S. Distenfeld, James G. Pounds, Kenneth I. Miller and Christine Schaaf and retention payments totaling up to $1,000,000 to be distributed among other employees. Those employees accepting a retention bonus will execute a release that will release the Company and all related entities or successors from all further employee claims or liability, or FRW, Inc. will indemnify the USRP Entities from any such employment-related claims and liabilities.

INDEMNIFICATION

     The merger agreement provides that, in the event of any threatened or actual claim, proceeding or investigation, whether civil, criminal or administrative, in which any person who is or has been or, prior to the effective time of the mergers, has become a director or officer of the Company or any of our subsidiaries is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to, the fact that the person was a director or officer of the Company or any of our subsidiaries, or, at the request of the Company and its subsidiaries, of any other entity, the Company and its subsidiaries and the USRP Entities will cooperate and use reasonable best efforts to defend that person. After the effective time of the mergers, MergerCo will indemnify and hold harmless that person to the full extent permitted by our Charter and Bylaws against any liability or expense incurred in connection with any of these claims or proceedings. MergerCo further agreed to promptly pay the expenses of these indemnified parties in advance of a final disposition, subject to that person undertaking to reimburse the advances in the event of a final non-appealable determination by a court of competent jurisdiction that the person is not entitled to the payment of expenses. The merger agreement further provides that MergerCo will extend, for six years after the effective time of the mergers, all rights of indemnification existing in favor of, and all limitations on liability of, the directors and officers of the Company and its subsidiaries provided for in our Charter and Bylaws. Prior to the closing of the transactions, the Company will purchase directors' and officers' liability insurance providing the officers and directors with not less than the existing coverage for the six years after the effective time of the mergers.

WAIVER AND AMENDMENT

     At any time prior to the effective time of the mergers, the parties may:

     - extend the time for the performance of any of the obligations or other acts of the other parties set forth in the transaction agreements;

     - waive any inaccuracies in the representations and warranties contained in the transaction agreements or in any document delivered pursuant to the transaction agreements; or

     - waive compliance with any of the agreements or conditions contained in the transaction agreements.

     Any such waiver or extension must be in writing and signed by the party against whom enforcement of the waiver or extension is sought. The transaction agreements may be amended by the parties in writing following authorization by our board of directors, but, after approval of the transactions by our stockholders, no amendment may be made for which approval of our stockholders or the Operating Partnership's partners is required without obtaining such approval.

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

MANAGEMENT AGREEMENT WITH FRW, INC.

     MergerLP and USRP I, LLC have entered into a management agreement, dated as of September 27, 2000, with Stuart D. Halpert, William J. Wolfe and FRW, Inc., under which USRP I, LLC and MergerLP have appointed FRW, Inc. as the exclusive manager of the properties being acquired by the USRP Entities for a term of three years beginning on the effective date of the mergers. As exclusive manager, FRW, Inc. will supervise, maintain, repair and operate the properties, subject to, and in accordance with, the directions and policies of USRP I, LLC and MergerLP. FRW, Inc. will, among other things: (1) set budgets, subject to the consent of USRP I, LLC and MergerLP; (2) negotiate leases, subject to the consent of USRP I, LLC and MergerLP with respect to any new leases or assignments or subleases of existing leases; (3) collect rents, provided that FRW, Inc. may not terminate a lease, institute any suit for rent or take other similar actions without the consent of National Retail Partners; (4) adjust rents where adjustment is contemplated in applicable leases, with notice to National Retail Partners; (5) maintain the properties in good repair, subject generally to approval by National Retail Partners of any expenses not included in an approved annual operating budget; (6) obtain required licenses and permits; (7) coordinate the planning and facilitating the performance of construction required to be constructed by USRP I, LLC and MergerLP; and (8) provide other management services as may be necessary or desirable to operate the properties in a customary manner for comparable properties.

     In the management agreement, in addition to agreeing to the activities described above, FRW, Inc. has covenanted:

          - to acquire the current management company's furniture, fixtures and equipments for the appraised fair market value of $50,000; and

          - to assume liabilities and obligations with respect to the Company's employee benefit plans and similar plans and to assume the leases entered into by the Company's current management company and to obtain releases, or indemnify the USRP Entities, against liabilities arising from guaranties and the leases assumed by FRW, Inc.

     FRW, Inc. and Messrs. Halpert and Wolfe have agreed generally not to manage or own, directly or indirectly, for a period of three years after the effective date of the mergers, any shopping center property located within one and a half miles of any properties owned by MergerLP or USRP I, LLC. In addition, Messrs. Halpert and Wolfe each personally agreed:

          - to provide consulting services to U.S. Retail Partners, LLC and its affiliates, as needed, regarding CalPERS' East Coast shopping center strategy,

          - to act as an officer, director and/or employee of FRW, Inc.; and

          - to devote the time, effort and skill necessary to ensure that FRW, Inc. meets its management obligations under the management agreement, including, without limitation, by assisting with transition issues arising from the transfer of the properties, monitoring the existing tax protection agreements, maintaining relationships with the former limited partners of the Operating Partnership holding preferred units of limited partnership interest in MergerLP and advising MergerLP regarding its financial and tax reporting requirements with respect to such limited partners.

          Under the management agreement, in addition to reimbursement for specified expenses, FRW, Inc. will receive:

          - a management fee equal to 3% of gross monthly collections;

          - a fee for acquiring new properties equal to one percent of the purchase price of any such properties;

          - a fee for leases procured averaging 4% of the minimum rent payable over the first ten years of the lease, or a share of the fee averaging 5.5% of such minimum rent if a third party broker assisted in the procurement of the lease; and a leasing renewal fee of 2% of the minimum rent payable over ten years, except that, if a third-party broker is involved, FRW, Inc. shares in an aggregate 3% fee;
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

          - construction supervision fees equal to 3% of the aggregate capital expenditures, not to exceed $100,000 for any one renovation, expansion or capital project; and development fees ranging from 2%-3% of development costs;

          - an annual asset management fee of $4,000 per property;

          - if the portfolio meets performance thresholds contained in the management agreement, an annual incentive fee generally equal to $4,000 per property; and

          - reimbursement of certain expenses.

     As an inducement to enter into the management agreement for the initial three-year term, in addition to the fees for services and expenses, USRP I, LLC will pay to FRW, Inc.: (1) $4,500,000, which FRW, Inc. will use to retain specified members of senior management; and (2) $8,000,000, which will be paid in equal shares to each of Messrs. Halpert and Wolfe in order to retain their services. The $8,000,000 payment to Messrs. Halpert and Wolfe is subject to a pro-rated forfeiture and reimbursement to the USRP Entities if the management agreement is terminated prior to the end of the initial three-year term under circumstances set forth in the management agreement or if Messrs. Halpert or Wolfe breach any of their separate obligations under the management agreement.

                                APPRAISAL RIGHTS

     No appraisal rights are available to our stockholders in connection with the Company Merger or any of the transactions contemplated by the transaction agreements because our common stock and Series A preferred stock were listed on the New York Stock Exchange as of December 5, 2000, the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting. The Operating Partnership's limited partners have appraisal rights in accordance with applicable Maryland law as described in "Terms of the Transactions -- Partnership Merger".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax consequences of the transactions generally relevant to holders of our common stock and our Series A preferred stock. We refer in this discussion to our common stock and our Series A preferred stock as our "capital stock". This discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations promulgated thereunder, and current administrative interpretations and court decisions. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to the transactions. We do not plan to obtain any rulings from the Internal Revenue Service concerning tax issues with respect to the transactions. Thus, no assurance can be provided that the statements set forth in this proxy statement will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

     The discussion below does not address all U.S. federal income tax consequences of the transactions. The tax treatment of a holder of our capital stock may vary based on the individual circumstances of a particular stockholder in light of his or her personal investment or tax circumstances. In addition, stockholders subject to special treatment under the U.S. federal income tax laws may be subject to special rules not discussed below. These stockholders include:

     - traders and dealers in securities,

     - tax-exempt entities,

     - insurance companies and other financial institutions,

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

     - persons subject to alternative minimum tax,

     - persons who hold our capital stock as part of a straddle, hedge, a constructive sale transaction or a conversion transaction,

     - persons that have a functional currency other than the U.S. dollar,

     - persons who acquired our capital stock through the exercise of an employee stock option or right or otherwise as compensation and

     - non-U.S. Stockholders, other than as set forth below.

     Generally, when we use the term "U.S. Stockholder," we mean a holder of our capital stock who, for U.S. federal income tax purposes:

     - is a citizen or resident of the United States;

     - is a domestic corporation, including entities treated as corporations for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

     - is an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     - is a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date, that elect to be treated as U.S. persons, shall also be considered U.S. Stockholders. In addition, if an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock, the tax treatment of each partner of such a partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership which holds our capital stock, you should consult your tax advisor.

     An individual may, subject to certain exceptions, be deemed to be a resident of the United Sates, as opposed to a nonresident alien, by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for these purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

     The following description is general in nature and is not exhaustive of all possible tax considerations. Holders of our capital stock are urged to consult their own tax advisors, attorneys or accountants with specific reference to their own tax situation and potential changes in the applicable law. This discussion does not include any description of the tax laws of any state or local government or of any foreign government that may be applicable to holders of our capital stock. The discussion set forth below is based upon the assumption that our capital stock is held as a capital asset. EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM OF THE TRANSACTIONS.

GENERAL

     The receipt of cash by our stockholders as a result of the liquidating distribution and the exchange of our capital stock in the Company Merger will be a taxable transaction. In addition, because the liquidating distribution and the Company Merger are contingent on each other and will occur pursuant to the same plan, a holder of our capital stock will be treated as if he or she exchanged our capital stock for the aggregate cash consideration received as a result of the liquidating distribution and as a result of the Company Merger. The amount of this consideration is referred to as the "Cash Consideration."

CONSEQUENCES TO U.S. STOCKHOLDERS

     If you are a U.S. Stockholder who holds our capital stock, you will recognize gain or loss in the transactions equal to the difference between the Cash Consideration you receive and your adjusted tax basis in your shares of our capital stock. This gain or loss will be capital gain or loss and this gain or loss will be long-term capital gain or loss if you have held our capital stock for more than one year. In general, if you recognize loss in the transaction and you have held our capital stock for six months or less, after applying certain holding period rules, the loss you recognize will be treated as long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gain, or to the extent of your share of any designated retained capital gains.

     In the case of stockholders who hold multiple blocks of our capital stock, in other words, stock acquired separately at different times or prices, gain or loss must be calculated and accounted for separately for each block of our stock.

CONSEQUENCES TO NON-U.S. STOCKHOLDERS

     For U.S. federal income tax purposes, the transactions will be treated as if we sold all of our assets and redeemed your capital stock in exchange for the Cash Consideration you receive. Under the Foreign Investment in Real Property Tax Act of 1980, also referred to as "FIRPTA", if you are a non-U.S. Stockholder you will be subject to U.S. federal income tax at regular graduated rates on the amount of the Cash Consideration that you receive that is attributable to gain on the disposition of our United States real property interests, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, a non-U.S. Stockholder that is a corporation may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, which we refer to as the "Branch Profits Tax". We are required to withhold 35% of the amount of the Cash Consideration that a non-U.S. Stockholder would otherwise receive that is attributable to gain on the disposition of our assets. The amount we withhold will be creditable against a non-U.S. Stockholder's U.S. federal income tax liability.

     If our capital stock is treated as a United States real property interest, then under FIRPTA a non-U.S. Stockholder will be subject to U.S. federal income tax at regular graduated rates on the gain recognized in the transactions, subject to a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the Branch Profits Tax in the case of foreign corporations. In addition, in this case withholding at a rate of 10% will apply to the difference between (i) the Cash Consideration you receive in the transactions and (ii) the amount, if any, subject to 35% withholding as described above. In general, the gain recognized in the transactions would not be subject to this tax if we are a domestically controlled REIT within the meaning of the Internal Revenue Code. We will be a domestically controlled REIT if non-U.S. Stockholders hold less than 50% of the value of our stock at all times during the five-year period ending with the closing of the transactions. In addition, gain recognized on the disposition of our common stock or Series A preferred would not be subject to this tax if such class of stock is stock regularly traded on an established securities market within the meaning of the Internal Revenue Code and you do not own, actually or constructively under attribution rules provided in the Internal Revenue Code, in excess of 5% of the fair market value of our common stock and Series A preferred stock at any time during the shorter of the five-year period preceding the transactions or your holding period of such stock. We believe that our common stock and our Series A preferred stock are each regularly traded on an established securities market with the meaning of the Internal Revenue Code. However, we cannot assure you whether, if they are so traded, they will continue to be so traded; nor can we assure you that we are a domestically controlled REIT or will be a domestically controlled REIT as of the closing of the transactions. Non-U.S. Stockholders are urged to consult their tax advisors concerning the potential applicability of these provisions discussed in the two preceding paragraphs and the consequences of a sale or other disposition of their capital stock in advance of the transactions. WITHHOLDING

     To avoid FIRPTA withholding, U.S. Stockholders must certify under penalties of perjury their non-foreign status by completing the certification form that will be included with the letter of transmittal.

     The exchange of our capital stock for the Cash Consideration will be reported to the Internal Revenue Service. Back-up withholding at a rate of 31% will apply to payments made to a U.S. Stockholder, other than a corporation or other exempt recipient, unless the U.S. Stockholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from back-up withholding and meets certain other requirements. A non-U.S. Stockholder will be exempt from backup withholding provided that certain certification requirements are satisfied. If backup withholding applies, the amount withheld is not an additional tax, but is allowed as a refund or credit against that stockholder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis.

                              REGULATORY APPROVALS

     No federal or state regulatory requirements remain to be complied with in order to complete the transactions other than the filing of the articles of merger with the State Department of Assessments and Taxation of Maryland and the certificates of merger with the Secretary of State of Delaware, in each case for the Company Merger and the Partnership Merger.

                                 OTHER MATTERS

     Our management knows of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their discretion unless the authority to do so is withheld in such proxy.

                         PROPOSALS BY OUR STOCKHOLDERS

     If we complete the transactions, we will cease to exist. If we do not complete the transactions when currently anticipated, any proposal intended to be presented by a stockholder at the next annual meeting of our stockholders must have been received by the Company at our principal executive offices not later than December 15, 2000, in order to be included in our proxy statement and form of proxy relating to that meeting. In addition, our Bylaws as currently in effect provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must generally be stated in writing and given to the Secretary of the Company no less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, is obligated to file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the SEC's office at the public reference facilities of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and are also available for inspection at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can be obtained, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, NW, Room 1024 Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. The information is also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Neither the Operating Partnership nor any of the USRP Entities is subject to the information filing requirements of the Securities Exchange Act of 1934.

     You should rely only on the information contained in this document to vote your shares of common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated January 2, 2001. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference each document we file with the SEC under the Securities Exchange Act after the date of this proxy statement and prior to the special meeting. All such documents will be incorporated by reference into this proxy statement and to be a part of the proxy statement from the date of filing such documents.

     We also are incorporating by reference into this proxy statement the documents listed below which have been filed with the SEC under the Securities Exchange Act:

          1) our Annual Report on Form 10-K (File No. 0-25230) for the fiscal year ended December 31, 1999;

          2) our Current Report on Form 8-K (File No. 0-25230) filed September 28, 2000;

          3) our Quarterly Report on Form 10-Q (File No. 0-25230) for the fiscal quarter ended September 30, 2000;

          4) our Quarterly Report on Form 10-Q (File No. 0-25230) for the fiscal quarter ended June 30, 2000;

          5) our Quarterly Report on Form 10-Q (File No. 0-25230) for the fiscal quarter ended March 31, 2000; and

          6) our Definitive Proxy Statement on Schedule 14-A, filed on March 31, 2000.

     Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

               First Washington Realty Trust, Inc.
               4350 East-West Highway, Suite 400
               Bethesda, Maryland 20814
               Attention: Secretary
               Telephone: (301) 907-7800

     If you would like to request documents from us, please do so immediately in order to ensure timely receipt before the special meeting.

                                                                       EXHIBIT A

                            ------------------------

                                MASTER AGREEMENT

                                     AMONG

                                  USRP I, LLC,

                                 USRP GP, LLC,

                                  USRP LP, LLC

                    US RETAIL PARTNERS LIMITED PARTNERSHIP,

                           U.S. RETAIL PARTNERS, LLC,

                      FIRST WASHINGTON REALTY TRUST, INC.,

                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP,

                                      AND

                       EACH OF THE DIRECTLY OR INDIRECTLY
        WHOLLY-OWNED SUBSIDIARIES OF FIRST WASHINGTON REALTY TRUST, INC.
                AND FIRST WASHINGTON REALTY LIMITED PARTNERSHIP
                     LISTED ON EXHIBIT A TO THIS AGREEMENT

                         DATED AS OF SEPTEMBER 27, 2000

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
RECITALS....................................................    1
1. Definitions..............................................    1
  1.1 General...............................................    1
  1.2 Other Defined Terms...................................    4
2. Title and Survey Matters.................................    4
  2.1 Existing Title Policies and Surveys; Update of Title
      and Survey............................................    4
  2.2 Permitted Exceptions..................................    4
  2.3 FW Encumbrances.......................................    4
  2.4 Other Encumbrances....................................    4
  2.5 Extension of Closing to Cure Encumbrances.............    4
  2.6 Assumed Loan Lender Consents and Estoppels............    5
3. Access to Properties and Information; Confidentiality;
   Certain Covenants........................................    5
  3.1 Access to Properties and Information..................    5
  3.2 Confidentiality.......................................    6
  3.3 Financial and Other Statements........................    6
  3.4 Termination of Property Contracts.....................    7
4. Representations and Warranties of FW Entities............    8
  4.1 Corporate Status; Compliance With Law.................    8
  4.2 Authorization, Validity and Effect of Agreements......    8
  4.3 Capitalization........................................    9
  4.4 Subsidiaries..........................................   10
  4.5 Other Interests.......................................   10
  4.6 Conflicts.............................................   11
  4.7 SEC Documents.........................................   11
  4.8 Litigation............................................   12
  4.9 Absence of Certain Changes or Events..................   12
  4.10 Taxes................................................   13
  4.11 Books and Records....................................   14
  4.12 Properties and Title.................................   14
  4.13 Physical Condition of Properties.....................   15
  4.14 Construction Projects................................   15
  4.15 Compliance with Restrictions.........................   15
  4.16 Condemnation.........................................   15
  4.17 Leases...............................................   16
  4.18 [Intentionally Omitted]..............................   16
  4.19 Certain Reports......................................   16
  4.20 Hazardous Materials..................................   17
  4.21 Rights to Purchase...................................   17
  4.22 [Intentionally Omitted]..............................   17
  4.23 FIRPTA...............................................   17
  4.24 Personal Property....................................   17
  4.25 Intellectual Property................................   17
  4.26 Other Agreements.....................................   17
  4.27 Development Rights...................................   18
  4.28 Assumed Loans........................................   18
  4.29 [Intentionally Omitted]..............................   18
  4.30 Insurance............................................   18
  4.31 Bankruptcy...........................................   18
  4.32 Employee Benefit Plans...............................   18

                                                              PAGE
                                                              ----
  4.33 Labor Matters........................................   20
  4.34 [Intentionally Omitted]..............................   20
  4.35 Related Party Transactions...........................   20
  4.36 Company Rights Agreement.............................   20
  4.37 Brokers..............................................   20
  4.38 Opinion of Financial Advisor.........................   20
5. Representations and Warranties of USRP Entities..........   21
  5.1 Corporate Status: Compliance With Law.................   21
  5.2 Authorization; Validity of Transaction Documents;
      Necessary Action......................................   21
  5.3 Consents and Approvals; No Violations.................   21
  5.4 Required Financing....................................   22
  5.5 Formation of the USRP Entities; No Prior Activities...   22
  5.6 Capitalization........................................   22
  5.7 [Intentionally Omitted]...............................   22
  5.8 Brokers...............................................   22
6. Conditions to Closing Transactions.......................   23
  6.1 Conditions to the Obligations of Each Party to Effect
      the Transactions......................................   23
  6.2 Obligations of USRP Entities..........................   23
  6.3 Obligations of FW Entities............................   25
  6.4 Risk of Loss..........................................   25
7. Conduct of Business Pending the Transactions.............   26
  7.1 General...............................................   26
  7.2 Leasing...............................................   28
  7.3 Liens.................................................   29
  7.4 Personal Property.....................................   29
  7.5 Property Contracts....................................   29
  7.6 General Maintenance and Operation of Properties.......   29
  7.7 [Intentionally Omitted]...............................   29
  7.8 Other Filings.........................................   29
  7.9 Additional Agreements.................................   29
  7.10 No Solicitations.....................................   30
  7.11 Estoppels and Other Items............................   31
8. Prorations and Adjustments; Closing Costs................   31
  8.1 General...............................................   31
  8.2 Taxes and Assessments.................................   31
  8.3 Certain Property Income and Expense Items.............   32
  8.4 Settlement Statement..................................   34
  8.5 Application of Prorations and Adjustments.............   34
  8.6 Fees and Expenses; Closing Costs......................   34
  8.7 Adjustment for Net Working Capital....................   34
  8.8 Exclusions............................................   35
  8.9 No Solicitation of Offers or Sale of Properties by FW
      Entities; Pending Sale Properties.....................   36
9. Public Announcements.....................................   36
10. Termination.............................................   37
  10.1 Termination..........................................   37
  10.2 Effect of Termination................................   38
11. Miscellaneous...........................................   39
  11.1 Amendment............................................   39
  11.2 Extension; Waiver....................................   39
  11.3 Entire Agreement.....................................   39

                                                              PAGE
                                                              ----
  11.4 Binding On Successors and Assigns....................   39
  11.5 Assignment...........................................   39
  11.6 Counterparts.........................................   40
  11.7 Notices..............................................   40
  11.8 Attorneys' Fees......................................   41
  11.9 Time Periods.........................................   41
  11.10 Further Instruments.................................   41
  11.11 Descriptive Headings................................   41
  11.12 Time of the Essence.................................   41
  11.13 Construction of Agreement...........................   41
  11.14 Execution by Officer of FW Entities.................   41
  11.15 Execution by Officer of the USRP Entities...........   41
  11.16 JURY TRIAL WAIVER...................................   41
  11.17 Choice of Law; Consent to Jurisdiction..............   42
  11.18 Joint and Several Obligations.......................   42
  11.19 Non-Survival of Representations, Warranties,
        Covenants and Agreements............................   42
  11.20 Severability........................................   42
  11.21 No Agreement Until Executed.........................   42
  11.22 Rights of Non-Parties...............................   42
12. Arbitration of Disputes.................................   42

                                    GLOSSARY

                                                              PAGE
                                                              ----
"Acquisition Proposal"......................................   30
"Additional Rents"..........................................   33
"Adjusted Receivables"......................................   35
"Affiliate".................................................   20
"Agreement".................................................    1
"Allocated Consideration"...................................    1
"Assumed Loan"..............................................    5
"Assumed Loan Lender Consent Documents".....................    5
"Assumed Loan Lenders"......................................    1
"Assumed Loans".............................................    1
"Bankruptcy Event"..........................................   18
"Break-Up Fee"..............................................   38
"Brokers"...................................................   20
"Business Day"..............................................    1
"Closing"...................................................    1
"Closing Date"..............................................    2
"Code"......................................................    2
"Common Units"..............................................   10
"Company"...................................................    1
"Company Common Stock"......................................    2
"Company Material Adverse Effect"...........................    2
"Company Options"...........................................    9
"Company Preferred Stock"...................................    9
"Company Subsidiary"........................................    3
"Confidentiality Agreement".................................    6
"Construction Projects".....................................   15
"Contribution Agreements"...................................   14
"Cudahy Repair Escrow Agreement"............................   33
"Diligence Reports".........................................    2
"Dispute Resolution Notice".................................   43
"Effective Time"............................................   11
"Employee Arrangements".....................................   19
"Employee Program"..........................................   19
"Encumbrances"..............................................   14
"Environmental Requirements"................................   16
"ERISA".....................................................   18
"Excess Cash Reserve".......................................   35
"Exchange Act"..............................................    2
"Extension Notice"..........................................    5
"FW Partnership Agreement"..................................   10
"FW Encumbrance"............................................    4
"FW Entities"...............................................    1
"FWM".......................................................    7
"FWOP"......................................................    1
"GAAP"......................................................   13
"Governmental Entity".......................................    8
"Hazardous Materials".......................................   16
"hazardous substance".......................................   16
"hazardous waste"...........................................   16

                                                              PAGE
                                                              ----
"HSR Act"...................................................   11
"Improvements"..............................................    2
"Injunction"................................................   23
"In-Negotiation Leases".....................................   28
"Insurance Termination Costs"...............................    7
"Intangible Property".......................................    2
"IRS".......................................................   13
"Known Title Matters".......................................    4
"Land"......................................................    2
"Leases"....................................................    2
"Limited Partnership Interest Purchase and Sale
  Agreement"................................................    1
"Litigation"................................................   12
"maintains".................................................   19
"Major Tenants".............................................   24
"Maryland Courts"...........................................   42
"Merger Agreement"..........................................    1
"Merger Agreement Properties"...............................    3
"MergerCo"..................................................    1
"MergerLP"..................................................    1
"Mergers"...................................................    3
"MGCL"......................................................    3
"Multi employer Plan".......................................   20
"Net Working Capital".......................................   34
"NYSE"......................................................   36
"Option Holders"............................................   33
"Option Parcels"............................................   33
"Other Agreement"...........................................   17
"Other Filings".............................................   29
"Pending Sale Agreement"....................................   36
"Pending Sale Properties"...................................   36
"Permitted Exceptions"......................................    4
"Person"....................................................    3
"Personal Property".........................................    3
"Plan of Liquidation".......................................    8
"Preferred Units"...........................................   14
"Prepayment Costs"..........................................    5
"Properties"................................................    3
"Property"..................................................    3
"Property Contracts"........................................    3
"Property Information"......................................    6
"Property Material Adverse Effect"..........................    3
"Property Restrictions".....................................   14
"Proposed Reconciliation"...................................   34
"Purchase Agreement"........................................    1
"Purchase Agreement Properties".............................    3
"Real Property".............................................    3
"Regulatory Filings"........................................   11
"Rent Rolls"................................................   16
"Retail Partners"...........................................    1
"SEC".......................................................    3
"SEC Reports"...............................................   11

                                                              PAGE
                                                              ----
"Securities Act"............................................   10
"Securities Laws"...........................................   11
"Series A Preferred Stock"..................................    9
"Series A Preferred Units"..................................   10
"Series B Preferred Stock"..................................    9
"Series B Preferred Units"..................................   10
"Stock Option Plan".........................................    9
"Superior Proposal".........................................   31
"Surveys"...................................................    4
"Taxes".....................................................   13
"Tenant Deposits"...........................................   16
"Terminated Property Contracts".............................    7
"Termination Amount"........................................   38
"Third Party"...............................................   30
"Title Commitment"..........................................    4
"Title Company".............................................    4
"Title Policies"............................................    3
"Title Update Report".......................................    4
"to the knowledge of the Company"...........................   21
"Transaction Documents".....................................    1
"Transactions"..............................................    3
"Units".....................................................   10
"USRP Entities".............................................    1
"USRP Expenses".............................................   38
"USRP I"....................................................    1
"USRP LP"...................................................    1
"USRP Material Adverse Effect"..............................    3

                                MASTER AGREEMENT

     THIS MASTER AGREEMENT (this "Agreement"), dated as of September 27, 2000, by and among USRP I, LLC, a Delaware limited liability company ("USRP I"), USRP GP, LLC, a Delaware limited liability company ("MergerCo"), USRP LP, LLC, a Delaware limited liability company ("USRP LP"), US RETAIL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("MergerLP"), U.S. RETAIL PARTNERS, LLC, a Delaware limited liability company ("Retail Partners", and collectively with USRP LLC, MergerCo, USRP LP LLC and MergerLP, the "USRP Entities"), FIRST WASHINGTON REALTY TRUST, INC., a Maryland corporation (the "Company"), FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("FWOP"), and each of the directly or indirectly wholly-owned subsidiaries of the Company and FWOP listed on Exhibit A to this Agreement (collectively and jointly and severally with the Company and FWOP, the "FW Entities").

                                    RECITALS

     WHEREAS, MergerCo, MergerLP, the Company and FWOP are parties to that certain Agreement and Plan of Merger dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Merger Agreement") with respect to the matters set forth therein;

     WHEREAS, USRP I and the FW Entities are parties to that certain Real Estate Purchase Agreement dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Purchase Agreement") with respect to the matters set forth therein;

     WHEREAS, the Company and USRP LP are parties to that certain Limited Partnership Interests Purchase and Sale Agreement dated as of the date hereof which is being executed and delivered contemporaneously herewith (the "Limited Partnership Interest Purchase and Sale Agreement", and collectively with this Agreement, the Merger Agreement and the Purchase Agreement, the "Transaction Documents") with respect to the matters set forth therein; and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain terms, conditions and provisions which are applicable to the transactions contemplated in each of the other Transaction Documents and to induce the others to enter into the other Transaction Documents.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in the other Transaction Documents, the receipt and sufficiency of which are hereby acknowledged, the USRP Entities and the FW Entities hereby agree as follows:

1. DEFINITIONS.

     1.1 General. The following terms used in this Agreement shall have the meanings ascribed to them in this Section 1.1:

     "Allocated Consideration" means that portion of the total consideration (prior to any adjustments under Section 8 of this Agreement or otherwise provided for in the Transaction Documents) to be paid by the USRP Entities under the Transaction Documents at the Closings as allocated among the individual Properties and listed on Exhibit 1.1(a).

     "Assumed Loan Lenders" means, collectively, the holders of the Assumed
Loans.

     "Assumed Loans" means those loans listed on Exhibit 1.1(b) attached hereto, subject to the provisions of Section 2.6.

     "Business Day" means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California or the State of Maryland.

     "Closing" means (i) with respect to the transactions contemplated under the Merger Agreement, the closing of such transactions as defined and described therein, (ii) with respect to the transactions contemplated under the Purchase Agreement, the closing of such transactions as defined and described therein, and

(iii) with respect to the transactions contemplated under the Limited Partnership Interest Purchase and Sale Agreement, the closing of such transactions as defined and described therein.

     "Closing Date" means (i) with respect to the transactions contemplated by the Merger Agreement, the date of the Closing of such transactions, (ii) with respect to the transactions contemplated by the Purchase Agreement, the date of the Closing of such transactions, and (iii) with respect to the transactions contemplated by the Limited Partnership Interest Purchase and Sale Agreement, the date of the Closing of such transactions.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

     "Company Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition or operating income of the Company and the Company Subsidiaries taken as a whole; provided that adverse effects on the business, results of operations, financial condition or operating income of the Company and the Company Subsidiaries resulting primarily and directly from (A) the fact that any or all of the FW Entities have entered into the Transaction Documents or consummated the Transactions, or (B) the real estate industry generally or the neighborhood shopping center industry generally (other than the financial condition or bankruptcy of one or more tenants), including such adverse effects that result from general market conditions, shall not, individually or in the aggregate, constitute a Company Material Adverse Effect or contribute affirmatively to any determination that a Company Material Adverse Effect exists or has occurred.

     "Company Subsidiary" means all of the directly or indirectly wholly-owned subsidiaries of the Company or FWOP, and includes all of the entities listed on
Exhibit 1.1(c).

     "Diligence Reports" means, collectively, those certain reports with respect to the physical and environmental condition of the Properties which are listed in Exhibit 1.1(d) and any other formal written reports delivered by consultants engaged by the USRP Entities regarding the physical or environmental condition of the Properties, including the Surveys.

     "Effective Time" means the moment in time at which the Mergers become effective, as more particularly described in the Merger Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Improvements" means, as to each Property, the right, title and interest of the Company or any Company Subsidiary or any affiliate of such Person in any and all structures, buildings, facilities, parking areas or other improvements situated on such Property's Land and all related fixtures, improvements, building systems and equipment (including, without limitation, HVAC, security and life safety systems).

     "Intangible Property" means, as to each Property, the right, title and interest of the Company or any Company Subsidiary or any affiliate of such Person in: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soil, pest control, survey, environmental, appraisal, market and other reports relating to the Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with the Property; (c) the Property Contracts and the Leases; (d) all claims, awards, actions, remedial rights and judgments relating to the Property; (e) all books, records, files and correspondence relating to the Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Property.

     "Land" means, as to each Property, the land component in the Property as described in the Title Policies.

     "Leases" means, as to each Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any Person to the occupancy or use of any portion of the Property.

     "Mergers" shall have the meaning ascribed to it in the Merger Agreement.

     "Merger Agreement Properties" means, collectively, all of the Properties excluding the Purchase Agreement Properties. The Merger Agreement Properties are listed on Exhibit 1.1(e) hereto.

     "MGCL" means the Maryland General Corporation Law.

     "Person" means a natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

     "Personal Property" means, as to each Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by the Company or any Company Subsidiary that is located at and used exclusively in connection with the operation of any Property.

     "Properties" means, with respect to each of the shopping center properties listed in Exhibit 1.1(a) attached hereto, the Real Property, the Personal Property and the Intangible Property, and "Property" means each of the individual Properties.

     "Property Contracts" means all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which the Company or any Company Subsidiary or any affiliate of such Person is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties, but not including Leases.

     "Property Material Adverse Effect" means a direct or indirect material adverse effect on the operations, financial condition, or operating income derived from or value of a Property; provided, that adverse effects resulting primarily and directly from the real estate industry generally or the neighborhood shopping center industry generally (other than the financial condition or bankruptcy of one or more tenants), including such adverse effects that result from general market conditions, shall not, individually or in the aggregate, constitute a Property Material Adverse Effect or contribute affirmatively to any determination that any Property Material Adverse Effect exists or has occurred.

     "Purchase Agreement Properties" means, collectively, those Properties which are to be sold by certain of the FW Entities to certain of the USRP Entities or their designee(s) pursuant to the Purchase Agreement.

     "Real Property" means, as to each Property, the Land, the Improvements and all of the right, title and interest of a FW Entity in and to the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights held by a FW Entity, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitudes and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

     "SEC" means the United States Securities and Exchange Commission.

     "Transactions" means, collectively, the transactions contemplated by the Transaction Documents.

     "Title Policies" means the existing title insurance policies naming the applicable FW Entities as owners of the Properties, including all endorsements thereto.

     "USRP Material Adverse Effect" means a material adverse effect on the business, results of operations, financial condition or operating income of the USRP Entities taken as a whole; provided that adverse effects on the business, results of operations, financial condition or operating income of the USRP Entities resulting primarily and directly from (A) the fact that any or all of the USRP Entities have entered into the Transaction Documents or consummated the Transactions, or (B) the real estate industry generally or the neighborhood shopping center industry generally, including any adverse effects to the real estate industry generally or the neighborhood shopping industry generally that result from general market conditions, shall not, individually or in the aggregate, constitute a USRP Material Adverse Effect or contribute affirmatively to any determination that a USRP Material Adverse Effect exists or has occurred.

     1.2 Other Defined Terms. Other terms used herein shall have the meanings ascribed to them elsewhere in this Agreement.

2. TITLE AND SURVEY MATTERS.

     2.1 Existing Title Policies and Surveys; Update of Title and Survey. The FW Entities have provided to the USRP Entities copies of any existing surveys of each Real Property in the possession or control of the FW Entities. The USRP Entities have received from Commercial Settlements, Inc., as agent for LandAmerica Title Insurance Company ("Title Company"), reports updating title to each Real Property since the date of the existing Title Policy for such Property (each, a "Title Update Report"), along with an undertaking (each, a "Title Commitment") by the Title Company to issue a new owner's policy of title insurance to a party designated by the USRP Entities in the same form as the existing Title Policy, subject only to such additional matters as are set forth in the Title Update Report (such additional matters (if any), together with those matters disclosed in Schedule B of the existing Title Policy for the applicable Property, are referred to herein as the "Known Title Matters"), in the amount of the Allocated Consideration for each Property. The USRP Entities have received from International Land Services, Inc. updates of the existing surveys of each Real Property (as so updated, the "Surveys").

     2.2 Permitted Exceptions. As used herein, the term "Permitted Exceptions" means, collectively, (a) all Known Title Matters, other than any FW Encumbrances, (b) matters shown on the Surveys, (c) all title matters reflecting the existence or terms of Leases shown on the Rent Rolls and other Leases entered into in accordance with this Agreement between the date hereof and the Closing Date, (d) real estate taxes and assessments for the fiscal year in which the Closing occurs (subject to the provisions of Section 8.2 hereof), (e) all matters, whether or not of record, to the extent caused by the USRP Entities or its agents, representatives or contractors, (f) liens filed by parties supplying labor or materials to any Property to the extent that the USRP Entities shall have received an adjustment to the Purchase Price on account thereof, and (g) any other matters not constituting Known Title Matters, as long as the items in this clause (g) are not violated by the existing improvements and use of the applicable Properties as improved, used and operated as of the date hereof or would not otherwise materially detract from the value of any of the applicable Properties. The FW Entities agree to reasonably cooperate with the USRP Entities to cause the removal of or issuance of affirmative title insurance over (by endorsement or otherwise) each of the exceptions listed on Exhibit 2.2 attached hereto, including without limitation, to prepare and deliver affidavits as to factual matters.

     2.3 FW Encumbrances. As used herein, the term "FW Encumbrance" shall mean any mortgage or deed of trust or other monetary lien voluntarily granted or expressly assumed by the Company or any Company Subsidiary and securing indebtedness of the Company or any Company Subsidiary or any of its affiliates other than the Assumed Loans. In any event, all FW Encumbrances must be satisfied by the FW Entities on or prior to the Closing Date (as the same may be extended as set forth below) or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to FW Entities, without adjustment of the Purchase Price.

     2.4 Other Encumbrances. If title to any Real Property is or becomes encumbered by any matter (including, without limitation, an attachment, a judgment or a lien) other than a Permitted Exception (which term shall exclude, for purposes of this Section 2.4 only, any matters referenced in clause (g) of
Section 2.2 first arising after the date of the applicable Title Update Report), the FW Entities shall use commercially reasonable efforts to remove any such encumbrance, except that the FW Entities shall not be required to expend more than a total of $1,500,000 to cure such encumbrances which do not constitute FW Encumbrances. Notwithstanding anything to the contrary set forth above in this
Section 2.4, the FW Entities shall be obligated to have each FW Encumbrance removed at the sole cost and expense of the FW Entities at or prior to Closing as provided in Section 2.3 hereof.

     2.5 Extension of Closing to Cure Encumbrances. If, despite reasonable efforts consistent with the foregoing provisions of this Section 2, the FW Entities are unable to remove any encumbrance required by this Agreement or the other Transaction Documents to be removed prior to the scheduled Closing Date, and such encumbrance can reasonably be removed on or before September 30, 2001 with commercially reasonable efforts consistent with the foregoing provisions of this Section 2, either the USRP Entities or the FW Entities shall have the right on one or more occasion by delivering written notice (an "Extension Notice") to the other to extend the applicable Closing to a date that is the earliest of (i) the date by which the parties reasonably expect such cure can be effected or (ii) September 30, 2001. Upon any such extension, the term "Closing Date" as used in this Agreement shall mean the date set forth in such Extension Notice. During such extended period, the FW Entities shall continue to use all commercially reasonable efforts consistent with the foregoing provisions of this Section 2 to cure such matters.

     2.6 Assumed Loan Lender Consents and Estoppels. The FW Entities shall, solicit and obtain on or before the Closing Date (and the USRP Entities shall cooperate with the FW Entities to the extent reasonably necessary to obtain) all approvals, consents, acknowledgments, agreements and authorizations from the Assumed Loan Lenders which are required for either (i) the assignment to and assumption by the applicable USRP Entities in connection with the sale of any Property which is encumbered by a mortgage or deed of trust securing such Assumed Loan under the Purchase Agreement or (ii) the Mergers, in each case, without any material change in the terms of such Assumed Loans (the "Assumed Loan Lender Consent Documents"). To the extent necessary to obtain any Assumed Loan Lender Consent, the USRP Entities agree to provide Person(s) to assume the obligations of the existing borrower(s) and/or guarantor(s) with creditworthiness reasonably comparable to the creditworthiness of the existing borrower(s) and/or guarantor(s), as applicable, under the applicable Assumed Loans. If an Assumed Loan Lender's consent is required in order to consummate the Transactions without prepaying such Assumed Loan, and if the FW Entities are unable to obtain such consent, then (x) the FW Entities, at their sole cost and expense, shall cause the outstanding principal balance and accrued interest on such Assumed Loan (but not any prepayment fees, yield maintenance amounts, defeasance costs or similar amounts ("Prepayment Costs"), which shall be paid as provided below) to be paid in full at the Closing, without adjustment of the Purchase Price, and (y) such Assumed Loan shall no longer be deemed an "Assumed Loan" for purposes of the Transaction Documents. In connection with the foregoing, (a) the FW Entities shall pay (x) the first $3,000,000 of any Prepayment Costs and any out-of-pocket costs incurred by, or on behalf of, any of the FW Entities or the USRP Entities (excluding fees of counsel to the FW Entities or the USRP Entities, but including any fees of counsel to the Assumed Loan Lenders required to be paid by the FW Entities or the USRP Entities) (collectively, "Loan Assumption Costs") payable in connection with obtaining the consent of the Assumed Loan Lender (including, without limitation, loan assumption fees and costs of any required "date down" or other endorsements to any Assumed Loan Lender's title insurance policy) or the satisfaction of such Assumed Loans requiring an Assumed Loan Lender's consent which consent is not obtained by Closing and (y) 25% of any Prepayment Costs and any Loan Assumption Costs in excess of $3,000,000, and (b) the USRP Entities shall pay 75% of any Prepayment Costs and Loan Assumption Costs in excess of $3,000,000 payable in connection with obtaining the consent of the Assumed Loan Lender or the satisfaction of such Assumed Loans requiring an Assumed Loan Lender's consent which consent is not obtained by Closing. To the extent that any Assumed Loan Lender holding any indebtedness required to be maintained under tax protection agreements related to the Merger Agreement Properties does not consent to the assumption thereof by the applicable USRP Entity where such consent is required, then the FW Entities shall cause such indebtedness to be refinanced prior to Closing with qualified non-recourse (except for reasonable and customary so-called "non-recourse carveouts") mortgage financing which is assumable by the applicable USRP Entity in an amount equal to the existing balance of such indebtedness or such lesser amount needed to comply with the terms of the applicable tax protection agreement, as determined by the FW Entities and approved by the USRP Entities and otherwise on terms and conditions reasonably acceptable to the USRP Entities, which refinancing shall constitute an Assumed Loan for the purposes of this Agreement and the Merger Agreement.

3. ACCESS TO PROPERTIES AND INFORMATION; CONFIDENTIALITY; CERTAIN COVENANTS.

     3.1 Access to Properties and Information. From the date hereof until the Effective Time, each of the FW Entities shall, and shall cause their respective officers, employees and agents to, afford to the USRP Entities and to the officers, employees and agents of the USRP Entities access during normal business hours to such officers, employees, agents, Properties, books, records and contracts, and shall furnish the USRP

Entities and their officers, employees and agents such financial, operating and other data and information, as the USRP Entities may reasonably request. Without limiting the generality of the foregoing:

          (a) The USRP Entities, personally or through their respective authorized agents or representatives, shall be entitled upon (i) presentation to the FW Entities of a certificate of insurance evidencing that the USRP Entities carry a liability insurance policy in an amount not less than $5,000,000, which liability insurance policy names the Company and FWOP as additional insureds, and (ii) not less than 24 hours advance notice to the FW Entities, to enter upon the Properties during normal business hours, and shall have the right to make such reasonable investigations, including, but not limited to, conducting engineering and structural studies, soil tests and environmental studies (including, without limitation, so-called "Phase I" and "Phase II" environmental studies), as the USRP Entities deem necessary or advisable with respect to the Properties; and

          (b) The FW Entities agree to copy and deliver (or otherwise make available as set forth below) to the USRP Entities, or to their duly authorized agents or representatives, upon demand, (i) copies of all Leases, (ii) copies of all applicable books and financial records relating to each Property and the operation and maintenance thereof, and (iii) such other items as the USRP Entities may reasonably request, in each case to the extent currently within the possession or control of a FW Entity or available to a FW Entity after reasonable inquiry or effort (all information described in this Section 3.1, collectively, the "Property Information"). Property Information may be made available at the main office of the FW Entities to the extent copying is not reasonably practicable.

     The Property Information may be examined at all reasonable times during normal business hours upon prior reasonable notice to the FW Entities and may be photocopied by the USRP Entities. The activities of the USRP Entities at the Property shall be conducted in such a manner so as not to interfere materially with the occupancy of any tenant with due regard given to the nature and type of activity, test or analysis being conducted. The USRP Entities shall conduct their activities in a manner that will not cause any material damage to the Properties (unless restored by the USRP Entities as provided herein) or liability to the FW Entities or the Properties. In the event the Closings do not occur for any reason, the USRP Entities shall return to the FW Entities all Property Information and any and all other materials and information provided to the USRP Entities by the FW Entities or any of their agents.

     3.2 Confidentiality. Prior to the Effective Time, the USRP Entities shall hold in confidence all Property Information provided by the FW Entities and all results of their investigations of the FW Entities and the Properties on the terms and subject to the conditions contained in that certain confidentiality agreement between BPP Retail, LLC and the Company dated April 16, 1999 (the "Confidentiality Agreement"), as if each of the USRP Entities were named therein as a party. Each of the FW Entities hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the Transactions. At the Effective Time, the Confidentiality Agreement and all obligations under this Section 3.2 shall terminate.

     3.3 Financial and Other Statements.  Supplementing the provisions of
Section 3.1, during the term of this Agreement the FW Entities shall provide to the USRP Entities or their representatives the following documents and information:

          (a) As soon as reasonably available after filing with the SEC, the FW Entities shall deliver to the USRP Entities or their representatives the Company's Quarterly Report on Form 10-Q as filed under the Exchange Act for each fiscal quarter ending after the date of this Agreement. As soon as reasonably available after filing with the SEC, the FW Entities shall deliver to the USRP Entities or their representatives the Company's Annual Report on Form 10-K, as filed under the Exchange Act for each fiscal year ending after the date of this Agreement. The FW Entities shall also deliver to the USRP Entities or their representatives, promptly after its being filed with the SEC, a copy of each Current Report on Form 8-K and a copy of each other report, statement or schedule filed with the SEC by or with respect to the Company or any Company Subsidiary.

          (b) Promptly upon receipt thereof, the FW Entities shall furnish to the USRP Entities or their representatives copies of all internal control reports submitted to any FW Entity by independent accountants in connection with each annual, interim or special audit of the books of any FW Entity made by such accountants.

          (c) As soon as practicable, the FW Entities shall furnish to the USRP Entities or their representatives copies of all such financial statements, reports or other communications as the Company or any Company Subsidiary shall send to its stockholders, partners, members, the SEC or any other regulatory authority, except to the extent any such reports furnished to any such regulatory authority are confidential and except as legally prohibited thereby.

     3.4 Termination of Property Contracts.

          (a) Property Management and Affiliate Property Contracts; Insurance. The FW Entities shall terminate or cause to be terminated, effective immediately prior to the Closing under the Purchase Agreement and at the sole cost and expense of the FW Entities, the property management contract for each Property with its affiliate First Washington Management, Inc. ("FWM") and each of the other Property Contracts between the Company or a Company Subsidiary and any affiliate of a FW Entity. The FW Entities shall reasonably cooperate with the USRP Entities in arranging for the ability of the USRP Entities to terminate, at any time after the Effective Time, any casualty, liability and other insurance maintained by the Company and Company Subsidiaries, including determining the amount of any fees, additional premiums, reductions in refunds of unused prepaid premiums and other costs which will be payable as a result of any such early termination of insurance ("Insurance Termination Costs").

          (b) Other Property Contracts. Not later than forty-five (45) days prior to the Closing Date under the Purchase Agreement, the USRP Entities may deliver a written notice to the FW Entities setting forth those Property Contracts listed on Exhibit 3.4 that the USRP Entities wish to have terminated upon Closing and which, by their terms, may be terminated upon not more than thirty (30) days' notice without payment of any termination fee or similar amount (together with any other Property Contracts not listed on Exhibit 3.4 unless one of the USRP Entities expressly agrees in writing to assume the same, the "Terminated Property Contracts"). The FW Entities will terminate or cause to be terminated, prior to the Closing, all of the Terminated Property Contracts (subject to customary obligations under each such Terminated Property Contract involving leasing commissions payable to parties unaffiliated with a FW Entity to pay such leasing commissions if the leasing agent secures a tenant from a designated list of possible tenants with whom such unaffiliated leasing agent has had dealings regarding a possible lease within a specified period of time after termination, which the USRP Entities will assume). At the Closings, the FW Entities shall assign or cause to be assigned to the USRP Entities all of the Property Contracts listed on Exhibit 3.4 other than the Terminated Property Contracts and any other Property Contracts not listed on Exhibit 3.4 which the USRP Entities expressly agree in writing to assume, except to the extent that such assignment occurs by operation of law and is not otherwise deemed an "assignment" by its terms upon a merger or change in ownership (i.e., for Property Contracts relating to the Merger Agreement Properties). The FW Entities shall pay and discharge at or before the Closings all obligations and liabilities of the Company and the Company Subsidiaries under any Property Contracts assumed by the USRP Entities in connection with the Transactions arising during any period prior to Closing under the Purchase Agreement unless the USRP Entities receive a credit against the Purchase Price on account thereof.

          (c) Third Party Management Property Contracts. Prior to Closing, the FW Entities shall cause the applicable Company Subsidiaries to terminate all of the third party management contracts to which a Company Subsidiary is a party, unless at least 45 days prior to the Closings the USRP Entities deliver written notice to the FW Entities directing the FW Entities not to terminate any of such third party management contracts.

4. REPRESENTATIONS AND WARRANTIES OF FW ENTITIES. EXCEPT FOR KNOWN TITLE MATTERS AND AS SET FORTH IN THE DILIGENCE REPORTS, THE FW ENTITIES, JOINTLY AND SEVERALLY, REPRESENT AND WARRANT TO THE USRP ENTITIES AS FOLLOWS:

     4.1 Corporate Status; Compliance With Law. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary (other than in such states where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect); which states are listed in Exhibit 4.1(a) attached hereto. Each of the Company Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or company power and authority to own its Properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its Property or the conduct of its business requires such qualification (other than in such states where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), which states are listed in Exhibit 4.1(a) attached hereto. Neither the Company, any Company Subsidiary nor any Property is in violation of any order of any court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign ("Governmental Entity") or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of its respective Properties or assets is subject, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Property Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Real Property is in violation of any applicable federal, state, county or municipal law, code, rule, or regulation (including, without limitation, The Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, zoning and other land use laws and regulations, and applicable building codes) or requires the correction of any condition by reason of a violation of any applicable federal, state, county or municipal law, code, rule, or regulation, which has not been previously cured, except in each case to the extent such violation or required correction, together with all other violations or required corrections, would not reasonably be expected to have a Property Material Adverse Effect. With respect to each of the Properties listed on Exhibit 4.1(b), no physical changes have been made to any such Property since the date of the most recent title insurance policy with respect thereto which would cause such Property to violate the provisions of any zoning or other land use law or regulation, in each case to the extent such violation, together with all other violations, would not reasonably be expected to have a Property Material Adverse Effect. Copies of the Charter or other equivalent documents, Bylaws, organizational documents and partnership, operating and joint venture agreements (and in each such case, all amendments thereto) of the Company and the Company Subsidiaries are listed in Exhibit 4.1(c) attached here to, and the copies of such documents which have previously been delivered or made available to the USRP Entities and their counsel, are true and correct.

     4.2 Authorization, Validity and Effect of Agreements. Each of the Company and the Company Subsidiaries has the requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder, subject to obtaining the approvals contemplated herein and therein, as applicable. The Board of Directors of the Company has, by resolutions duly adopted by unanimous vote and approved the Transactions and the Transaction Documents, and has agreed to recommend that the holders of Company Common Stock adopt and approve a plan of liquidation (the "Plan of Liquidation") and the Transactions at the Company stockholders' meeting which will be held in accordance with the provisions of Section 7.1 of the Merger Agreement. In connection with the foregoing, the Board of Directors of the Company has taken such actions and votes as are necessary on its part to render the provisions of
Article IV, Sections 4.3.7 and Section 4.5.5 of the Company's Charter, Section 12 of the Company's Articles

Supplementary, and the applicable provisions of the Control Share Acquisition Statute (Title 3, Subtitle 7), the Business Combination Statute (Title 3, Subtitle 6) and all other applicable takeover statutes of the MGCL and any other applicable takeover statutes of any other state, inapplicable to the Transaction Documents and the Transactions. As of the date hereof, all of the directors and executive officers of the Company have indicated that they presently intend to vote all shares of Company Common Stock and Units which they own to approve the Transactions and the Transaction Documents at the Company stockholders' meeting. Subject only to the approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to be cast and, to the extent required, by the holders of a Majority-in-Interest (as defined in the FW Partnership Agreement (as hereinafter defined)) of the limited partners of FWOP, the execution by the Company and the Company Subsidiaries of the Transaction Documents to which they are parties and the consummation of the Transactions and such ancillary agreements have been duly authorized by all requisite corporate, partnership or company action on the part of such entities, and no other action on the part of stockholders or partners is required. The Transaction Documents constitute, and the ancillary agreements to which they are parties (when executed and delivered pursuant hereto) will constitute (assuming due and valid authorization, execution and delivery hereof and thereof, as applicable, by each of the USRP Entities that are a party hereto or thereto, as applicable), the valid and legally binding obligations of the Company and the Company Subsidiaries, enforceable against the Company and each of the Company Subsidiaries in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     4.3 Capitalization.

          (a) The authorized stock of the Company consists of 90,000,000 shares of Company Common Stock of which as of the date hereof 10,462,422 shares are issued and outstanding and 10,000,000 shares of preferred stock, of which 3,750,000 shares are classified as shares of Series A Cumulative Participating Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock") and 1,000,000 shares are classified as Class B Junior Participating Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Company Preferred Stock"), of which as of the date hereof 1,968,484 shares of Series A Preferred Stock are issued and outstanding and no shares of Series B Preferred Stock are issued and outstanding. All such issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the options (collectively, the "Company Options") granted under the Company's 1994 Amended and Restated Stock Option Plan, as amended (the "Stock Option Plan"), and except as set forth on Exhibit 4.3(a) there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company. Exhibit 4.3(a) attached hereto sets forth a full list of the Company Options, including the name of the Person to whom such stock options have been granted, the number of shares subject to each option, the per share exercise price for each option, the vesting schedule for each option and the termination date for each option. There are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of Company Common Stock or Company Preferred Stock or which restrict the transfer of any such shares, nor does the Company have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Exhibit 4.3(a) hereto, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. All dividends with respect to Company Common Stock and the Company Preferred Stock have been paid in full as of the most recent dividend period. As of the date hereof, each share of Series A Preferred Stock is convertible into 1.282051282 shares of Company Common Stock. Except as set forth in Exhibit 4.3(a) hereof, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act of 1933, as amended (the

     "Securities Act"), and after the Effective Time, neither the Surviving Company nor any affiliate thereof will have any obligation to register any of their securities as a result of any prior commitment made by the Company or any of the Company Subsidiaries. After the Effective Time, the Surviving Company will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of the Company or the Surviving Company pursuant to the Stock Option Plan or any other Employee Program (as hereinafter defined).

          (b) The Company is the sole general partner of FWOP. As of the date hereof, there are 14,865,264 common units of limited partnership interest in FWOP ("Common Units"), 1,968,484 Series A preferred units of limited partnership interest in FWOP ("Series A Preferred Units") and 85,760 Series B preferred units of limited partnership interest in FWOP ("Series B Preferred Units", and together with the Series A Preferred Units, the "Preferred Units", and the Preferred Units together with the Common Units are collectively referred to herein as the "Units") of FWOP issued and outstanding all as set forth in Exhibit 4.3(b) attached hereto. The Company owns 10,462,422 of such Common Units, 1,968,484 of such Series A Preferred Units and no Series B Preferred Units, in each case, free and clear of all liens, security interests, claims against title or other encumbrances on title. The Company had a reasonable basis for believing that each limited partner of FWOP was an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act) at the time such Person first became a limited partner of FWOP. All such issued and outstanding partnership interests are duly and validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate FWOP to issue, transfer or sell any partnership interests of FWOP. Except as set forth in Exhibit 4.3(b), there are no outstanding contractual obligations of FWOP to repurchase, redeem or otherwise acquire any partnership interests of FWOP. The partnership interests owned by the Company and, to the knowledge of the Company, any other Person, are subject only to the restrictions on transfer set forth in the First Amended and Restated Agreement of Limited Partnership of FWOP, as amended (the "FW Partnership Agreement") and those imposed by applicable securities laws and, with respect to Persons other than the Company and the Company Subsidiaries, the Contribution Agreements. FWOP has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, partnership interests or any other interest in FWOP or any securities convertible into partnership interests or such other interests. All distributions which have been declared or accrued as of the most recent period with respect to the Units have been paid in full as of the most recent period. As of the date hereof, each Series A Preferred Unit and each Series B Preferred Unit is convertible into
     1.282051282 shares of Company Common Stock. Prior to the date hereof, the general partner of FWOP has consented in writing to the consummation of the Partnership Merger, the Recapitalization (as defined in the Merger Agreement), the sale of the Purchase Agreement Properties pursuant to the Purchase Agreement and the other transactions contemplated in the Transaction Documents.

     4.4 Subsidiaries. Except as set forth in Exhibit 4.4 attached hereto, the FW Entities, collectively, own, directly or indirectly, all of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Company Subsidiaries. Each of the outstanding shares of capital stock in each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. The following information for each Company Subsidiary is set forth in Exhibit 4.4 attached hereto: (i) its name and jurisdiction of incorporation or organization; (ii) the jurisdictions in which such entity is qualified to conduct business; (iii) its authorized capital stock or share capital or partnership or other interests;
(iv) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it; and
(v) the name of the general partners or managers, if applicable.

     4.5 Other Interests. Except for interests in the Company Subsidiaries as set forth in Exhibit 4.5 attached hereto, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity (other than investments in short-term investment securities). With respect to the interests set forth in Exhibit 4.5 attached hereto, the Company or the applicable Company Subsidiary, as the case may be, is a partner, member or stockholder in good standing, owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances, is not in breach of any provision of any agreement, document or contract governing such entity's rights in or to the interests owned or held, all of which agreements, documents and contracts are set forth in Exhibit 4.5 attached hereto, and have not been modified or amended since their description therein, and are in full force and effect and, to the knowledge of the Company, the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts.

     4.6 Conflicts. Neither the execution and delivery by the Company and the applicable Company Subsidiaries of the Transaction Documents nor the consummation by the Company and the applicable Company Subsidiaries of the Transactions, nor the compliance by the Company and the applicable Company Subsidiaries with the Transaction Documents: will (i) conflict with or result in a breach of any provisions of the Charter, Bylaws, organizational documents, partnership agreements, operating agreements, or other joint venture agreements of the Company or any Company Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any Employee Program or any grant or award made thereunder except as set forth in Exhibit 4.6 attached hereto for which the Surviving Company (as defined in the Merger Agreement) would be liable after the Effective Time; (iii) except as set forth in Exhibit
4.6 attached hereto, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of the Company Rights Agreement (as defined in Section 4.36) or any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their Properties is bound or affected, which would reasonably be expected to have a Property Material Adverse Effect; or (iv) other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings") and other than customary filings required in connection with the recording of the Deeds (as defined in the Purchase Agreement), require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entities, except where any such breaches, violations, defaults, triggering of payments or obligations, conflicts, termination, acceleration, liens, encumbrances, or voiding of any rights or obligations, would not, individually or in the aggregate, reasonably be expected to have a Property Material Adverse Effect or materially restrict or impair the ability of the FW Entities to consummate the Transactions.

     4.7 SEC Documents.

          (a) True, correct and complete copies of all material filings by the Company with the SEC and each (A) registration statement, (B) annual report on Form 10-K, (C) quarterly report on Form 10-Q, (D) current report on Form 8-K, (E) proxy statement or information statement, and (F) other report filed with the SEC pursuant to the requirements of the Exchange Act or the Securities Act (in all such cases, including all exhibits, amendments and supplements thereto), prepared by the Company or any of the Company Subsidiaries or relating to properties of the Company or the Company Subsidiaries since January 1, 1997 in the form (including exhibits and any amendments thereto) filed with the SEC have (except for any exhibits) previously been provided or made available to the USRP Entities or their counsel (collectively, the "SEC Reports"). The SEC Reports constitute all material forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws") since January 1, 1997. As of their respective dates, the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC. Except as and to the extent set forth on the consolidated balance sheet of the Company and the Company Subsidiaries at June 30, 2000, including all notes thereto and the notes to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, neither the Company nor any of the Company Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date and liabilities for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions.

          (b) The Units are not registered under Section 12 of the Exchange Act.

     4.8 Litigation. Except as disclosed in Exhibit 4.8 attached hereto, there is no suit, action, proceeding, investigation, arbitration, claim or charge pending (in which service of process has been received by an employee of the Company or a Company Subsidiary) or, to the knowledge of the Company, threatened in writing against or threatened in writing affecting the Company or any Company Subsidiary or any of their respective assets or properties, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity, or arbitrator outstanding against or affecting the Company or any Company Subsidiary or any of their respective assets or properties (any such proceeding hereinafter referred to as "Litigation") that, individually or in the aggregate, could reasonably be expected to (i) as of the date hereof, be material, (ii) as of the Closings, have a Company Material Adverse Effect or (iii) prevent or materially restrict or impair the consummation of any of the Transactions, and to the knowledge of the Company, Exhibit 4.8 indicates the status of the insurance carrier's acceptance thereof.

     4.9 Absence of Certain Changes or Events.  Except as disclosed in Exhibit
4.9 attached hereto, since June 30, 2000, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change which, individually or in the aggregate with all other such changes, has had a Company Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time which, individually or in the aggregate with all other such changes, occurrences or circumstances, would reasonably be expected to result in a Company Material Adverse Effect, (b) except for distributions consistent with Section 7.1(k) hereof, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company Common Stock, the Company Preferred Stock or the Units, (c) other than the Recapitalization (as defined in the Merger Agreement), any split, combination or reclassification of the Company Common Stock or the Company Preferred Stock or the Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of capital stock of the Company or partnership interests in FWOP or any issuance of an ownership interest in, any Company Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate with all other such damages, destruction or losses, has had, or might reasonably be expected to have, a Company Material Adverse Effect, (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles ("GAAP"), or (f) any material amendment of any employment, consulting, severance, retention or any other agreement between the Company or any Company Subsidiary and any officer, director, employee or significant stockholder of the Company or any Company Subsidiary. For the purposes of updating the representations and warranties set forth in this Section 4.9 as of the Closing only, the term "Company Material Adverse Effect" as used in this
Section 4.9 shall be deemed modified as provided in Section 6.2(h).

     4.10 Taxes.

          (a) The Company and each of the Company Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes and assessments, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed by it through the date hereof, other than those taxes that individually or in the aggregate, are not material.

          (b) The Company and each of the Company Subsidiaries has timely filed, or requested extensions to file, all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns are complete and accurate in all material respects. Attached as Exhibit 4.10(b) attached hereto is a list all written requests for extension of filing obligations with respect to Tax Returns not yet filed which the Company has submitted to the Internal Revenue Service ("IRS") and a summary of the current status of the filing.

          (c) To the Company's knowledge, no material abatement proceedings are pending with reference to any real estate taxes assessed against any Real Property except as shown on Exhibit 4.10(c). To the Company's knowledge, there are no material betterment assessments or other special assessments presently pending or proposed by any governmental authority with respect to any portion of any Real Property.

          (d) Neither the IRS nor any other Governmental Entity is now asserting by written notice to the Company or any Company Subsidiary or, to the knowledge of the Company or the Company Subsidiaries, threatening to assert against the Company or any Company Subsidiary any deficiency or claim for additional Taxes. To the knowledge of the Company, there is no dispute or claim concerning any Tax liability of the Company or any Company Subsidiary, either claimed or raised by any Governmental Entity, or as to which any officer of the Company or any Company Subsidiary has reason to believe may be claimed or raised by any federal or state Governmental Entity. No claim has ever been made by notice to the Company or any Company Subsidiary nor to the knowledge of the Company, has any claim been threatened to be made by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file reports and returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any Company Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor any of the Company Subsidiaries has ever entered into a closing agreement pursuant to Section 7121 of the Code.

          (e) Neither the Company nor any of the Company Subsidiaries has received written notice of any audit of any tax return filed by the Company or any Company Subsidiary, and neither the Company nor any of the Company Subsidiaries has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Exhibit 4.10(e), neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by the Company and each of the Company Subsidiaries and all communications relating thereto have been delivered to the USRP Entities or made available to representatives of the USRP Entities.

          (f) Each of the Company Subsidiaries of which all the outstanding capital stock is owned solely by the Company is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. FWOP and each of the other Company Subsidiaries listed as a partnership or limited liability company in Exhibit 4.4 attached hereto are, and have been at all times during which the Company, FWOP or any of the other Company Subsidiaries held an interest therein, properly classified as partnerships for federal income tax purposes and not as publicly-traded partnerships.

          (g) For all tax years of the Company, the Company has qualified as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. For the periods described in the preceding sentence, the Company has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which the Company is subject to income tax and which provide for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code. For the period beginning immediately after the end of the last tax year completed before the date of this Agreement and ending with the Effective Time, the Company has operated and will operate in a manner that will allow it to qualify as a REIT.

          (h) Exhibit 4.10(h)(i) contains a list of all agreements pursuant to which the Company and/or any Company Subsidiary acquired Properties in exchange for Units in whole or in part (collectively, the "Contribution Agreements"). As of the date hereof, no limited partner of FWOP has raised, or to the knowledge of the Company threatened to raise, a material claim against the Company or FWOP for any breach of any tax protection agreement or any similar arrangement. Exhibit 4.10(h)(ii) contains a complete list of all Contribution Agreements that contain tax protection provisions that will remain in place following the consummation of the Transactions. The copies of such Contribution Agreements provided to the USRP Entities are true and complete, and no such Contribution Agreement has been amended or modified except to the extent set forth on Exhibit 4.10(h)(ii). Other than the Contribution Agreements identified on Exhibit 4.10(h)(ii), there are no written or oral tax protection agreements or similar arrangements in effect which impose obligations or restrictions on any FW Entity with respect to the sale of properties or the maintenance of indebtedness or otherwise, other than those which will expire pursuant to their terms immediately following the consummation of the Transactions.

     4.11 Books and Records.

          (a) The books of account and other financial records of the Company and each of the Company Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with commercially reasonable business practices, and are accurately reflected in all material respects in the financial statements included in the SEC Reports.

          (b) The minute books and other material records of the Company and each of the Company Subsidiaries have been made available to the USRP Entities, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and each of the Company Subsidiaries and all actions of the partners of each of the Company Subsidiaries.

     4.12 Properties and Title.

          (a) All of the Real Properties owned by the Company and each of the Company Subsidiaries are set forth in Exhibit 4.12 attached hereto. Except as set forth in Exhibit 4.12 attached hereto, the Company and each Company Subsidiary owns fee simple title (or leasehold title to the extent shown on Exhibit 4.12) to each of the Real Properties identified in Exhibit 4.12, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (collectively, "Encumbrances"), and the Real Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (x) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not materially and adversely affect the current use of the Property, materially detract from the value of the Property as currently used or materially interfere with the present use of the

     Property, and (y) Encumbrances and Property Restrictions which constitute Permitted Exceptions or FW Encumbrances. Valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiary's fee simple title (or leasehold title to the extent shown on Exhibit 4.12) to each of the Real Properties in amounts at least equal to the purchase price thereof paid by the applicable Company Subsidiary, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. At the time each of the Title Policies were issued, none of the FW Entities had knowledge of any facts or circumstances which would constitute the basis for a claim against such Title Policies.

          (b) Permits. Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity or from any other Person that the Real Properties are not in substantial compliance with any material governmental permit, license or certificate or any agreement, easement or similar instrument applicable to any of the Real Properties which has not been fully cured. To the knowledge of the Company, no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Real Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Real Properties has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation of any of the same nor is the Company nor any Company Subsidiary currently in default thereunder and the Real Properties are in compliance with all governmental permits, licenses and certificates, except for any of the foregoing matters which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     4.13 Physical Condition of Properties. Except as set forth on Exhibit 4.13 hereto or otherwise in the Diligence Reports and except for those defects or damages, that, individually or in the aggregate with all other such defects or damages, would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no material structural defects relating to any of the Properties, (b) there is no Property whose building systems are not in working order in any material respect, and (c) there is no physical material damage to any Property for which there is no insurance in effect covering the full cost of the restoration.

     4.14 Construction Projects. There are no material renovation or material construction projects currently being performed or scheduled to be performed at any of the Properties except for the projects listed and described on Exhibit
4.14 (the "Construction Projects"). Exhibit 4.14 sets forth for each Construction Project (i) a description of the work, (ii) the anticipated cost thereof, and (iii) the scope of the obligations of the Company or any Company Subsidiary with respect thereto (e.g., reimbursement to tenant for tenant improvement work performed by or on behalf of tenant). Neither the Company nor any Company Subsidiary is in material default of any obligation with respect to the Construction Projects and, to the knowledge of the Company, the tenants obligated to complete any of the Construction Projects are not in material default with respect to such obligations as of the date of this Agreement.

     4.15 Compliance with Restrictions. Neither the Company nor any Company Subsidiary has received any written notice that the existing improvements or current use, operation or parking at any Property does not comply with any material restriction, covenant or similar agreement affecting such Property. The current use and operation and the parking at the Properties comply in all material respects with all restrictions, covenants, and similar agreements affecting the Properties, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     4.16 Condemnation. As of the date hereof, no condemnation proceeding is pending or, to the knowledge of any FW Entity, contemplated in connection with any Real Property except as shown on Exhibit 4.16 attached to this Agreement and except for immaterial condemnations (e.g., taking of so-called "slope easement" in connection with adjacent road construction) which would not adversely affect access, parking, legal compliance or value of a Property in any material respect. As of the Closing under the Purchase Agreement, the foregoing sentence will remain true and correct, except for any events or facts which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     4.17 Leases.

          (a) The FW Entities have delivered or made available true and complete copies of all Leases and guarantees of the obligations of the tenants thereunder, if any. The rent rolls attached hereto as Exhibit 4.17(a) (the "Rent Rolls"), taken as a whole, are accurate in all material respects as of the date indicated therein. Except as disclosed in the Rent Rolls, and except to the extent not material to any individual Property, as of the date indicated in the Rent Rolls: (i) each Lease is in full force and effect with respect to the applicable Company Subsidiary and, to the Company's knowledge, with respect to the tenants under the Leases; (ii) neither the Company nor any Company Subsidiary has received any notice that it is in default (which has not been cured) of any of its obligations as landlord under any Lease, and to the Company's knowledge the applicable Company Subsidiary is not in material default (which has not been cured) of its obligations as landlord under any Lease; (iii) no tenant is in default in any material monetary obligation or any material non-monetary obligation under its Lease; (iv) no rent has been paid by any tenant more than one month in advance and no security or other deposits or payment of last month's rent or similar amounts paid by tenants (collectively, "Tenant Deposits") have been applied to perform tenant obligations; (v) the tenant under each of the Leases is in actual possession of the leased premises; and (vi) no tenant is entitled to any free rent, abatement, unpaid tenant improvement or other cost reimbursement or unpaid allowance, rebate, set-off or other concession during the remaining term of its Lease (including any renewal or extension term). Except for the In-Negotiation Leases, neither the Company nor any Company Subsidiary has made any written or oral commitments to lease any Property or any portion thereof which has not yet been reduced to a written Lease.

          (b) As of the date hereof, no material leasing or similar commissions are payable with respect to any of the Leases, either for the term then in effect or for any renewal, substitution, extension or expansion thereunder, except as shown on Exhibit 4.17(b). As of the Closing, no material leasing or similar commissions shall be payable with respect to any of the Leases, either for the term then in effect or for any renewal, substitution, extension or expansion thereunder, except as shown on Exhibit 4.17(b) or otherwise approved by the USRP Entities in connection with any new Leases entered into after the date hereof and prior to Closing, other than those adjusted for at Closing.

     4.18 [Intentionally Omitted]

     4.19 Certain Reports. The Company has provided the USRP Entities with true and complete copies of all material reports that are in the possession or control of the Company relating to the physical and environmental condition of the Property, which reports are included in the list of Diligence Reports. For purposes of this Agreement, the term "Hazardous Materials" shall mean any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) or any regulations promulgated thereunder; (ii) any "hazardous waste" as now or hereafter defined in the Recourse Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) or regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.) or regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Requirements" (as hereinafter defined) or the common law, or any other applicable law related to a Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on a Real Property: (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on such Real Property or adjacent property or poses or threatens to pose a hazard to health or safety of persons on such Real Property or adjacent property; or (C) which, if emanated or migrated from such Real Property, could constitute a trespass. For purposes of this Agreement, the term "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agree-ments, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which a Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of such Real Property, such Real Property or the use of such Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

     4.20 Hazardous Materials. Except as set forth in Exhibit 4.20 and except as set forth in the Diligence Reports, each Property complies in all material respects with all Environmental Requirements applicable to such Property, there has been no release of Hazardous Materials on or from any Real Property, and there are no underground storage tanks beneath any Real Property and during the ownership of the Properties by the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary has made, been requested to make, nor been required to make any report or disclosure to any Governmental Entity relating to a release or threatened release of Hazardous Materials to or from any Property, in each case except to the extent such matters would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.21 Rights to Purchase. Except as set forth in Exhibit 4.21, neither the Company nor any of the Company Subsidiaries has granted any option agreements or rights of first refusal or rights of first offer with respect to the purchase of any Property or any portion thereof or interest therein or any other rights in favor of third persons to purchase or otherwise acquire any Property or any portion thereof or any interest in any Property or any interest in the Company or any Company Subsidiary and, to the Company's knowledge, no prior owner of a Property has granted any option agreements or rights of first refusal or rights of first offer with respect to the purchase of any Property or any portion thereof or any other rights in favor of third persons to purchase or otherwise acquire any Property or any portion thereof or any interest in any Property or any interest in the Company or any Company Subsidiary.

     4.22 [Intentionally Omitted]

     4.23 FIRPTA. None of the FW Entities is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. The taxpayer identification number of each FW Entity is listed on Exhibit A.

     4.24 Personal Property. None of the material personal property necessary for the use, operation, repair or maintenance of any Property as currently used, operated, maintained and repaired is leased from or otherwise owned by third-parties except (i) for equipment owned or leased by third party vendors providing maintenance or repair services to a Property or (ii) as otherwise listed on Exhibit 4.24.

     4.25 Intellectual Property. Except as would not, individually or in aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, there are no claims pending or, to the Company's knowledge, threatened, that any of the Company or the Company Subsidiaries is in violation of any intellectual property right of any third party.

     4.26 Other Agreements. Exhibit 4.26 sets forth (i) each unexpired commitment, contractual obligation or borrowing (each, an "Other Agreement") entered into by the Company or any of the Company Subsidiaries which may result in total payments by or liability of the Company or any Company Subsidiary in excess of $25,000, other than the Assumed Loans, Property Contracts, Leases and Employee Programs, and (ii) all third party management contracts whereby a Company Subsidiary provides management services for a fee. True and complete copies of the foregoing have previously been provided or made available to the USRP Entities or their counsel. Neither the Company nor any of the Company Subsidiaries has received any notice of a default that has not been cured (or will not be cured at or prior to the Effective Time) under any of the documents described in clauses (i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default would not, individually or in the aggregate, be reasonably expected to have a Property Material Adverse Effect. Neither the Company nor any

Company Subsidiary has entered into any unrecorded material Other Agreements with any Governmental Entity affecting any Real Property that have not been disclosed to the USRP Entities in writing.

     4.27 Development Rights. To the Company's knowledge, all work to be performed, payments to be made and actions to be taken by the Company or any of the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with the development of the Properties, including any development agreement relating to a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation, etc.) has been performed, paid or taken in all material respects, as the case may be, and neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity that any material portion of such work, payment or action has not been performed, paid or taken, as the case may be.

     4.28 Assumed Loans. Neither the Company nor any of the Company Subsidiaries is in material default under any of the Assumed Loans and no event has occurred which, with notice or the passing of time or both, would constitute a material default under the Assumed Loans. All of the material documents evidencing, securing or otherwise relating to the Assumed Loans are listed on Exhibit 4.28 and have been delivered or made available to the USRP Entities.

     4.29 [Intentionally Omitted]

     4.30 Insurance. The Company, each Company Subsidiary and the Properties are currently insured with financially responsible insurers with the coverages, and in the amounts and with the deductibles, shown in Exhibit 4.30 hereof. No Property has any defects or inadequacies which would materially and adversely affect the insurability of such Property.

     4.31 Bankruptcy. There has not been filed by or against the Company or any Company Subsidiary any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of the Company or any Company Subsidiary or for the appointment of a receiver or trustee for all or any substantial part of the Company's or any Company Subsidiary's property, nor has the Company or any Company Subsidiary made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due (each, as to any Person that is the subject thereof, a "Bankruptcy Event"). Except as listed on
Exhibit 4.31, to the knowledge of the Company there is no Bankruptcy Event with respect to any tenant under any Lease as of the date of this Agreement.

     4.32 Employee Benefit Plans.

          (a) Exhibit 4.32(a) sets forth a list of every Employee Program that has been maintained by the Company, any Company Subsidiary or an Affiliate.

          (b) Each Employee Program which has been intended to qualify under
     Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section or the amendment period for such Employee Program has not expired. No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)).

          (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs. With respect to any Employee Program, there has been no (i) "prohibited transaction", as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or
     (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company, any Company Subsidiary or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense that could reasonably be expected to have a

     Company Material Adverse Effect. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Exhibit 4.32(c).

          (d) None of the Company, any Company Subsidiary nor any Affiliate (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or Code Section 412 or ERISA Section 302, including, but not limited to, any Multi employer Plan or (ii) except as set forth in Exhibit 4.32(d) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

          (e) With respect to each Employee Program maintained by the Company or any Company Subsidiary, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the USRP Entities: all documents embodying or governing such Employee Program, and any funding medium for the Employee Program, including, without limitation, trust agreements) as they may have been amended to the date hereof.

          (f) Except as set forth in Exhibit 4.32(f), the execution of the Transaction Documents and the performance of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Program, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of the Company or any of the Company Subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of the Company Subsidiaries to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Exhibit 4.32(f), no payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or Employee Program, as a result of the transactions contemplated by the Transaction Documents, to any officer, director or employee of the Company or any of the Company Subsidiaries, could be characterized as an "excess parachute payment" within the meaning of Section 280G of the Code.

          (g) For purposes of this Section 4.32:

             (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA
        Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans or other stock or equity based plans, awards or arrangements, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

             (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

             (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company or any Company Subsidiary under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any Company Subsidiary for purposes of ERISA
        Section 302(d)(8)(C).

             (iv) "Multi employer Plan" shall have the meaning set forth in
        Section 3(37) of ERISA.

     4.33 Labor Matters. Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. To the knowledge of the Company there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company or the Company Subsidiaries. There has not been and there is not presently pending or existing, and to the Company's knowledge, there is not threatened, any strike, slowdown, picketing, or work stoppage. Except as set forth on Exhibit 4.33, neither the Company nor any of the Company Subsidiaries has any written agreement with any employee that contains a specific term of employment that would be inconsistent with the status of all employees of the Company being "at will" employees. The Company has provided or made available to the USRP Entities true, correct and complete copies of all written employment agreements (and written summaries of all oral agreements) between the Company or any of the Company Subsidiaries and any of their respective employees.

     4.34 [Intentionally Omitted]

     4.35 Related Party Transactions. Set forth in Exhibit 4.35 is a list of all arrangements, agreements, contracts and understandings entered into by the Company or any Company Subsidiary (which are or will be in effect as of or after the date of this Agreement) with (i) any Person who is, or was at any time during the last 8 years, an officer, director or affiliate of the Company or any Company Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate involving payments in excess of $25,000, except for Employee Programs of which any of such individuals are participants or (ii) any Person who acquired Company Common Stock in a private placement. All such documents are listed in Exhibit 4.35 and the copies of such documents, which have previously been provided or made available to the USRP Entities its counsel, are true and correct copies.

     4.36 Company Rights Agreement. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not cause any of the USRP Entities to become an "Acquiring Person" (as defined in the Company Rights Agreement) under the Rights Agreement, dated as of October 10, 1998 by and between the Company and American Stock Transfer & Trust Company, as amended (the "Company Rights Agreement").

     4.37 Brokers. No broker, investment banker or other party is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon dealings with the Company or any Company Subsidiary other than Chase Securities Inc. and Capital Market Solutions ("Brokers"). Brokers are the only real estate brokers or investment bankers with whom the Company or any Company Subsidiary has dealt in connection with the transactions contemplated by the Transaction Documents. All fees, commissions or other amounts due Brokers will be paid by FWOP at Closing.

     4.38 Opinion of Financial Advisor. The Company has received the opinion of Chase Securities Inc., to the effect that, as of the date hereof (i) the consideration to be paid by USRP I pursuant to the Purchase Agreement (the "Purchase Consideration") is fair, from a financial point of view, to FWOP and
(ii) the consideration to be paid by MergerCo and MergerLP pursuant to the Merger Agreement and the Purchase Consideration, taken together as a whole and not separately, is fair, from a financial point of view, to the Company and its stockholders and FWOP and its partners.

     As used in this Agreement, the phrase "to the knowledge of the Company" (or words of similar import) means the actual knowledge of those individuals identified in Exhibit 4.39. Any fact or item disclosed in an Exhibit to this Agreement referred to in this Section 4 shall be deemed to be disclosed in the other Exhibits referred to in this Section 4 to the extent such fact or item reasonably relates to such other Exhibits or such deemed disclosure is otherwise reasonably inferable notwithstanding that such Exhibit does not contain an express cross-reference to such other Exhibit.

     5. Representations and Warranties of USRP Entities. The USRP Entities, jointly and severally, represent and warrant to the FW Entities as follows:

          5.1 Corporate Status: Compliance With Law. Each of the USRP Entities has been duly formed, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite power and authority and all necessary governmental approvals to own, lease and operate their properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such governmental approvals would not, individually or in the aggregate, have a USRP Material Adverse Effect. Each of the USRP Entities is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a USRP Material Adverse Effect. No USRP Entity is in violation of any order of any court, Governmental Entity or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which any USRP Entity or any of its properties or assets is subject, except for those violations that individually or in the aggregate would not reasonably be expected to be material.

          5.2 Authorization; Validity of Transaction Documents; Necessary Action. Each USRP Entity has full power and authority to execute and deliver the Transaction Documents and to consummate the Transactions. The execution, delivery and performance by each USRP Entity of the Transaction Documents and the consummation of the Transactions have been duly authorized by the members or general partner of such USRP Entity as the case may be, and no other action on the part of any USRP Entity is necessary to authorize the execution and delivery by the USRP Entities of the Transaction Documents and the consummation of the Transactions. The Transaction Documents have been duly executed and delivered by each of the USRP Entities and, assuming due and valid authorization, execution and delivery hereof by the FW Entities, is a valid and binding obligation of each of the USRP Entities, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          5.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the HSR Act and state securities or state "Blue Sky" laws, none of the execution, delivery or performance of the Transaction Documents by the USRP Entities, the consummation by the USRP Entities of the Transactions or compliance by the USRP Entities with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of formation or operating agreement of any of the USRP Entities, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the USRP Entities under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any USRP Entity is a party, or by which any USRP Entity or any of its properties is bound or affected or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the USRP Entities, or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, materially restrict or impair the ability of the USRP Entities to consummate the Transactions or otherwise be material.

          5.4 Required Financing. The USRP Entities have sufficient funds to consummate the Transactions, including, without limitation, to (i) pay the Stock Exchange Fund and the Unit Exchange Fund (each as defined in the Merger Agreement), (ii) pay any fees and expenses incurred by the USRP Entities in connection with the Transactions, and (iii) provide for the working capital needs of the USRP Entities following the consummation of the Transactions.

          5.5 Formation of the USRP Entities; No Prior Activities. Each of the USRP Entities (other than Retail Partners) was formed solely for the purpose of engaging in the Transactions. As of the date hereof and as of the Effective Time, except for obligations or liabilities (i) incurred in connection with its formation and the Transactions, and (ii) contained in or relating to the Transaction Documents and any other agreements or arrangements contemplated by the Transaction Documents or in furtherance of the Transactions, none of the USRP Entities (other than Retail Partners) has incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person, excluding such obligations or liabilities which would not, individually or in the aggregate, materially restrict or impair the ability of the USRP Entities to consummate the Transactions or otherwise be material. MergerCo's sole subsidiary is MergerLP and MergerLP has no subsidiaries.

          5.6 Capitalization.

          (a) MergerCo is the sole general partner of MergerLP. USRP LP is the sole limited partner of MergerLP. As of the date hereof, MergerCo owns a 1% general partnership interest in MergerLP and USRP LP owns a 99% limited partnership interest in MergerLP. All such issued and outstanding partnership interests are duly authorized, validly issued, fully paid, and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate MergerLP to issue, transfer or sell any partnership interests of MergerLP. There are no outstanding contractual obligations of MergerLP to repurchase, redeem or otherwise acquire any partnership interests of MergerLP. The partnership interests of MergerLP are subject only to the restrictions on transfer imposed by applicable securities laws. MergerLP has not issued or granted, and is not a party to, any commitments of any kind relating to, or any agreements or understandings with respect to, partnership interests or any other interest in MergerLP or any securities convertible into partnership interests or such interests.

          (b) Retail Partners owns, directly or indirectly, in excess of 95% of the outstanding partnership interest of MergerLP and, except as contemplated by this Agreement, no Person, other than a subsidiary of Retail Partners, has any lien, pledge, security interest, claim or other encumbrance on, or otherwise owns any beneficial interest in, any of such partnership interests.

          (c) Retail Partners owns, directly or indirectly, 100% of the outstanding membership interests in USRP I, and except as contemplated by this Agreement, no Person, other than a subsidiary of Retail Partners, has any lien, pledge, security interest, claim or other encumbrance on, or otherwise owns any beneficial interest in, any of such membership interests.

          (d) Retail Partners currently has a net worth of not less than Two Hundred Fifty Million Dollars ($250,000,000) and Retail Partners hereby agrees to maintain a net worth of at least such amount until the Effective Time.

          (e) The California Public Employees Retirement System owns, directly or indirectly, in excess of ninety-five percent (95%) of the outstanding membership interests in Retail Partners.

          5.7 [Intentionally Omitted].

          5.8 Brokers. Brokers are the only real estate broker or investment banker with whom the USRP Entities have dealt in connection with the transactions contemplated by the Transaction Documents. All fees of the Brokers arising out of or in connection with the Transactions will be paid by the FW Entities.

6. CONDITIONS TO CLOSING TRANSACTIONS.

     6.1 Conditions to the Obligations of Each Party to Effect the Transactions. The respective obligations of each party to effect the Transactions shall be subject to the fulfillment or, where permissible, waiver, at or prior to the Closings, of each of the following conditions:

          (a) Stockholder Approval. The Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company as required by the MGCL and the Company's Charter (as then in effect).

          (b) Limited Partner Approval. The Partnership Merger (as defined in the Merger Agreement) and all other matters with respect to which approval is sought in the Consent Solicitation Materials (as defined in the Merger Agreement) shall have been approved and consented to by at least a Majority-in-Interest (as defined in the FW Partnership Agreement) of the limited partners of FWOP.

          (c) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

          (d) Other Regulatory Approvals. All necessary approvals, authorizations and consents of any Governmental Entity required to consummate the Transactions shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

          (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity shall be in effect which would (i) make the consummation of the Transactions illegal, or (ii) otherwise materially restrict, prevent or prohibit the consummation of any of the Transactions.

     6.2 Obligations of USRP Entities. In addition to any other conditions precedent in favor of the USRP Entities as may be set forth elsewhere in the Transaction Documents, the obligations of the USRP Entities under the Transaction Documents are expressly subject to the timely fulfillment or, where permissible, waiver of the conditions set forth in this Section 6.2 at or prior to the Closings. Each condition may be waived in whole or in part only by written notice of such waiver from the USRP Entities to the FW Entities.

          (a) Each FW Entity performing and complying in all material respects with all of the terms of the Transaction Documents to be performed and complied with by such FW Entity prior to or at the Closing.

          (b) All of the representations and warranties of each FW Entity set forth in the Transaction Documents which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct in all respects as of the date of this Agreement and as of the Closings as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and all of the representations and warranties of each FW Entity set forth in the Transaction Documents which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closings as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date). Notwithstanding anything to the contrary contained in this Agreement, FW Entities shall not be deemed to be in breach of a representation or warranty made in Section 4 of this Agreement to the extent that the USRP Entities had actual knowledge of such breach as of the date of this Agreement. The USRP Entities shall be deemed to have had actual knowledge of a breach of a representation or warranty made by the FW Entities only to the extent that Lou Jug, James W. Gaube or John A. Waters had, as of the date of this Agreement, actual knowledge of such breach.

          (c) The willingness of Title Company, upon payment of the applicable premium therefor (at standard premium rates or less) and performance by the USRP Entities of their respective obligations under the Transaction Documents, to issue in the name of a party designated by the USRP Entities ALTA Owner's Policies of Title Insurance in the form and with the endorsements contained in the Title Policies or as otherwise provided in the Title Commitments, dated the date and time of the recording of the Deeds (as defined in the Purchase Agreement), with respect to the Purchase Agreement Properties, or the Effective Date (as defined in the Merger Agreement), with respect to the Merger Agreement Properties, each in an amount not less than the Allocated Consideration for the applicable Property, insuring the party designated by the USRP Entities as owner of good, marketable and indefeasible fee simple (or leasehold, to the extent indicated on Exhibit 1.1(a)) title to each Real Property, subject only to the Permitted Exceptions.

          (d) Receipt by the USRP Entities prior to Closing of estoppel certificates substantially in the form of Exhibit 6.2(d) attached hereto completed in a manner which does not allege the existence of any material default by a FW Entity or any unperformed material obligation by a FW Entity and which otherwise is consistent in all material respects with the information in the Rent Roll and the representations and warranties of the FW Entities in the Transaction Documents from (i) each tenant (the "Major Tenants") with a Lease demising 15,000 or more gross leasable square feet other than those Leases listed on Exhibit 6.2(d)(i) attached hereto, and
     (ii) tenants leasing more than eighty percent (80%) of the gross leasable area of all of the Properties under the Leases listed on Exhibit 6.2(d)(i) and Leases which demise 5,000 or more gross leasable square feet but less than 15,000 gross leasable square feet, and (iii) tenants leasing more than sixty percent (60%) of the gross leasable area of all of the Properties under Leases demising less than 5,000 gross leasable square feet; provided, however, that (A) if a Lease specifies a form of estoppel certificate, then the estoppel certificate can be an estoppel certificate in the specified form, and (B) with respect to any Lease with a Major Tenant or a national "chain" tenant, the estoppel certificate can be in the form customarily delivered by such Major Tenant.

          (e) [Intentionally Omitted]

          (f) Receipt by the USRP Entities prior to Closing of all consents required from the lessors under any ground lease or their mortgage lenders to the assignment of any ground lease whereby the Company or any Company Subsidiary is the tenant for any portion of the Properties. The USRP Entities also agree to use commercially reasonable efforts to obtain an estoppel certificate or other reasonable confirmation from each ground lessor that there is no default by the Company or any Company Subsidiary or any unperformed material obligation by the Company or any Company Subsidiary under such ground lease, except that the failure to obtain any such estoppel certificate or confirmation shall not be a condition to Closing.

          (g) All other consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by any FW Entity or any affiliated entity in connection with the execution, delivery and performance of the Transaction Documents shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not, individually or in the aggregate, materially impair or significantly delay the ability of the USRP Entities to consummate the Transactions.

          (h) From June 30, 2000 through the applicable Closing Date, there shall not have occurred any change or changes concerning the Company or any Company Subsidiary or any Property that, individually or collectively with all other such changes has had, or is reasonably likely to have, a Company Material Adverse Effect (it being understood and agreed that in determining whether a Company Material Adverse Effect has occurred since June 30, 2000, or is reasonably likely to occur, as a result of one or more tenant bankruptcies the parties shall take into account (A) whether it is reasonably likely that the space leased to such tenant will be re-leased promptly on comparable or better terms and conditions (including net rent, tenant improvement costs and other concessions, length of term and use), and (B) the impact of any actual or potential loss of revenue (considering the remaining term of the prior lease) on the results of operations, operating income or financial condition of the Company and the Company Subsidiaries).

          (i) All conditions precedent to the obligations of a USRP Entity elsewhere in this Agreement or in any of the other Transaction Documents shall have been satisfied or waived by the USRP Entities.

          (j) The FW Entities shall have furnished the USRP Entities with a certificate dated as of the Closing Date signed on its behalf by the Chief Executive Officer of the Company to the effect that the conditions in clauses (a), (b), (g) and (h) of this Section 6.2 and elsewhere in the Transaction Documents have been satisfied.

          (k) The Management Agreement between FRW, Inc. as manager and USRP I and MergerLP for managing the Properties executed on the date hereof remains in full force and effect as of the Effective Time.

     Notwithstanding the foregoing, if the foregoing conditions or any other condition of Closing shall not have been fulfilled on or before the Closing Date, each of the USRP Entities, on the one hand, and the FW Entities, on the other hand, shall have the continual right to send to the others an extension notice at or before the then-scheduled Closing to extend the Closing Date to a date specified in such notice and reasonably necessary to provide additional time for the fulfillment of such conditions; provided, however, that (a) no Person may extend the Closing unless it is reasonable to conclude that all unsatisfied and unwaived conditions precedent can be satisfied on or before the extended Closing Date, and (b) in no event shall the Closing Date be extended beyond September 30, 2001. Upon any such extension, the term "Closing Date" as used herein shall mean the date set forth in such extension notice.

     6.3 Obligations of FW Entities. In addition to any other conditions precedent in favor of the FW Entities as may be set forth elsewhere in the Transaction Documents, the obligations of the FW Entities under the Transaction Documents are expressly subject to the timely fulfillment or, where permissible, waiver of the conditions set forth in this Section 6.3 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from the FW Entities to the USRP Entities.

          (a) Each USRP Entity performing and complying in all material respects with all of the terms of the Transaction Documents to be performed and complied with by such USRP Entity prior to or at the Closing, except where any failure to perform would not, individually or in the aggregate, materially impair or significantly delay the ability of the FW Entities to consummate the Transactions.

          (b) All of the representations and warranties of each USRP Entity set forth in the Transaction Documents which are qualified by materiality or a USRP Material Adverse Effect or words of similar effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closings (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and all of the representations and warranties of each USRP Entity set forth in the Transaction Documents which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

          (c) The USRP Entities shall have furnished the FW Entities with a certificate dated as of the Closing Date signed on its behalf by an executive officer of USRP I to the effect that the conditions to be satisfied by the USRP Entities set forth in Section 6.3 have been satisfied.

     6.4 Risk of Loss. If all or any portion of the Improvements shall be damaged or destroyed by fire or other casualty prior to the Closing Date or if all or any portion of any Real Property shall be condemned or become the subject of condemnation proceedings or a threat of condemnation proceedings prior to the Closing Date, the USRP Entities shall nevertheless be required to close on the Transactions notwithstanding such casualty or condemnation event, except that
(a) the Allocated Consideration with respect to such Property shall be reduced by (i) the amount of any uninsured portion of the loss resulting from any casualty, including the amount of any insurance deductible or self-insured amount (or such lesser amount as the USRP Entities and the FW Entities reasonably agree to be necessary to repair the damage), and (ii) the amount of casualty or condemnation proceeds paid to and retained by a lender, lessor or other party in interest, and (b) the FW Entities shall assign to the USRP Entities at Closing all insurance proceeds and claims and all condemnation proceeds and claims payable on account of such damage or condemnation event and shall deliver to the USRP Entities at Closing any insurance proceeds or condemnation proceeds previously paid to a FW Entity or any affiliate of a FW Entity on account of such damage or condemnation event. All proceeds, claims and/or amounts paid or assigned pursuant to this Section 6.4 shall be excluded from the determination of Net Working Capital in Section 8.7 hereof.

7. CONDUCT OF BUSINESS PENDING THE TRANSACTIONS.

     7.1 General. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by the Transaction Documents, the Company and each Company Subsidiary shall:

          (a) carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present advisors, managers, officers and employees and preserve their relationships with customers, suppliers, insurers, licensors and others having business dealings with them and continue existing contracts as in effect on the date hereof (for the term provided in such contracts);

          (b) confer on a regular basis with one or more representatives of the USRP Entities to report on material operational matters and any proposals to engage in material transactions;

          (c) promptly notify the USRP Entities of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (d) provide the USRP Entities with a reasonable opportunity to review and comment on any federal income tax returns filed by the Company or any Company Subsidiary prior to the Effective Time;

          (e) do all things necessary to ensure that the Company continues to meet all of the requirements to be treated as a REIT for all purposes under the Code and the tax provisions of any state in which the Company is subject to tax and which provides for the taxation of REITs in a manner similar to the treatment of REITs under Sections 856-860 of the Code, and shall make any and all required filings in connection therewith, including providing the USRP Entities with all information, documentation and assistance the USRP Entities may reasonably request in order for the USRP Entities to mail the stockholder demand letters required by Treasury Regulation Section 1.857-8 within 30 days after the Effective Time and to take any other actions that may be necessary or appropriate for MergerCo, as the Surviving Company (as defined in the Merger Agreement), to take in order to maintain the Company's status as a REIT through the Effective Time;

          (f) keep the USRP Entities informed in a timely manner regarding any communications to or filings with any state environmental regulatory authorities regarding the Properties;

          (g) not submit any written communication or filing to any state environmental authority without prior written consent of the USRP Entities, which consent shall not be unreasonably withheld;

          (h) not acquire, enter into an option to acquire or exercise an option or contract to acquire, additional Real Property, incur additional indebtedness (including, without limitation, refinancing any existing indebtedness), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, shopping centers or any other type of real estate projects (including, but not limited to, exercising existing options to purchase real property) other than in the ordinary course of business consistent with past practice; provided, however, that the Company and the Company Subsidiaries shall be able to borrow money under their existing lines of credit in the ordinary course of business;

          (i) not amend its Charter, Bylaws, joint venture documents, partnership agreements, limited liability company agreements or other organizational documents or the Company Rights Agreement;

          (j) not (i) except pursuant to the exercise of options, warrants, conversion rights (including rights under the FW Partnership Agreement to convert Units to cash and/or shares in accordance with the terms thereof) and other contractual rights existing on the date hereof and disclosed in the Transaction Documents (including the exhibits and schedules thereto), issue any shares of its capital stock or partnership or other interests, effect any split, reverse split, dividend of capital stock or partnership or other interests, recapitalization or other similar transaction, other than the Recapitalization (as defined in the Merger Agreement), (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or partnership or other interests, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (iv) except with respect to the adoption of an employee retention bonus which will not impose any surviving obligation on MergerCo or any of its subsidiaries or affiliates after the Effective Time, adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any Employee Program in any material respect, except for changes which are less favorable to participants in such plans;

          (k) not:

             (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or partnership or other interests, except for (A) the greater of (1) a regular quarterly dividend or distribution in an amount not to exceed $.4875 per share of Company Common Stock or per Common Unit payable (in accordance with normal payment schedules and without proration for partial periods) to common stockholders of the Company and, as applicable, to holders of Common Units FWOP, and (2) the minimum extent necessary to prevent the Company from having positive REIT taxable income for any taxable year and to the extent otherwise necessary to accommodate a Code Section 858(a) dividend for the 1999 taxable year, taking into account liquidating distributions for tax purposes, (B) the dividends or distributions with respect to the Series A Preferred Stock or the Preferred Units as and when required by the Company's Charter or the FW Partnership Agreement, as the case may be, and (C) immediately prior to the Mergers, FWOP shall pay the Partnership Liquidating Distribution (as defined in the Merger Agreement) and the Company shall pay the Company Liquidating Distribution (as defined in the Merger Agreement); or

             (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, partnership or other interests or capital stock or partnership or other interests of the Company or any Company Subsidiary, or make any commitment for any such action;

          (l) not sell, or otherwise dispose of (i) any Properties or any portion thereof or any of the capital stock of or partnership, membership or other interests in any of the FW Entities or (ii) except in the ordinary course of business, any of its other assets;

          (m) not make any loans, advances or capital contributions to, or investments in, any other Person;

          (n) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Reports or incurred in the ordinary course of business consistent with past practice;

          (o) not enter into any Other Agreement which may result in total payments or liability by or to it in excess of $25,000, except for the renewal of casualty and property insurance held by the FW Entities in the ordinary course of business (provided, however, that nothing contained in this clause (o) shall permit a FW Entity to take any action prohibited by the other provisions of this Section 7);

          (p) not enter into any Other Agreement with any officer, director, consultant or affiliate of the Company or any Company Subsidiary or any family member thereof;

          (q) not, without prior notification and consultation with the USRP Entities, terminate any employee under circumstances which would result in severance payments to such employee or pay any severance benefits to any employee on account of such employee's termination, other than as specified to on Exhibit 8.2(f) of the Merger Agreement;

          (r) observe and comply with the material terms and conditions of all Leases, Other Agreements, Property Contracts, insurance policies, licenses and approvals relating to the Properties, and the provisions of the Assumed Loans;

          (s) not during the pendency of this Agreement intentionally take any action or fail to take any action which would cause the condition set forth in Section 6.2(b) not to be met;

          (t) not amend or modify the terms or conditions of any Assumed Loan or the documents evidencing or securing any Assumed Loan without the prior written consent of the USRP Entities, which consent shall not be unreasonably withheld or delayed;

          (u) comply in all material respects with all reciprocal easement agreements affecting the Real Properties and all other easements, covenants, conditions, restrictions and other encumbrances affecting any Real Property;

          (v) not amend or modify the terms of any Contribution Agreement without the prior written consent of the USRP Entities;

          (w) use reasonably diligent efforts to obtain promptly after the execution of this Agreement the Assumed Loan Lender Consent Documents and the estoppel certificates and other items described in Sections 6.2(d), (f) and (g) of this Agreement;

          (x) not amend or modify the terms of any insurance policy without the prior written consent of the USRP Entities;

          (y) use commercially reasonable efforts to settle or resolve the Litigation listed in Exhibit 4.8 and all other Litigation arising after the date hereof that, individually or in the aggregate, could reasonably be expected to be material;

          (z) use commercially reasonable efforts to dissolve each of the entities listed on Exhibit 7.1(z) hereto;

          (aa) not amend, modify or waive any provisions of the Pending Sale Agreements without the prior written consent of the USRP Entities; and/or

          (bb) not take any action which will result in a tax protection provision in a Contribution Agreement to be violated.

     7.2 Leasing. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement execute or modify in any material fashion any Leases pertaining to premises in excess of 3,000 rentable square feet, other than with the prior consent of the USRP Entities, which consent shall be deemed given as to the leases or modifications to existing Leases listed on Exhibit 7.2 to this Agreement (the "In-Negotiation Leases") (and the budgets for leasing costs attendant to such In-Negotiation Leases as set forth on Exhibit 7.2) and which shall be deemed given if the USRP Entities should fail to approve or disapprove proposed lease matters in writing within five (5) Business Days following receipt by the USRP Entities of the FW Entities' written request. The USRP Entities shall exercise their rights of approval of leasing matters reasonably and in good faith. With respect to new Leases or Lease amendments pertaining to premises of 3,000 rentable square feet or less, the Company Subsidiary shall have the right to enter into new Leases or amendments without any need to obtain the consent of the USRP Entities, provided that (i) such new Lease or amendment is entered into on an arm's length basis and the applicable Company Subsidiary believes in its good faith reasonable discretion that it is entering into such new Lease or modification on market terms

(ii) the USRP Entities shall have approved any period of free rent or abated rent which will continue after the Closing Date and any tenant improvement or similar costs which will be incurred after the applicable Closing Date in excess of the standard tenant improvement allowance customarily provided by the FW Entities to comparable tenants in connection with comparable leases, and (iii) the USRP Entities are provided with a copy of the executed Lease or modification documents within three (3) Business Days after such documents are executed. The FW Entities shall use reasonable efforts to continue to seek new leases for the Properties in a manner consistent with its past and current practices.

     7.3 Liens. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement voluntarily create, consent to or acquiesce in the creation of liens or exceptions to title other than Permitted Exceptions without the prior written consent of the USRP Entities, provided that the USRP Entities shall not unreasonably withhold or delay consent to any proposed matters affecting title necessary to maintain or enhance the value of Property.

     7.4 Personal Property. Neither the Company nor any Company Subsidiary shall during the pendency of this Agreement sell or otherwise dispose of any material item of Personal Property unless replaced with an item of like value, quality and utility.

     7.5 Property Contracts. The Company and the Company Subsidiary shall not during the pendency of this Agreement enter into or modify any Property Contracts relating to the operation or maintenance of a Property, except for (i) those entered into in the ordinary course of business and (A) which are cancelable upon not more than thirty (30) days prior notice without penalty or premium, and (B) which require payments to the applicable vendor of $15,000 or less per year and which, in the aggregate for any individual Property, require payments to the applicable vendors of $35,000 or less per year, or (ii) those otherwise approved by the USRP Entities, which approval shall not be unreasonably withheld and shall be deemed given if the USRP Entities should fail to approve or disapprove proposed Property Contract matters in writing within five (5) Business Days following receipt by the USRP Entities of the FW Entities' written request.

     7.6 General Maintenance and Operation of Properties. At all times prior to Closing, the Company and each Company Subsidiary shall continue (a) to maintain or cause to be maintained each Property in its current condition, reasonable wear and tear consistent with its current maintenance and repair practices excepted, and (b) to maintain or cause to be maintained all casualty, liability, rent loss and other insurance in force on each Property as of the date of this Agreement.

     7.7 [Intentionally Omitted]

     7.8 Other Filings. As promptly as practicable, the USRP Entities and the FW Entities each shall properly prepare and file, or cause to be prepared or filed, any filings required under the Exchange Act or any other federal or state law relating to the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). The USRP Entities on the one hand, and the FW Entities, on the other hand shall each pay 50% of any filing fee and other fees required to be paid in connection with any filing under the HSR Act. Each of the USRP Entities, on the one hand, and the FW Entities, on the other hand, shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the USRP Entities, on the one hand, and the FW Entities, on the other hand, shall supply the other with copies of all correspondence between themselves and their representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the USRP Entities and the FW Entities shall use reasonable best efforts to obtain and furnish the information required to be included in any of the Other Filings.

     7.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including, without limitation, the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which any of the FW Entities is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging the Transaction Documents or the consummation of the Transactions, to cause to be lifted or rescinded any Injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and Other Filings, and submissions of information requested by Governmental Entities. For purposes of the foregoing sentence, the obligation of the parties to use reasonable best efforts to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties (except as otherwise provided in the Transaction Documents).

     7.10 No Solicitations.

          (a) Each FW Entity represents and warrants that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Except as permitted by this Agreement, no FW Entity, and no FW Entity shall authorize or permit any of its respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by any of them to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of the Transactions by the stockholders of the Company and the partners of FWOP, if any FW Entity receives a written Acquisition Proposal that did not result from a breach of this Section 7.10(a) and the Board of Directors of the Company determines in good faith (after consultation with and consistent with the advice of its outside legal counsel and its financial advisor) that (A) such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below), and (B) such action is consistent with the Company's Board of Directors' duties under applicable Maryland law, then the FW Entities may furnish information, including, without limitation, non-public information, with respect to the FW Entities to the person who made such Acquisition Proposal (a "Third Party") and the FW Entities may participate in negotiations regarding such Acquisition Proposal if such Third Party executes a confidentiality/standstill agreement with the FW Entities in customary form and providing, in a form satisfactory to the USRP Entities, that the USRP Entities shall have third party beneficiary rights thereunder. The Company agrees not to amend any such agreement or waive any of its rights thereunder without the prior written approval of the USRP Entities other than in connection with the execution of a binding merger or other acquisition agreement providing for a Superior Proposal.

          (b) The FW Entities shall promptly notify (but in any event within one Business Day) MergerCo of any FW Entity's first receipt of a written Acquisition Proposal by such Third Party and of the identity of the offeror and the material terms and conditions thereof and any subsequent material changes thereto.

          (c) The Company's Board of Directors shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the USRP Entities, its approval or recommendation of the Transactions unless the Company's Board of Directors (i) shall have received an Acquisition Proposal that constitutes a Superior Proposal, and (ii) shall have determined in good faith, after consultation with and consistent with the advice of its outside legal counsel and its financial advisor, that the Transactions are no longer in the best interests of the Company's stockholders and that such withdrawal or modification is required to satisfy the Company's Board of Directors' duties, if any, under applicable Maryland law.

          (d) Nothing contained in this Section 7.10 shall prohibit a FW Entity from at any time disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

          (e) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving a FW Entity, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the FW Entities representing 10% or more of the consolidated assets of the FW Entities, (iii) issue, sale or other disposition by the Company or FWOP of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the votes associated with the outstanding securities of the Company or FWOP, (iv) tender offer or exchange offer in which any Person would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or FWOP or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Transactions.

          (f) As used in this Agreement, the term "Superior Proposal" shall mean an Acquisition Proposal (except that for the purposes of this definition, each percentage of 10% set forth therein shall instead be 50%) that the Company's Board of Directors determines in good faith, based on the advice of its outside legal counsel and its financial advisor is likely to be consummated and would, if consummated, result in a transaction that is consistent with its duties to and is more favorable to the equity holders of the Company and FWOP than the Transactions, it being understood and agreed that in deciding whether a Superior Proposal has been offered, the Company's Board of Directors may consider the interests of the partners of FWOP only if and to the extent it concludes in good faith, based on the advice of its outside legal counsel, that the Board of Directors has fiduciary duties to the partners of FWOP with respect to such proposal, and such determination is consistent with its duties to the Company's equity holders and such partners.

     7.11 Estoppels and Other Items. Promptly following the execution of this Agreement, the FW Entities shall request (i) the estoppel certificates and other items from all third parties contemplated in Sections 6.2(d), (f) and (g) hereof and (ii) estoppel certificates from the parties to reciprocal easement agreements and similar documents shown on Exhibit 7.11(i) in the form attached to this Agreement as Exhibit 7.11(ii) attached hereto, and shall thereafter use reasonably diligent efforts to obtain such estoppel certificates and other items from all such third parties. The requests for any estoppel certificates shall specify that executed copies thereof be returned to both the USRP Entities (at 110 West A Street, Suite 900, San Diego, CA 92101, c/o John Waters) and the FW Entities (as specified in Section 11.7 hereof). If either a FW Entity or a USRP Entity receives any estoppel certificate or other item referred to in clauses
(i) or (ii) above from a third party, such party shall promptly provide a copy thereof to the other parties to this Agreement (or shall confirm with the other party that it has a copy hereof).

8. PRORATIONS AND ADJUSTMENTS; CLOSING COSTS.

     8.1 General. The USRP Entities, on the one hand, and the FW Entities, on the other hand, shall prorate and adjust as of the Closing Date each of the items set forth in this Section 8 and as elsewhere provided in the Transaction Documents. All prorations and closing payments shall be made on the basis of closing statement(s) reasonably approved by the USRP Entities and the FW Entities at Closing (or, if the parties fail to agree, as determined by binding arbitration in accordance with Section 12 hereof, in which case the Closing Date shall be the date on which the arbitrator renders its decision on such matter). The USRP Entities and the FW Entities acknowledge that, except as otherwise expressly provided herein, the purpose and intent of the provisions set forth in this Section 8 and elsewhere in the Transaction Documents as to prorations and apportionments is that the FW Entities shall bear all expenses of the ownership and operation of the Properties and shall receive the benefit of all income therefrom accruing through the close of business on the day immediately preceding the Closing Date and the USRP Entities shall bear all such expenses and receive the benefit of all income accruing thereafter.

     8.2 Taxes and Assessments. All real estate taxes, personal property taxes and general or special assessments on the Properties shall be prorated and adjusted as set forth below.

          (a) General. The FW Entities shall be responsible for all such taxes and assessments that are allocable to any period prior to the Closing Date and the USRP Entities shall be responsible for all such taxes allocable to any period from and after the Closing Date. Notwithstanding the foregoing, with respect to each Real Property located in the State of Illinois (i) general real estate taxes which are payable for the tax year prior to the tax year in which the Closing occurs and all prior years shall be paid by the FW Entities, and (ii) general real estate taxes which are payable for the tax year in which the Closing occurs shall be prorated by the FW Entities and the USRP Entities as of the Closing Date.

          (b) Estimated Taxes and Assessments. To the extent that the actual amount of taxes or assessments to be prorated for the year in which the Closing occurs (and, with respect to Real Property located in Illinois, for the tax year prior to the tax year in which the Closing occurs) is not known as of the Closing Date, the proration shall be based on estimates of such taxes and assessments as reasonably agreed to by the FW Entities and the USRP Entities, and if the FW Entities and the USRP Entities cannot agree on any such estimate for a Property prior to the Closing Date, then such proration shall be determined by binding arbitration in accordance with Section 12 hereof.

          (c) Taxes and Assessments Subject to Appeal. To the extent that any taxes or assessments to be prorated for the year in which the Closing occurs (and, with respect to Real Property located in Illinois, for the tax year prior to the tax year in which the closing occurs) are, as of the Closing Date, the subject of any appeal filed by or on behalf of any FW Entity, then the proration shall be based on the projected results of such appeal as reasonably agreed to by the FW Entities and the USRP Entities, and if the FW Entities and the USRP Entities cannot agree on any such projected results for a Property prior to the Closing Date, then such proration shall be determined by binding arbitration in accordance with
     Section 12 hereof.

     8.3 Certain Property Income and Expense Items. Items of income and expense relating to the Properties shall be prorated and adjusted as set forth below. Prior to the Closing Date, the FW Entities shall provide all information to the USRP Entities required to calculate such prorations and adjustments and representatives of the FW Entities and the USRP Entities shall reasonably cooperate in making such calculations.

          (a) Tenant Deposits. The USRP Entities shall be credited at Closing with any portion of Tenant Deposits which have not been applied to outstanding tenant obligations in accordance with the terms of the applicable Lease. The FW Entities shall transfer their entire interest in any letters of credit or certificates of deposit held by the FW Entities as Tenant Deposits and shall diligently cooperate with the USRP Entities in obtaining any reissuance or confirmation of the effect of the transfer of such instruments. The USRP Entities shall be credited at Closing with any interest on Tenants Deposits required to be refunded, paid or otherwise credited to any tenant under a Lease or applicable law accruing prior to the Closing Date.

          (b) Leasing Costs. The USRP Entities shall be credited with any leasing commissions, tenant improvements or other allowances to be paid or endured by the USRP Entities on or after the Closing Date with respect to the current term of any Lease or Lease modification executed, or any extension or renewal term or expansion of premises exercised, in each case, prior to the date of this Agreement (other than any In-Negotiation Leases executed prior to the Closing Date, which shall be treated as set forth below), and the FW Entities shall pay on or before the Closing Date all such items payable prior to the Closing Date. The FW Entities shall be credited with any leasing commissions, tenant improvement or other allowances paid or endured by the FW Entities prior to the Closing Date to the extent such items relate to (i) the In-Negotiation Leases or (ii) other Leases or Lease modifications executed or extensions of terms or expansions of premises that are exercised during the period between the date of this Agreement and Closing and permitted under the terms of this Agreement, but in each case only to the extent equitably allocable to that portion of the stabilized term (i.e., the term following the tenant's entry into occupancy and commencement of unabated rental obligations) of any such Lease following the Closing Date. The USRP Entities shall assume all obligations for any leasing commissions, tenant improvement and other allowances payable following the Closing Date with respect to the In-Negotiation Leases to the extent equitably allocable to that portion of the stabilized term of any such In-Negotiation Lease or such other Leases or Lease modifications executed or extensions of terms or expansions of premises that are exercised following the date of this Agreement. Any expenditures or commitments to make expenditures (and, therefore, any credit to the FW Entities based on their expenditures prior to the Closing Date) relating to the In-Negotiation Leases in excess of the amounts budgeted on Exhibit 7.2 shall be subject to the specific approval of the USRP Entities, which shall not be unreasonably withheld and shall be deemed given if the USRP Entities shall fail to approve or disapprove such excess expenditure within five (5) Business Days following receipt by the USRP Entities' of the FW Entities' written request; similarly, any expenditures or commitments to make expenditures relating to Leases or modifications executed following the date of this Agreement in excess of the amounts budgeted and approved as part of the USRP Entities' approval of any Lease or modification pursuant to Section 7.2 shall be subject to the specific approval of the USRP Entities, which shall not be unreasonably withheld and shall be deemed given if the USRP Entities should fail to approve or disapprove such excess expenditure within five (5) Business Days following receipt by the USRP Entities' of the FW Entities' written request.

          (c) Rents. All rents payable by tenants under the Leases, including, without limitation, Additional Rents, shall be pro-rated as of Closing, subject, however, to the provisions of Section 8.7. "Additional Rents" means any percentage rent, escalation charges for real estate taxes, parking charges, operating and maintenance expenses, escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature payable by tenants under Leases. The USRP Entities and the FW Entities shall consider the best available current and historical information (including information as to seasonality and collections) in calculating the Adjusted Receivables (as hereinafter defined) allocable to Additional Rents pursuant to Section 8.7.

          (d) Assumed Loans. The USRP Entities shall be credited for the full principal amount of, plus the amount of any accrued and unpaid interest under, the Assumed Loans as of the Closing Date. The adjustment provided for in this Section 8.3(d) for Assumed Loans which encumber the Purchase Agreement Properties shall be made pursuant to the Purchase Agreement and the adjustment for the Assumed Loans which encumber the Merger Agreement Properties shall be made pursuant to the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement.

          (e) Insurance Termination Costs. If the USRP Entities have made arrangements to terminate any insurance maintained by the Company and Company Subsidiaries following the Effective Time, then the USRP Entities shall be credited for the full amount of any Insurance Termination Costs payable as a result of the termination of such insurance.

          (f) Construction Projects.  The USRP Entities shall be credited with
     (i) the amount of the reasonably anticipated cost to complete and/or pay for any of the Construction Projects specified on Exhibit 4.14 that have not been completed and fully paid prior to the Closings less (ii) in the case of the Valley Center project, $215,000, and the case of Parkville, $1,925,500 (in each case, representing an amount already deducted by the USRP Entities from the Purchase Price payable under the Purchase Agreement as indicated on Exhibit 4.14), it being agreed that if the foregoing amount is a negative number, such negative amount shall represent an upward adjustment to such Purchase Price. The parties acknowledge and agree that
     (i) the Construction Projects include the obligations of FWOP to perform the Immediate Repairs (as defined in that certain Escrow Security Agreement dated as of January 5, 2000 with respect to Cudahy Center (the "Cudahy Repair Escrow Agreement") between FWOP and Principal Life Insurance Company) and (ii) in calculating the adjustment under this clause (f) for the Immediate Repairs not completed and paid for prior to the Closings, the FW Entities shall be credited in accordance with Section 8.7 with the unapplied balance of the Property Reserves (as defined in the Cudahy Repair Escrow Agreement), but only to the extent that such Property Reserves have been validly assigned to the USRP Entities. Any dispute as to the reasonably anticipated cost to complete and/or pay for any Construction Projects under this clause (f) shall be resolved by binding arbitration in accordance with Section 12 hereof.

          (g) Purchase Option Parcels. The parties acknowledge and agree that the Transactions may trigger a right in favor of certain third Persons ("Option Holders") to purchase or otherwise acquire the Properties or portions of the Properties ("Option Parcels"). If any of the Option Holders elect to purchase or otherwise acquire an Option Parcel and the closing of such transaction occurs prior to the Closing Date, then the Allocated Consideration for the Property of which the applicable Option Parcel forms a part shall be reduced by the Allocated Consideration to the extent the applicable Option Parcel is an entire Property or, in the case of a portion of a Property, an appropriate amount which reflects the diminution in value of such Property consistent with the financial model used to determine the Allocated Consideration. If any of the Option Holders elect not to purchase or otherwise acquire an Option Parcel, or if an Option Holder elects to purchase or otherwise acquire an Option Parcel but the transaction does not close prior to the Closing Date, then there shall be no reduction in the Allocated Consideration for the Property.

     8.4 Settlement Statement. On or before that date which is ten (10) Business Days prior to the Closing Date, the FW Entities shall prepare and provide to the USRP Entities a draft settlement statement setting forth all items to be prorated or adjusted under this Section 8, together with (i) reasonably detailed schedules showing how all such prorations and adjustments were determined, and (ii) all relevant backup documentation (the "Proposed Reconciliation"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm and agree upon the Proposed Reconciliation. If the FW Entities and the USRP Entities do not agree on the Proposed Reconciliation despite their good faith reasonable efforts on or before the scheduled Closing Date, such disagreement shall be resolved by binding expedited arbitration in accordance with Section 12 and the Closing Date shall be the date that the arbitrator renders its decision in each matter.

     8.5 Application of Prorations and Adjustments. The parties acknowledge and agree that (a) the consideration to be paid by the USRP Entities to the holders of capital stock of the Company or partnership interests in FWOP described in the Merger Agreement shall not be increased or reduced based upon such prorations and adjustments (except to the extent relating to the Assumed Loans encumbering the Merger Agreement Properties, as more particularly set forth in the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement), and (b) the net credit or debit resulting from all of the prorations and adjustments (except to the extent relating to the Assumed Debt encumbering the Merger Agreement Properties, as more particularly set forth in the Merger Agreement and the Limited Partnership Interest Purchase and Sale Agreement) shall be applied against the Purchase Price (as defined in the Purchase Agreement) for the Purchase Agreement Properties, as more particularly set forth in the Purchase Agreement.

     8.6 Fees and Expenses; Closing Costs. The USRP Entities and the FW Entities shall each pay their own legal, investment banking and other fees and expenses related to the negotiation and preparation of the Transaction Documents and all documents and actions required to close and settle the transactions contemplated in the Transaction Documents. All closing costs in connection with the conveyance of the Properties or the transfer of the Interests (as defined in the Purchase Agreement under any of the Transaction Documents (including any conveyance by operation of law pursuant to the Mergers shall be paid by the USRP Entities, on the one hand, and the FW Entities, on the other hand, in accordance with the custom in the jurisdiction where each Property is located, including, without limitation (i) recording fees (other than to discharge FW Encumbrances, which shall be paid by the FW Entities in accordance with Section 2.3), (ii) transfer taxes, deed stamps and similar amounts, and (iii) title insurance premiums and costs for the Title Update Reports and the policies issued to the USRP Entities at Closing. Any closing escrow charges shall be paid 50% by the FW Entitles and 50% by the USRP Entities. The parties agree that the custom in the jurisdiction where each Property is located for payment of transfer taxes, deed stamps, and similar amounts and title insurance premiums and costs is as specified in Exhibit 8.6 hereof. The USRP Entities shall pay all costs associated with their diligence not otherwise addressed above, including the cost of appraisals, Survey Updates and architectural, engineering and environmental reports.

     8.7 Adjustment for Net Working Capital. If the Net Working Capital (as defined below) is greater than zero, then the Purchase Price payable under the Purchase Agreement shall be adjusted upward by such amount, and if the Net Working Capital is less than zero, then the Purchase Price payable under the Purchase Agreement shall be adjusted downward by such amount. "Net Working Capital" means the aggregate amount as of the close of business on the day immediately preceding the Closing Date of (i) the sum of all cash and cash equivalents owned by the Company and the Company Subsidiaries (including any customary reserves held by Assumed Loan Lenders for the benefit of the borrowers thereunder (except as otherwise provided in Section 8.3(f) and elsewhere herein) to the extent validly assigned to the USRP Entities at the Closings, but excluding the $3,000,000 of cash reserved with respect to the Woodmoor Merger Agreement Property pursuant to Section 8.2(n) of the Merger Agreement and excluding the amount of the "Excess Cash Reserve" under the mortgage financing on the Cudahy Center Property required as a result of the tenant Pick 'N Save not exercising its extension option under its lease in November 2000, which reserve (or an equitable amount of cash if such mortgage financing does not constitute an Assumed Loan at Closing) shall be transferable to the USRP Entities at Closing at no cost to the USRP Entities), the amount of Adjusted Receivables (as defined below) of the Company and the Company Subsidiaries, and all prepaid expenses of the Company and the Company Subsidiaries (other than (A) prepaid expenses pursuant to Terminated Contracts or any prepaid expenses, including any amounts paid or payable pursuant to
Section 7.3 of the Merger Agreement, (B) intercompany prepaid expenses, or (C) any expenses related to, arising out of or incurred in connection with the Transactions, minus (ii) the sum of (A) accounts payable of the Company and Company Subsidiaries (including without limitation, payables to tenants of the Properties), (B) accrued expenses and other accrued current liabilities of the Company and Company Subsidiaries (including, without limitation, accrued current liabilities for Taxes and the aggregate amounts of any dividends declared but not yet paid by the Company or distributions declared but not yet paid by FWOP and current liabilities which result from, arise out of, or are otherwise related to the consummation of the Transactions (including any fees payable to the Brokers and to the attorneys representing the Company or Company Subsidiaries and any amounts to be paid pursuant to Section 8.2(f), (g) and (h) of the Merger Agreement and severance costs), and (C) the aggregate amount of abatements shown on Exhibit 4.17(a) for the tenant Pat's Hallmark at Northway Shopping Center and the tenant Movie Gallery at Laburnum Park Shopping Center with all such items in clauses (i) and (ii) defined and measured in accordance with the past practices of the FW Entities and GAAP except as otherwise provided in this Section 8.7. "Adjusted Receivables" means the aggregate amount of accounts receivable (excluding intercompany receivables and excluding receivables from those tenants shown on part 5 of Exhibit 4.17(a) as tenants in default and tenants listed on Exhibit 4.31, but including other tenant receivables) of the Company and the Company Subsidiaries which the FW Entities and the USRP Entities reasonably anticipate will be collected on a timely basis based on past collection history and then prevailing facts and circumstances with respect to the applicable obligor and the nature of such receivable; provided, however, that (x) accounts receivable which are less than or equal to 60 days old as of the close of business on the day immediately preceding Closing Date shall be deemed collectible absent compelling evidence to the contrary, (y) accounts receivable which are more than 60 days old as of the close of business on the day immediately preceding the Closing Date shall be deemed uncollectible absent compelling evidence to the contrary, and (z) all accounts receivable of any obligor which has accounts receivable which are more than 90 days old, which accounts receivable in excess of 90 days old are equal to or greater than 25% of the total accounts receivable of such obligor to the Company and the Company Subsidiaries, shall be deemed uncollectible absent compelling evidence to the contrary; provided, however, that for the purposes of calculating such 25% amount pursuant to the foregoing clause (y), receivables which are the subject of a bona fide dispute shall be excluded. Net Working Capital shall be determined reasonably and in good faith by the FW Entities and the USRP Entities, and shall be determined by binding arbitration as provided in Section 12 if the FW Entities and the USRP Entities fail to agree on the amount of Net Working Capital. The FW Entities and the USRP Entities agree that the adjustment based on Net Working Capital described in this Section 8.7 is not intended to be duplicative of any prorations and adjustments provided for elsewhere in this
Section 8 and there shall be no double counting of any such adjustments. In the event of any conflict between the provisions of this Section 8.7 and the specific provisions of Section 8.2 or Section 8.3, the specific provisions of
Section 8.2 or Section 8.3, as applicable, shall control.

     8.8 Exclusions. The FW Entities and the USRP Entities hereby acknowledge and agree that there shall be no proration or adjustment under Section 8.7 for environmental and structural items (other than accrued expenses and accounts payable resulting from repairs and maintenance made in the ordinary course of business and accounted for as current liabilities).

     8.9 No Solicitation of Offers or Sale of Properties by FW Entities; Pending Sale Properties. Subject to the provisions of Section 7.10 hereof, each of the FW Entities agree that after the date hereof through the Closing or termination of the Transaction Documents, no FW Entity shall (a) solicit or encourage offers or proposals from other parties for the purchase of all or any portion of any Property or any direct or indirect interest therein (including, without limitation, the transfer of any interest in a FW Entity) or (b) sell all or any portion of any Property or any direct or indirect interest therein (including, without limitation, the transfer of any interest in a FW Entity). Notwithstanding the foregoing, the USRP Entities acknowledge that certain Company Subsidiaries have entered into binding contracts (each a "Pending Sale Agreement") for the sale of two outparcels at two of the Purchase Agreement Properties as described in Exhibit 8.9 attached to this Agreement (the "Pending Sale Properties"), true and complete copies of which Pending Sale Agreements and all related documents have been provided or made available by the FW Entities to the USRP Entities. The sale of a Pending Sale Property prior to Closing pursuant to a Pending Sale Agreement shall not violate the provisions of this Section 8.9, and in such event the balance of the Property of which such Pending Sale Property formed a part shall be conveyed to the Purchaser under the Purchase Agreement and there shall be no adjustment to the Allocated Consideration with respect to such Property. To the extent that the closing of a sale of a Pending Sale Property has not occurred as of the Closings but the applicable Pending Sale Agreement remains in full force and effect, then such Pending Sale Property shall be conveyed to the Purchaser under the Purchase Agreement, subject to the provisions of the applicable Pending Sale Agreement, and to the extent that (i) there are no contingencies or conditions to the obligations of the purchaser thereunder to purchase such Pending Sale Property other than (A) the purchaser under such Pending Sale Agreement obtaining permits and approvals required for the development contemplated on such Pending Sale Property and (B) the applicable Company Subsidiary performing its obligations under such Pending Sale Agreement, then an amount shall be added to the Allocated Consideration for the such Property as follows:

          (a) if there is no material risk that such permits and approvals will not be obtained, the purchase price payable by such purchaser under such Pending Sale Agreement; or

          (b) if it is reasonably likely that such permits and approvals will be obtained, but the standard enunciated in (a) above has not been met, 90% of the purchase price payable by such purchaser under such Pending Sale Agreement.

in each case net of all closing costs anticipated to be paid by the applicable Company Subsidiary in connection with such sale and purchase of such Pending Sale Property including, without limitation, the applicable Company Subsidiary's share of any brokerage fees, transfer taxes and deed stamps and similar costs, and escrow fees. In all other cases, the Pending Sale Property shall be conveyed to the Purchaser under the Purchase Agreement without any adjustment to the Allocated Consideration with respect to such Property.

     9. Public Announcements. The USRP Entities, on the one hand, and the FW Entities, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions or any of the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a public announcement of the Transactions no later than (i) the close of trading on the New York Stock Exchange ("NYSE") on the day the Transaction Documents as signed, if such signing occurs during a Business Day or (ii) the opening of trading on the NYSE on the first Business Day following the date on which the Transaction Documents are signed, if such signing does not occur during a Business Day.

10. TERMINATION.

     10.1 Termination. This Agreement and the Transaction Documents in their entirety may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or the partners of FWOP thereof except as provided below:

          (a) by mutual written consent of the USRP Entities, on the one hand, and the FW Entities, on the other hand;

          (b) by either the USRP Entities, on the one hand, or the FW Entities, on the other hand, by written notice to the others, if any United States federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the Transactions, provided that the party seeking to terminate shall have used reasonable best efforts to appeal such order, decree, ruling or other action;

          (c) by the USRP Entities, by written notice to the FW Entities, upon a breach of any representation, warranty, covenant or agreement on the part of the FW Entities set forth in the Transaction Documents, or if any representation or warranty of the FW Entities shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by September 30, 2001;

          (d) by the FW Entities, by written notice to the USRP Entities, upon a breach of any representation, warranty, covenant or agreement on the part of the USRP Entities set forth in the Transaction Documents, or if any representation or warranty of the USRP Entities shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
     Section 6.3(b), as the case may be, would be incapable of being satisfied by September 30, 2001;

          (e) by the USRP Entities, by written notice to the FW Entities, if (i) the Board of Directors of the Company shall have failed to approve or recommend, or shall have withdrawn, amended, modified or changed its approval or recommendation of, the Plan of Liquidation or any of the Transactions, (ii) the Company shall have failed to include the favorable recommendation of its Board of Directors of the Plan of Liquidation and the Transactions in the Proxy Statement, (iii) the Board of Directors of the Company shall have recommended that stockholders of the Company accept or approve a Superior Proposal by a Person other than one of the USRP Entities, (iv) the Company or its Board of Directors shall have publicly expressed no opinion and remained neutral toward any Acquisition Proposal or (v) the Company or its Board of Directors shall have resolved to do any of the foregoing;

          (f) by the Company at any time prior to the Special Meeting (as defined in the Merger Agreement), if the Board of Directors of the Company determines in good faith (after consultation with and consistent with the advice of its outside legal counsel and its financial advisor), that such action is consistent with the Company's Board of Directors' duties under Maryland law and the Board of Directors authorizes or desires to authorize the Company to execute an agreement to effect a Superior Proposal; provided, however, that prior to terminating the Transaction Documents pursuant to this Section 10.1(f) the Company shall have provided the USRP Entities with four (4) Business Days' prior written notice of the Company's decision to so terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions. During such four (4) Business Day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of the Transaction Documents and the Transactions that the USRP Entities may propose; provided further, that the Company may not effect such termination pursuant to this Section 10.1(f) unless the FW Entities immediately prior to such termination pay to the USRP Entities or their designee the Termination Amount pursuant to Section 10.2 hereof;

          (g) by either the USRP Entities, on the on hand, or the FW Entities, on the other hand, by written notice to the others, if the Transactions shall have failed to receive the requisite vote for approval and adoption by the stockholders of the Company upon the holding of a duly convened stockholder meeting

     (including any adjournment thereof) or the requisite vote for approval by the holders of Units after seeking their consent pursuant to Section 7.2 of the Merger Agreement;

          (h) by either the USRP Entities, on the one hand, or the FW Entities, on the other hand, by written notice to the others, if the Transactions shall not have been consummated on or before September 30, 2001 (other than due to the failure of the party seeking to terminate the Transaction Documents to perform its obligations under the Transaction Documents required to be performed by it at or prior to the Closing Date).

The right of any party hereto to terminate the Transaction Documents pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of the Transaction Documents.

     10.2 Effect of Termination.

          (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 hereof, the Transaction Documents shall forthwith become void and have no effect, all rights and obligations of any party hereto shall cease except for the rights and obligations which, by their terms, survive the termination of the applicable Transaction Documents, and no party shall have any liability to the other party or any of its affiliates, directors, officers or stockholders; provided, however, that the FW Entities shall be required to make such payments to the USRP Entities as are required pursuant to this Section 10.

          (b) If (x) the USRP Entities terminate the Transaction Documents pursuant to Section 10.1(c) as a result of a willful breach by any of the FW Entities of any representation, warranty or covenant contained in the Transaction Documents and within one (1) year of such termination the Company accepts an Acquisition Proposal from a Third Party, (y) the USRP Entities terminate this Agreement pursuant to Section 10.1(e), or (z) the Company terminates this Agreement pursuant to Section 10.1(f), then the FW Entities shall pay to the USRP Entities an amount in cash (collectively, the "Termination Amount") equal to the sum of (i) $18,000,000 (the "Break-Up Fee") plus (ii) the out-of-pocket costs and expenses, up to a maximum of $3,000,000, incurred by or on behalf of the USRP Entities in connection with the Transaction Documents and the Transactions, including, without limitation, the fees and disbursements of accountants, attorneys, environmental and other consultants, appraisers and investment bankers (collectively, the "USRP Expenses").

          (c) If the USRP Entities terminate the Transaction Documents pursuant to Section 10.1(c) (except for a termination to which the provisions of Section 10.2(b) will apply), the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

          (d) If the Transaction Documents are terminated pursuant to Section 10.1(g), the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

          (e) If (A) prior to the Company's Special Meeting (as defined in the Merger Agreement), an Acquisition Proposal has been received by the Company or a Person has publicly disclosed an Acquisition Proposal or an intent to make an Acquisition Proposal and (B) at any time prior to or within one year after termination of the Transaction Documents pursuant to Section 10.1(g), any FW Entity enters into an agreement relating to an Acquisition Proposal with a Person other than a USRP Entity or the Company's Board of Directors recommends or resolves to recommend to the Company's stockholders approval or acceptance of an Acquisition Proposal with a Person other than a USRP Entity, then upon the entry into such agreement or the making of such recommendation or resolution, the FW Entities shall pay to the USRP Entities the Termination Amount, which amount shall be reduced by any monies previously paid by the FW Entities to the USRP Entities pursuant to
     Section 10.2(d).

          (f) At any time prior to or within one year after termination of the Transaction Documents, no FW Entity shall enter into any agreement relating to an Acquisition Proposal with a Person other than a USRP Entity unless such agreement provides that such Person shall, upon the execution of such agreement, pay or have paid any Termination Amount otherwise due to the USRP Entity under this Section 10.2.

          (g) If the Transaction Documents are terminated pursuant to Section 10.1(h) based on any encumbrance on title to a Property other than a Permitted Exception or a FW Encumbrance which is not removed by the FW Entities consistent with the provisions of Section 2.4, then the FW Entities shall reimburse the USRP Entities for all of the USRP Expenses.

          (h) The parties acknowledge and agree that the provisions for payment of USRP Expenses and/or the Termination Amount are included herein in order to induce the USRP Entities to enter into the Transaction Documents and to reimburse the USRP Entities for incurring the costs and expenses related to entering into the Transaction Documents and the Transactions. Notwithstanding anything to the contrary set forth in this Agreement or the other Transaction Documents, in the event any USRP Entity is required to file suit to seek all or a portion of the Termination Amount and/or the USRP Expenses, the USRP Entities shall be reimbursed by the FW Entities for any and all expenses which the USRP Entities incur in enforcing their rights hereunder, including without limitation, attorneys' fees and expenses.

          (i) The provisions of this Section 10 shall survive the expiration or termination of the Transaction Documents.

11. MISCELLANEOUS.

     11.1 Amendment. The Transaction Documents may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties thereto at any time before or after any approval hereof by the stockholders of the Company or the partners of FWOP, but in any event following authorization by the Company Board; provided, however, that after any such stockholder or partner approval, no amendment shall be made which by law requires further approval by stockholders or partners without obtaining such approval.

     11.2 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against whom enforcement of the extension or waiver is sought. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by any FW Entity or any USRP Entity of the breach of any covenant of the Transaction Documents shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this the Transaction Documents.

     11.3 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein, and they supersede all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

     11.4 Binding On Successors and Assigns. Subject to Section 11.5, the Transaction Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11.5 Assignment. Except as expressly permitted by the terms hereof, none of the Transaction Documents and none of the rights, interests or obligations hereunder or thereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties thereto; provided, however, that the USRP Entities may assign their rights under the Transaction Documents to any of their affiliates; provided further, that (i) such transferee agrees in writing to be bound by the provisions of assigned Transaction Documents, and
(ii) no such assignment shall in any way affect the obligations or liabilities of the USRP Entities under the Transaction Documents.

     11.6 Counterparts. Each Transaction Document may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

     11.7 Notices. All communications under the Transaction Documents shall be in writing, personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by Federal Express or another nationally recognized overnight commercial courier against receipt, or sent by facsimile providing that a confirming copy is simultaneously sent by Federal Express or other nationally recognized overnight commercial courier:

If to any or all of the FW
Entities:                    First Washington Realty Trust, Inc.
                             4350 East-West Highway, Suite 400
                             Bethesda, MD 20814
                             Attention: Stuart D. Halpert
                                       William J. Wolfe
                             Facsimile: (301) 907-0130

with a copy to:              Latham & Watkins
                             885 Third Avenue
                             New York, New York 10022
                             Attention: R. Ronald Hopkinson, Esq.
                             Facsimile: (212) 751-4864

if to any or all of the
USRP Entities:               U.S. Retail Partners, LLC
                             10135 SE Sunnyside Road, Ste. 250
                             Clackamas, OR 97015
                             Attention: James W. Gaube
                             Facsimile: (503) 794-1702

with a copy to:              CalPERS
                             400 P Street, Suite 3492
                             Sacramento, CA 95814
                             Attention: Mr. Lou Jug
                             Facsimile: (916) 326-3965

and with an additional copy
to:                          McDonough, Holland & Allen
                             555 Capital Mall, 9th Floor
                             Sacramento, CA 95814
                             Attention: David Krotine, Esq.
                             Facsimile: (916) 444-8334

and with an additional copy
to:                          Goodwin, Procter & Hoar LLP
                             599 Lexington Avenue
                             New York, NY 10022
                             Attention: Edward L. Glazer, P.C.
                             Facsimile: (212) 355-3333
and with an additional copy
to:                          Goodwin, Procter & Hoar LLP
                             Exchange Place
                             Boston, MA 02109
                             Attention: Christopher B. Barker, P.C.
                             Facsimile: (617) 227-1462

Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effected if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this paragraph. The inability to deliver a notice because of a changed address of which proper notice was not given shall be deemed a refusal of such notice.

     11.8 Attorneys' Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of any of the Transaction Documents, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys' fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments or position prevailed.

     11.9 Time Periods. In the event the time for performance of any obligation under any of the Transaction Documents expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

     11.10 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Title Company, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of the Transaction Documents and which are consistent with the provisions of Transaction Documents.

     11.11 Descriptive Headings. The descriptive headings of the paragraphs of the Transaction Documents are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of the Transaction Documents.

     11.12 Time of the Essence. Time is of the essence with respect to each of the material provisions of the Transaction Documents.

     11.13 Construction of Agreement. None of the Transaction Documents shall be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that each of the FW Entities and each of the USRP Entities have contributed substantially and materially to the preparation of the Transaction Documents.

     11.14 Execution by Officer of FW Entities. The Transaction Documents are executed on behalf of the FW Entities by one or more officers of the Company, acting in his/her capacity as such officer, and not individually. The USRP Entities and each person dealing with the FW Entities, or claiming any rights or interests herein or hereunder, agrees to look solely to the property of the FW Entities for satisfaction of any obligations of the FW Entities, and that no investor, partner, owner, advisor, manager, employee, officer, director or agent of the FW Entities shall have any personal liability hereunder or otherwise.

     11.15 Execution by Officer of the USRP Entities. The Transaction Documents are executed on behalf of the USRP Entities by one or more officers of the manager(s) of the USRP Entities, acting in his/her capacity as such officer of the applicable USRP Entity and not individually. The FW Entities and each person dealing with the USRP Entities, or claiming any rights or interests herein or hereunder, agrees to look solely to the property of the USRP Entities for satisfaction of any obligations of the USRP Entities, and that no stockholder, member, advisor, manager, employee, officer, director or agent of the USRP Entities shall have any personal liability hereunder or otherwise.

     11.16 JURY TRIAL WAIVER. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT

OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

     11.17 Choice of Law; Consent to Jurisdiction. Any dispute which is not subject to arbitration in accordance with Section 12 shall be subject to litigation by either party. All disputes, claims or controversies arising out of or relating to the Transaction Documents, or the negotiation, validity or performance of the Transaction Documents, or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws. Each of the FW Entities and each of the USRP Entities hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland (the "Maryland Courts") for any litigation arising out of or relating to the Transaction Documents, or the negotiation, validity or performance of the Transaction Documents, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Maryland, each of the parties hereto do hereby appoint The Corporation Trust Company, 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202, as such agent.

     11.18 Joint and Several Obligations. Each of the representations, warranties, covenants, undertakings and obligations of the FW Entities under the Transaction Documents constitute the joint and several obligations of each FW Entity. Each of the representations, warranties, covenants, undertakings and obligations of the USRP Entities under the Transaction Documents constitute the joint and several obligations of each USRP Entity.

     11.19 Non-Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise provided therein, none of the representations, warranties, covenants and agreements contained in the Transaction Documents or in any instrument delivered pursuant to the Transaction Documents shall survive the Closing, and thereafter there shall be no liability on the part of the parties hereto or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in the Transaction Documents, there are no representations or warranties of any party hereto, express or implied.

     11.20 Severability. If any provision of the Transaction Documents, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of the Transaction Documents, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of the Transaction Documents are agreed to be severable.

     11.21 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of the Transaction Documents, the Transaction Documents shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until the Transaction Documents are executed by the parties hereto.

     11.22 Rights of Non-Parties. Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, except for the provisions of
Section 7.3 of the Merger Agreement, nothing in the Transaction Documents, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of the Transaction Documents.

     12. Arbitration of Disputes. Controversies or claims required to be submitted to binding arbitration pursuant to other provisions of this Agreement shall be resolved by expedited binding arbitration, and either the FW Entities or the USRP Entities may commence such arbitration proceeding by giving written notice (a "Dispute Resolution Notice") to the other party that it intends to seek such arbitration. If either the FW Entities or the USRP Entities give a Dispute Resolution Notice, then both parties agree that the applicable dispute shall be resolved by binding arbitration in accordance with the provisions of this Section 12. The arbitration shall be held in Wilmington, Delaware before a single impartial arbitrator who shall have had no dealings with any party or any of its affiliates or any of their counsel for three years prior to the arbitration, and who shall have not less than fifteen (15) years business experience in connection with the purchase or sale of portfolios of significant commercial retail shopping centers. The party which gives the Dispute Resolution Notice may initiate the arbitration proceedings simultaneously with the giving of the Dispute Resolution Notice, and shall request that the single arbitrator which meets the requirements set forth above be appointed within five (5) Business Days after the Dispute Resolution Notice. Unless the parties have previously agreed upon the single arbitrator, then the arbitrator shall be appointed by the then President of the Wilmington, Delaware chapter of the American Arbitration Association or, if such entity no longer exists, a successor trade organization of comparable purpose and stature. Within ten (10) Business Days after the appointment of the arbitrator, each party shall submit to the arbitrator, with a copy to the other party, a detailed explanation of the dispute, the relevant provisions of the Transaction Documents, and a proposal of terms for the resolution of such dispute, whereupon a hearing shall be held before the arbitrator within five (5) Business Days after such submittal. Each of the FW Entities and the USRP Entities shall promptly provide to the other any documents (other than internal analysis created solely in preparation for such arbitration) within such party's possession or control that the other party may reasonably request in connection with the preparation of such submittal. Each party shall also submit to the other party a copy of any source materials on which its submittal is based or which were taken into account in preparing its submittal as soon as such materials are available, and in any event prior to its submittal to the arbitrator. If a party fails to timely provide such submittal other than as a result of a breach by a party of its obligation to provide information to the other party as set forth above, then the dispute shall be conclusively deemed to have been resolved in favor of the party which provided its submittal. Each party shall be limited to such amount of time for the presentation of its case at the hearing, and the hearing shall be sequenced in such manner, as the arbitrator shall determine to be commercially reasonable. In no event shall the hearing extend beyond two (2) Business Days. Following such hearing, the arbitrator shall select one of such submitted proposals within two (2) Business Days thereafter, and shall have no authority to make any decision other than the selection of one of the submitted proposals. The proposal of the party selected by the arbitrator shall be the arbitrator's final and binding decision, without any modification, enforceable in any state or federal court without any right of appeal. In no event shall the arbitrator be empowered to grant special, punitive or exemplary damages or to award attorneys' fees or costs to any party.

     By executing this Agreement, the FW Entities and the USRP Entities have agreed to have any dispute which pursuant to the terms of the Transaction Documents is required to be submitted to arbitration decided by neutral arbitration and are giving up any rights they might possess to have the dispute litigated in a court and are giving up their judicial rights to discovery and appeal except to the extent of information required to be provided. If a party refuses to submit any such matter to arbitration, such party may be compelled to arbitrate under applicable laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST WASHINGTON REALTY TRUST, INC.

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

FIRST WASHINGTON REALTY
LIMITED PARTNERSHIP

By: First Washington Realty Trust, Inc.,
    its general partner

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

FW NEWARK LLC

By: First Washington Realty Limited Partnership,
    its sole member

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: James W. Gaube
    Title:  President and CEO
L&M DEVELOPMENT COMPANY
LIMITED PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

PARKVILLE SHOPPING CENTER LLC

By: First Washington Realty Limited Partnership,
    its sole member

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

CAPITOL PLACE I INVESTMENT LIMITED PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    -----------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

ENTERPRISE ASSOCIATES

By: First Washington Realty Limited Partnership,
    a general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

CITY LINE SHOPPING CENTER ASSOCIATES

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

NORTHWAY LIMITED PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO
SOUTHSIDE MARKETPLACE LIMITED
PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

CLOPPERS MILL VILLAGE CENTER, L.L.C.

By: First Washington Realty Limited Partnership,
    its managing member

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

ALLENBETH ASSOCIATES LIMITED
PARTNERSHIP

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

BRANCHWOOD APARTMENTS LIMITED PARTNERSHIP
A tenant in common with First Washington Realty
Limited Partnership

By: Branchwood, Inc.,
    its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

FIRST WASHINGTON REALTY LIMITED
PARTNERSHIP
A tenant in common with Branchwood Apartments
Limited Partnership

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

WOODHOLME PROPERTIES LIMITED
PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

SP ASSOCIATES LIMITED PARTNERSHIP

By: First Washington Realty Limited Partnership,
    its general partner

By: First Washington Realty Trust,
    Inc., its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO
JFD LIMITED PARTNERSHIP

By: JFD, Inc.,
    its general partner

By:

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

FW-BRYANS ROAD LIMITED
PARTNERSHIP

By: Bryans QRS, Inc.,
    its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

GREENSPRING ASSOCIATES LIMITED
PARTNERSHIP

By: Valley Centre, Inc.,
    its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------
    Name: William J. Wolfe
    Title:   President and CEO

USRP I, LLC

By: U.S. Retail Partners, LLC,
    its sole member

By:                            /s/ JAMES W. GAUBE
    --------------------------------------------------
    Name: James W. Gaube
    Title:  Executive V.P.

USRP GP, LLC

By: U.S. Retail Partners, LLC,
    its sole member

By:                            /s/ JAMES W. GAUBE
    --------------------------------------------------------
    Name: James W. Gaube
    Title:  Executive V.P.

USRP LP, LLC

By: U.S. Retail Partners, LLC,
    its sole member

By:                            /s/ JAMES W. GAUBE
    --------------------------------------------------------
    Name: James W. Gaube
    Title:  Executive V.P.
US RETAIL PARTNERS LIMITED
PARTNERSHIP

By: USRP GP, LLC, its
    general partner

By: U.S. Retail Partners, LLC,
    its sole member

By:                            /s/ JAMES W. GAUBE
    --------------------------------------------
    Name: James W. Gaube
    Title:  Executive V.P.

U.S. RETAIL PARTNERS, LLC

By:                            /s/ JAMES W. GAUBE
    --------------------------------------------------------
    Name: James W. Gaube
    Title:  Executive V.P.

                                 EXHIBIT INDEX

EXHIBIT NO.                         EXHIBIT TITLE
-----------                         -------------
A            Company Subsidiaries that Directly or Indirectly Own
             Properties (including tax id number)
1.1 (a)      List of Properties and Allocated Consideration
1.1 (b)      Assumed Loans
1.1 (c)      List of Company Subsidiaries
1.1 (d)      List of Diligence Reports
1.1 (e)      Merger Agreement Properties
2.2          Title Exceptions Which Parties Shall Use Reasonable Efforts
             to Remove
3.4          Property Contracts
4.1 (a)      States in which Company and Company Subsidiaries are
             Qualified to Do Business (indicating any jurisdictions in
             which the Company or any Company Subsidiary is not currently in good standing or qualified to do business)
4.1 (b)      Properties as to which No Physical Changes Have Occurred
             Affecting Zoning
4.1 (c)      Organizational Documents of the Company and the Company
             Subsidiaries
4.3 (a)      Options, warrants, calls, subscriptions, convertible
             securities or other rights or agreements that obligate the
             Company to issue, transfer, repurchase or redeem any shares of capital stock, partnership or other interests including the Company Options (listing name, number, per share prices, vesting schedules and termination dates); registration
             rights
4.3 (b)      Capitalization of FWOP
4.4          Company Subsidiaries Information; Capitalization and other
             Information
4.5          Equity Interests and Investments
4.6          Conflicts; Consents and Approvals
4.8          Litigation; Insurance Status
4.9          Absence of Certain Events or Changes
4.10(b)      Extension of Tax Filing Requests
4.10(c)      Abatement Proceedings
4.10(e)      Tax Agreements Extending Period of Assessment or Collection
4.  (h)(i)   Contribution Agreements
4.10(h)(ii)  Contribution Agreements with Tax Protection Provisions That
             Will Survive the Closing; Amendments
4.12         List of Properties and Owning Company Subsidiaries
4.13         Physical Condition of Properties; Encumbrances and
             Restrictions
4.14         Ongoing Construction and Renovation Projects
4.16         Condemnation Proceedings
4.17(a)      Rent Rolls (including defaults, leases where tenant not in possession and expired free or abated rent periods,
             allowances or reimbursement obligations and other
             concessions (including with respect to any unexercised
             renewal or extension term)
4.17(b)      Leasing Commissions
4.20         Hazardous Materials
4.21         Rights to Purchase Properties
4.24         Personal Property
4.26         Other Agreements (includes (i) all commitments, contractual obligations or borrowings that may result in payments by the
             Company or any Company Subsidiary in excess of $25,000 and
             (ii)
             all third party management contracts)
4.28         Material Loan Documents Relating to Assumed Loans
4.30         Insurance
4.31         Tenant Bankruptcy Proceedings
4.32(a)      Employee Programs
4.32(c)      Accrued or Unpaid Amounts under the Employee Programs

EXHIBIT NO.                         EXHIBIT TITLE
-----------                         -------------
4.32(d)      Post-employment Benefits
4.32(f)      Acceleration of Employee Benefits; Other Restrictions
4.33         Employment Agreements
4.35         Related Party Transactions (including (i) all arrangements, agreements, contracts and understandings with any Person who is or
             was at any time in the last 8 years, an officer, director or affiliate or any relative of the foregoing involving
             payments in
             excess of $25,000 and (ii) any Person who acquired common
             stock or
             units in a private transaction)
4.39         Company Knowledge Persons
6.2 (d)      Form of Tenant Estoppel Certificate
6.2 (d)(i)   Excluded Major Tenants
6.2 (e)(i)   Reciprocal Easement Agreement Estoppel Parties
7.11(e)      Form of Reciprocal Easement Agreement Estoppel Certificate
7.11(e)      Entities to be Dissolved
7.2          In-Negotiation Leases; Budget for Leasing Costs
7.1 (2)      Entities to be Dissolved
8.3 (g)      Option Parcels
8.6          Custom for Payment of Transfer Taxes and Title Insurance
8.8          Items Specifically Excluded from Prorations and Adjustments
8.9          Pending Sale Properties

                                   EXHIBIT B
                            ------------------------

                         REAL ESTATE PURCHASE AGREEMENT

                                    BETWEEN

                      FIRST WASHINGTON REALTY TRUST, INC.,
                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP,
             AND CERTAIN OF THEIR DIRECT AND INDIRECT SUBSIDIARIES,

                                   AS SELLER,

                                      AND

                                  USRP I, LLC,

                                  AS PURCHASER

                            ------------------------

                         REAL ESTATE PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
1.   Property Identification.....................................    1
2.   Purchase Price..............................................    2
3.   [Intentionally Omitted].....................................    2
4.   Transfer of Equity Interests................................    2
5.   [Intentionally Omitted].....................................    2
6.   Conditions Precedent........................................    2
     6.1 Purchaser's Obligations.................................    2
     6.2 Seller's Obligations....................................    3
7.   Representations and Warranties..............................    3
     7.1 Seller's Representations................................    3
     7.2 Purchaser's Representations and Warranties..............    3
8.   Closing.....................................................    3
     8.1 Closing Date............................................    3
     8.2 Seller's Deliveries.....................................    3
     8.3 Purchaser's Deliveries..................................    5
     8.4 Close of Escrow.........................................    5
9.   Purchase Price Adjustment...................................    6
10.  Termination.................................................    6
11.  Miscellaneous...............................................    6
     11.1 General................................................    6
     11.2 IRS Real Estate Sales Reporting........................    6
12.  State Specific Provisions...................................    6
     12.1 Illinois...............................................    6
     12.2 Maryland...............................................    6
     12.3 New Jersey.............................................    6
     12.4 District of Columbia...................................    7

                         REAL ESTATE PURCHASE AGREEMENT

     This Real Estate Purchase Agreement (this "Agreement") is entered into as of September 27, 2000 by and among First Washington Realty Trust, Inc., a Maryland corporation ("First Washington"), First Washington Realty Limited Partnership, a Maryland limited partnership ("FWOP"), and each of the directly or indirectly wholly-owned subsidiaries of First Washington and/or FWOP listed on Exhibit A to this Agreement (collectively and jointly and severally with First Washington and FWOP, "Seller"), with an address of 4350 East-West Highway, Suite 400, Bethesda, MD 20814 and USRP I, LLC, a Delaware limited liability company ("Purchaser"), with an address at 10135 SE Sunnyside Road, Suite 250, Clackamas, OR 97015. Simultaneously with the execution and delivery of this Agreement, (a) Seller has entered into a certain Master Agreement dated as of the date hereof (the "Master Agreement") with Purchaser and certain affiliates of Purchaser, (b) First Washington and FWOP have entered into a certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") with Purchaser and certain affiliates of Purchaser and (c) FWOP and USRP LP, LLC, an affiliate of Purchaser, have entered into a certain Limited Partnership Interest Purchase and Sale Agreement dated as of the date hereof (the "Partnership Interest Agreement"). This Agreement, the Master Agreement, the Merger Agreement and the Partnership Interest Agreement are collectively referred to as the "Transaction Documents".

     1. Property Identification. Subject to the terms and provisions hereof and in consideration of the mutual agreements contained in this Agreement and the efforts expended prior to the date hereof by Seller and Purchaser in connection with the transactions contemplated by the Transaction Documents, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, with respect to each of the shopping center properties described in Exhibit 1-A attached hereto, the Real Property, the Personal Property and the Intangible Property (as each such term is defined below) (each a "Property" and, collectively, the "Properties"). The following terms used in this Agreement relating to the various components of the Properties shall have the meanings indicated:

          1.1 "Contracts" shall mean all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller or any affiliate of Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties, but not including Leases.

          1.2 "Improvements" shall mean, as to each of the properties listed on
     Exhibit 1-A, the right, title and interest of the Seller or any affiliate of Seller in any and all structures, buildings, facilities, parking areas or other improvements situated on such property's Land and all related fixtures, improvements, building systems and equipment (including, without limitation, HVAC, security and life safety systems).

          1.3 "Intangible Property" shall mean, as to each Real Property, the right, title and interest of Seller or any affiliate of Seller in: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soil, pest control, survey, environmental, appraisal, market and other reports relating to the Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with the Property; (c) the Contracts and the Leases; (d) all claims, awards, actions, remedial rights and judgments relating to the Property; (e) all books, records, files and correspondence relating to the Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the property.

          1.4 "Land" shall mean, as to each of the Properties listed on Exhibit 1-A, the land component in the Property as described in the Title Policies.

          1.5 "Leases" shall mean, as to each Real Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person or entity to the occupancy or use of any portion of the Real Property.

          1.6 "Personal Property" shall mean, as to each Real Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by Seller that is located at and used exclusively in connection with the operation of any Real Property.

          1.7 "Real Property" shall mean, as to each property listed on Exhibit 1-A, the Land, the Improvements and all of Seller's right, title and interest in and to the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights held by any Seller, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitudes and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

          1.8 "Title Policy" shall refer to Seller's existing title insurance policies with respect to the Properties, including all endorsements thereto, complete copies of which have been delivered by Seller to Purchaser.

     Attached as Exhibit 1-B to this Agreement is a non-exclusive list of other defined terms used in this Agreement and the Sections of this Agreement where such terms are defined.

     2. Purchase Price. The aggregate purchase price for the Properties (the "Purchase Price") shall be Six Hundred Seventy-Three Million Nine Hundred Eighty-Seven Thousand Seven Hundred Eighty-Three ($673,987,783.00) Dollars less the outstanding principal balance (including any accrued and unpaid interest) as of the Closing Date (as hereinafter defined) of the Assumed Loans (as defined in the Master Agreement) encumbering the Properties (but not the Assumed Loans encumbering the Merger Agreement Properties). The portion of the Purchase Price allocated to each Property (the "Allocated Purchase Price") is equal to the Allocated Consideration (as defined in the Master Agreement) for such Property. The Purchase Price, as adjusted pursuant to the terms of this Agreement and the Master Agreement (including, without limitation, adjustments with respect to Net Working Capital (as defined in the Master Agreement)) (the "Adjusted Purchase Price"), shall be paid on the Closing Date by wire transfer of immediately available federal funds.

     3. [Intentionally Omitted]

     4. Transfer of Equity Interests. Reference is hereby made to the Properties listed on Exhibit 4 hereto (the "Equity Interest Properties"). Notwithstanding anything to the contrary contained herein, on the Closing Date there shall be transferred, assigned and conveyed to Purchaser, in lieu of fee simple title to the Equity Interest Properties, all of the beneficial ownership interests in the partnership or limited liability company that owns each of the Equity Interest Properties (collectively, the "Interests") on the following terms and otherwise on the terms and conditions contained elsewhere in the Agreement. Seller agrees to cause any of its affiliates or subsidiaries that own Interests to transfer, assign and convey to Purchaser all such Interests on the terms and conditions contained in this Agreement. The Interests shall be transferred free and clear of any pledge, security interest or lien encumbering the Interests (as opposed to the Equity Interest Properties) in whole or in part.

     5. [Intentionally Omitted]

     6. Conditions Precedent.

          6.1 Purchaser's Obligations. In addition to any other conditions precedent in favor of Purchaser as may be set forth elsewhere in the Transaction Documents, Purchaser's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

             6.1.1 Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing (as hereinafter defined).

             6.1.2 The closing of the transactions contemplated under the Master Agreement and the other Transaction Documents shall have occurred or shall be set up to occur immediately following the Closing under this Agreement.

          6.2 Seller's Obligations. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in the Transaction Documents, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

             6.2.1 Purchaser performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

             6.2.2 The closing of the transactions contemplated under the Master Agreement and the other Transaction Documents shall have occurred or shall be set up to occur immediately following the Closing under this Agreement.

     7. Representations and Warranties.

          7.1 Seller's Representations. Seller hereby ratifies and confirms the representations and warranties of the First Washington Entities (as defined in the Master Agreement) made in the Master Agreement, as if set forth in full herein. The representations and warranties of Seller set forth in or made pursuant to this Agreement shall not survive the Closing.

          7.2 Purchaser's Representations and Warranties. Purchaser hereby ratifies and confirms the representations and warranties of the USRP Entities (as defined in the Master Agreement) made in the Master Agreement, as if set forth in full herein. The representations and warranties of Purchaser as set forth in or made pursuant to this Agreement shall not survive the Closing.

     8. Closing.

          8.1 Closing Date. Subject to Seller's and Purchaser's right to extend the Closing Date as provided in the Master Agreement, the closing of the transactions which are the subject of this Agreement (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York 10022, or such other location as may be agreed to by Seller and Purchaser, or through customary closing arrangements reasonably acceptable to Seller and Purchaser, in either case on January 12, 2001 (as the same may be extended in accordance with the Master Agreement, the "Closing Date").

          8.2 Seller's Deliveries. At or prior to the Closing, Seller shall deliver or cause to be delivered, at Seller's sole expense, pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser, each of the following items:

             8.2.1 a duly executed and acknowledged deed pertaining to the Real Property portion of each of the Properties, each in a customary or statutory form, for the state (or, if applicable, the county) in which such Real Property is located as requested by Purchaser (collectively, the "Deeds");

             8.2.2 a duly executed bill of sale pertaining to the Personal Property portion of each of the Properties, each in the form attached to this Agreement as Exhibit 8.2.2 (collectively, the "Bills of Sale");

             8.2.3 a duly executed counterpart assignment and assumption pertaining to the Intangible Property portion of each of the Properties, each in the form attached to this Agreement as Exhibit 8.2.3 (collectively, the "Assignments of Intangibles");

             8.2.4 a duly executed counterpart assignment and assumption pertaining to the Leases, each in the form attached to this Agreement as
        Exhibit 8.2.4 (collectively, the "Assignments of Leases");

             8.2.5 a certificate from Seller certifying the information required by any of the states in which any of the Properties are located to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such states (the "State Certificates");

             8.2.6 a certificate (the "FIRPTA Certificate") from Seller certifying the information required by Section 1445 of the Code to establish, for the purposes of avoiding Purchaser's tax withholding obligations, that Seller is not a "foreign person" as defined in Section 445(f)(3) of the Code (as defined in the Merger Agreement);

             8.2.7 duly executed counterparts of all Assumed Loan Lender Consent Documents (as defined in the Master Agreement) duly executed by the Assumed Loan Lenders (as defined in the Master Agreement) and Seller, as applicable;

             8.2.8 a letter executed by Seller and, if applicable, its respective management agent and Purchaser, in form and substance reasonably satisfactory to Purchaser, addressed to all tenants of each respective Property, notifying all such tenants of the transfer of ownership of the Property and directing payment of all rents accruing after the Closing Date to be made to Purchaser or such other party as Purchaser directs (the "Tenant Notices");

             8.2.9 to the extent not previously delivered to Purchaser and in Purchaser's possession or under its control, originals of any of the Contracts, Leases, licenses, approvals, plans, specifications, warranties, tenant files and other books and records relating to the ownership and operation of the Property (or if the original is not in the Seller's possession or control, copies thereof to the extent in Seller's possession or control);

             8.2.10 [Intentionally Omitted]

             8.2.11 such affidavits as may be reasonably and customarily required by Title Company (as defined in the Master Agreement) to issue owner's policies of title insurance in the form required hereby (including, without limitation, without exception for parties-in-possession (other than tenants under the Leases) or mechanics' or materialmen's liens);

             8.2.12 evidence reasonably satisfactory to Purchaser and Title Company as to the authority and incumbency of the persons signing documents on behalf of Seller;

             8.2.13 [Intentionally Omitted]

             8.2.14 Copies of legal existence certificates for each entity constituting Seller from the state of its organization and from each state where it is qualified to do business as shown on Exhibit A and appropriate votes and authorizations to enter into and close the transaction contemplated herein;

             8.2.15 A duly-executed original counterpart of a closing statement in accordance herewith;

             8.2.16 If the Closing is conducted pursuant to a so-called "New York style closing," a so-called "gap indemnity" in form reasonably acceptable to Title Company;

             8.2.17 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement or which are otherwise required or contemplated by this Agreement;

             8.2.18 All books and records relating to each Property and its operation and management, including, but not limited to, all financial records, reports and statements in Seller's possession or control;

             8.2.19 An updated Rent Roll (as defined in the Master Agreement) for each Property dated no earlier than five (5) days prior to Closing certified by an authorized representative of Seller as accurate and complete in all material respects;

             8.2.20 An assignment and assumption agreement in the form annexed hereto as Exhibit 8.2.20 duly executed by Seller (the "Assignment and Assumption of Interests Agreement") with respect to the transfer of the Interests; and

             8.2.21 Amendments to the organizational documents of each partnership or limited liability company that owns an Equity Interest Property reflecting the assignment of the Interests to Purchaser and the withdrawal of Seller as a partner or member of each partnership or limited liability company that owns an Equity Interest Property. Seller and Purchaser agree that all items of income and loss of each such partnership or limited liability company that owns an Equity Interest Property for the tax year in which the Closing occurs shall be allocated to the partners or members prior to Closing, on the one hand, and the partners or members after the Closing, on the other hand, based on the so-called "closing of the books" method.

          8.3 Purchaser's Deliveries. At or prior to the Closing, Purchaser shall deliver the following items pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser:

             8.3.1 By wire transfer of immediately available federal funds, the Adjusted Purchase Price, less the outstanding balance (including accrued and unpaid interest) of the Assumed Loans;

             8.3.2 Duly executed counterparts of each of the Assignments of Intangibles, Assignments of Leases and Bills of Sale (and Tenant Notices where required);

             8.3.3 Such evidence or documents as may reasonably be required by Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Properties, and in any event copies of Purchaser's legal existence certificate from the State of Delaware and appropriate votes and authorizations to enter into and close the transactions contemplated in this Agreement;

             8.3.4 A duly executed original counterpart of a closing statement in accordance herewith;

             8.3.5 Duly executed counterparts of the Assumed Loan Lender Consent Documents required to be signed by Purchaser;

             8.3.6 Duly executed counterparts of the Assignment and Assumption of Interests Agreement; and

             8.3.7 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

          8.4 Close of Escrow. Title Company shall close escrow on the Closing Date by:

             8.4.1 recording the Deeds;

             8.4.2 causing Title Company to issue to Purchaser or its designee owner's policies of title insurance in the form required under the Master Agreement;

             8.4.3 delivering to Purchaser original executed counterparts of the Bills of Sale, the FIRPTA Certificate, the State Certificates, each of the Assignments of Intangibles and Assignments of Leases, and Assignment and Assumption of Interests Agreement(s) and any other documents in escrow by Seller pursuant to Section 8.2;

             8.4.4 delivering to Seller (i) original executed counterparts of the Bills of Sale, the Assignments of Intangibles and the Assignments of Leases and any other documents deposited in escrow by Purchaser pursuant to Section 8.3 and (ii) funds in the amount of the Purchase Price, less the outstanding balance of the Assumed Loans and as adjusted for prorations, credits, closing costs and other adjustments provided for in the Master Agreement and this Agreement; and

             8.4.5 delivering the Tenant Notices to the tenants by certified mail, return receipt requested, with copies to Seller and Purchaser.

     9. Purchase Price Adjustment. Purchaser and Seller acknowledge and agree that (a) they and their affiliates are parties to the Merger Agreement and the Master Agreement and (b) they each derive a direct benefit from the transactions contemplated under the Merger Agreement and the Master Agreement. Although the Merger Agreement and the Master Agreement each provide for certain prorations and adjustments to the consideration to be paid by the USRP Entities to the First Washington Entities under the Transaction Documents, the Transaction Documents provide for no adjustment to the consideration payable by the USRP Entities to the First Washington Entities under the Merger Agreement, except to the extent of adjustments based on the Assumed Loans encumbering the Merger Agreement Properties, as more particularly set forth therein and in the Partnership Interest Agreement. Accordingly, Purchaser and Seller have agreed that the net debit or credit to the aggregate consideration payable under the Transaction Documents shall be applied against the balance of the Purchase Price due at Closing under this Agreement. The parties further acknowledge that portions of such net debit or credit may be derived from the Merger Agreement Properties (as defined in the Master Agreement), which are not included among the Properties but instead are properties to be owned by an affiliate of Purchaser from and after the Effective Time (as defined in the Merger Agreement).

     10. Termination. This Agreement may be terminated at any time prior to the Closing Date in accordance with the provisions of the Master Agreement, and any such termination shall have the effects specified in Section 10.2 of the Master Agreement.

     11. Miscellaneous.

          11.1 General. The provisions of Article 11 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.

          11.2 IRS Real Estate Sales Reporting. Purchaser, Seller and Title Company (as defined in the Master Agreement) hereby agree and acknowledge that Title Company shall act as "the person responsible for closing" the transaction which is the subject of this Agreement pursuant to Code Section 6045(e) and shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Purchaser and Seller shall reasonably cooperate in connection with such filings.

     12. State Specific Provisions.

          12.1 Illinois.  With respect to all Real Property located in Illinois:
     Purchaser and Seller hereby agree to make all disclosures and do all things necessary to comply with the Illinois Responsible Property Transfer Act ("Act"). Either a disclosure document ("IRPTA Disclosure Document") in the form required under the Act, or an affidavit to the effect that no such IRPTA Disclosure Document is required under such Act shall be delivered by Seller to Purchaser at Closing. Purchaser and Seller hereby waive the requirement of the delivery of an IRPTA Disclosure Document not less than thirty (30) days prior to the Closing Date, both parties acknowledging and agreeing that they are aware of the purpose and intent of the IRPTA Disclosure Document.

          12.2 Maryland. Purchaser is hereby apprised of and shall determine whether the Real Property located in Maryland is subject to the Agricultural Land Transfer Tax as provided in Maryland Code Section 13-301 et seq. and Purchaser shall be responsible for the payment of any Agricultural Land Transfer Tax, if any, due as a result of the conveyance of the Real Property located in Maryland to Purchaser.

          12.3 New Jersey.

             12.3.1 Within ten (10) days following the execution of this Agreement, Seller shall properly complete an Industrial Site Recovery Act Applicability/Nonapplicability Affidavit in the mandated form (the "ISRA Affidavit") for each of the Properties located in New Jersey and submit each completed ISRA Affidavit to the New Jersey Department of Environmental Protection ("NJDEP") Division of Responsible Party Site Remediation pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending or successor legislation and regulations (collectively, "ISRA"). Seller shall obtain and deliver to Purchaser prior to Closing a letter from the NJDEP or its successor stating that each of the Properties located in New Jersey does not constitute an "industrial establishment" within the meaning of ISRA. Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and NJDEP, and Purchaser and Purchaser's representatives shall have the right, without the obligation, to attend and participate in all such meetings. Satisfaction of the requirements contained in this Section 12.3.1 shall be a condition precedent to Purchaser's Closing obligations.

             12.3.2. Seller represents and warrants to Purchaser that: (i) there is no state lien as referred to in the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., as same may have been amended, and including any regulations promulgated thereunder, that has attached to any Real Property located in New Jersey, and there is no basis for any such lien, and (ii) Seller has not received any notice of intention to commence suit pursuant to the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1, et seq., and there is no basis for such notice to be issued to Seller.

             12.4 District of Columbia. In accordance with the laws of the District of Columbia, Seller hereby advises Purchaser that with respect to the parcels of Real Property located in the District of Columbia, the respective characteristics of the soil as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia, are as follows: (i) 1529 Wisconsin
        Avenue -- "Urban land association"; (ii) 3066 M Street -- "Urban land association"; and (iii) Spring Valley Shopping Center -- "Urban land -- Manor -- Glenelg association". For further information, Purchaser can contact a soil testing laboratory, the District of Columbia Department of Environmental Services, or the Soil Conservation Service of the United States Department of Agriculture.

                    [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

FIRST WASHINGTON REALTY TRUST, INC.

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:   President and CEO

FIRST WASHINGTON REALTY LIMITED PARTNERSHIP

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

FW-NEWARK, L.L.C.

By:  First Washington Realty Limited Partnership,
     its sole member

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

L&M DEVELOPMENT COMPANY LIMITED PARTNERSHIP

By:  First Washington Realty Limited
     Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:   President and CEO

PARKVILLE SHOPPING CENTER, L.L.C.

By:  First Washington Realty Limited
     Partnership,
     its sole member

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

CAPITOL PLACE I INVESTMENT LIMITED PARTNERSHIP

By:  First Washington Realty Limited Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

NORTHWAY LIMITED PARTNERSHIP

By:  First Washington Realty Limited
     Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:   President and CEO

SOUTHSIDE MARKETPLACE LIMITED PARTNERSHIP

By:  First Washington Realty Limited
     Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

CLOPPERS MILL VILLAGE CENTER, L.L.C.

By:  First Washington Realty Limited Partnership,
     its managing member

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

ALLENBETH ASSOCIATES LIMITED PARTNERSHIP

By: First Washington Realty Trust, Inc.,
    its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:   President and CEO

BRANCHWOOD APARTMENTS LIMITED PARTNERSHIP
A tenant in common with First
Washington Realty Limited Partnership

By:  Branchwood, Inc.,
     its general partner

By:                            /s/ WILLIAM J. WOLFE
     ---------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

FIRST WASHINGTON REALTY LIMITED PARTNERSHIP
A tenant in common with Branchwood
Apartments Limited Partnership

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

WOODHOLME PROPERTIES LIMITED PARTNERSHIP

By:  First Washington Realty Limited
     Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:   President and CEO

SP ASSOCIATES LIMITED PARTNERSHIP

By:  First Washington Realty Limited
     Partnership,
     its general partner

By:  First Washington Realty Trust, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

JFD LIMITED PARTNERSHIP

By:  JFD, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title:   President and CEO

FW-BRYANS ROAD LIMITED PARTNERSHIP

By:  Bryans QRS, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:   William J. Wolfe
Title:  President and CEO

GREENSPRING ASSOCIATES LIMITED PARTNERSHIP

By:  Valley Centre, Inc.,
     its general partner

By:                           /s/ WILLIAM J. WOLFE
    --------------------------------------------------------
Name:  William J. Wolfe
Title: President and CEO

PURCHASER:

USRP I, LLC

By: U.S. Retail Partners, LLC,
    its sole member

By:        /s/ JAMES W. GAUBE
    ------------------------------------
Name:  James W. Gaube
Title: Executive V.P.

     The undersigned party, being the Title Company under the Agreement, hereby joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of Section 11.2.

                                            LandAmerica Title Insurance Company

                                            By: Commercial Settlements, Inc.,
                                              its agent

                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                LIST OF EXHIBITS

A        --  List of FWOP Subsidiaries
1-A      --  List of Properties
1-B      --  Selected Defined Terms
4.5      --  Equity Interest Properties
8.2.1    --  Form of Deed
8.2.2    --  Form of Bill of Sale
8.2.3    --  Form of Assignment of Intangibles
8.2.4    --  Form of Assignment of Lease
8.2.13   --  Form of Certificate Regarding Representations and Warranties
8.2.20   --  Form of Assignment and Assumption of Interests Agreement

                                  EXHIBIT 1-B

                LIST OF DEFINED TERMS AND SECTIONS WHERE DEFINED

"AGREEMENT" -- Introductory paragraph.
"ALLOCATED PURCHASE PRICE" -- Section 2.
"ASSIGNMENT AND ASSUMPTION OF INTERESTS AGREEMENT" -- Section 8.2.20. "ASSIGNMENTS OF INTANGIBLES" -- Section 8.2.3.
"ASSIGNMENTS OF LEASES" -- Section 8.2.4.
"ASSUMED LOAN LENDERS" -- Section 2.
"ASSUMED LOANS" -- Section 2.
"BILLS OF SALE" -- Section 8.2.2.
"BUSINESS DAY" -- Section 11.15.
"CLOSING" -- Section 8.1.
"CLOSING DATE" -- Section 8.1.
"CONTRACTS" -- Section 1.1.
"DEEDS" -- Section 8.2.1.
"EQUITY INTEREST PROPERTIES" -- Section 4.
"FIRPTA CERTIFICATE" -- Section 8.2.6.
"FWOP" -- Introductory paragraph.
"IMPROVEMENTS" -- Section 1.2.
"INTANGIBLE PROPERTY" -- Section 1.3.
"INTERESTS" -- Section 4.5.
"IRPTA DISCLOSURE STATEMENT" -- Section 13.1.
"LAND" -- Section 1.4.
"LEASES" -- Section 1.5.
"PERSONAL PROPERTY" -- Section 1.6.
"PROPERTIES" -- Introductory paragraph.
"PROPERTY" -- Introductory paragraph.
"PURCHASE PRICE" -- Section 2.
"PURCHASER" -- Introductory paragraph.
"REAL PROPERTY" -- Section 1.7.
"SELLER" -- Introductory paragraph.
"STATE CERTIFICATES" -- Section 8.2.5.
"TENANT NOTICES" -- Section 8.2.8.
"TERMINATED CONTRACTS" -- Section 5.2.2.
"TITLE POLICY" -- Section 1.8.

                                                                       EXHIBIT C

                            ------------------------

            LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                      FIRST WASHINGTON REALTY TRUST, INC.

                                  AS ASSIGNOR

                                      AND

                                  USRP LP, LLC

                                  AS ASSIGNEE

                         DATED AS OF SEPTEMBER 27, 2000

                            ------------------------

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
1.   Assignment and Assumption of Limited Partnership Interest...   2
     1.1. Assignment and Assumption..............................   2
     1.2. Limited Partnership Interest Purchase Price............   2
     1.3. Closing................................................   2
2.   Conditions to Closing.......................................   2
     2.1. Conditions Precedent to Assignor's Obligation..........   2
     2.2. Conditions Precedent to Assignee's Obligation..........   3
3.   Deliveries..................................................   3
     3.1. Deliveries by Assignee.................................   3
     3.2. Deliveries by Assignor.................................   3
4.   Representations and Warranties..............................   3
     4.1. Assignee's Representations and Warranties..............   3
     4.2. Assignor's Representations and Warranties..............   3
5.   Miscellaneous...............................................   3
     5.1. Survival...............................................   3
     5.2. Miscellaneous Provisions...............................   4

LIST OF EXHIBITS:

     Exhibit A           Assignment and Assumption of Limited Partnership
Interest

            LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT

     THIS LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of September 27, 2000, by and between First Washington Realty Trust, Inc., a Maryland corporation ("ASSIGNOR"), and USRP LP, LLC, a Delaware limited liability company ("ASSIGNEE"). All capitalized terms used herein without definition have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                                    RECITALS

     WHEREAS, Assignor, First Washington Realty Limited Partnership, a Maryland limited partnership and the principal subsidiary of Assignor ("FWOP"), and certain of their subsidiaries have entered into a certain Real Estate Purchase Agreement with USRP I, LLC, a Delaware limited liability company, as purchaser, on the date hereof (the "REAL ESTATE PURCHASE AGREEMENT");

     WHEREAS, Assignor and FWOP have entered into a certain Merger Agreement (the "MERGER AGREEMENT") pursuant to which (x) Assignor has agreed to merge with and into USRP GP, LLC, a Delaware limited liability company, ("MERGERCO") and
(y) FWOP has agreed to merge with and into US Retail Partners Limited Partnership, a Delaware limited partnership ("MERGERLP"), all subject to the terms and conditions specified therein (collectively, the "MERGERS");

     WHEREAS, simultaneously with the execution of the Merger Agreement and the Real Estate Purchase Agreement, Assignor, FWOP and certain of their subsidiaries, have entered into a certain Master Agreement with MergerCo, MergerLP, USRP I, LLC, and U.S. Retail Partners, LLC (the "MASTER AGREEMENT"), subject to the terms and conditions set forth therein;

     WHEREAS, as a further condition to the Mergers, FWOP will distribute to its partners, in accordance with Section 13.2 of the First Amended and Restated Agreement of Limited Partnership of FWOP (the "FWOP PARTNERSHIP AGREEMENT"), the net proceeds of the Sale of Assets (as defined in the Merger Agreement) pursuant to the terms of, and promptly after the consummation of the transactions contemplated by, the Real Estate Purchase Agreement (the "PARTNERSHIP DISTRIBUTION") and, prior to the Closing under this Agreement, the Company shall have distributed a liquidation distribution (including, without limitation, the amount received by the Company in the Partnership Distribution) to its stockholders;

     WHEREAS, as a condition to the Mergers, and subject to the approval of the limited partners of FWOP, FWOP has agreed to recapitalize its existing partnership interests in the manner described in the Merger Agreement (the "RECAPITALIZATION");

     WHEREAS, as a result of the Recapitalization, Assignor will own a 1% general partnership interest in FWOP (the "GENERAL PARTNERSHIP INTEREST") and its then remaining interest as the holder of the Series A Common Units in FWOP (the "LIMITED PARTNERSHIP INTEREST") (collectively, the "PARTNERSHIP INTERESTS");

     WHEREAS, after the Initial Partner Distribution has been made and after all other conditions precedent to the Mergers have been satisfied but immediately prior to the Merger, Assignor desires to sell and assign to Assignee all of Assignor's right, title and interest in, to and under the Limited Partnership Interest, and Assignee desires to buy and assume of all Assignor's right, title and interest in, to and under the Limited Partnership Interest, subject to the terms and conditions specified herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

                                   AGREEMENT

     1. ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST.

     1.1. ASSIGNMENT AND ASSUMPTION. Upon and subject to the terms and conditions hereinafter set forth, Assignor shall assign and Assignee shall assume all of Assignor's right, title and interest in and to the Limited Partnership Interest.

     1.2. LIMITED PARTNERSHIP INTEREST PURCHASE PRICE. The purchase price (the "PARTNERSHIP INTEREST PURCHASE PRICE") for the Limited Partnership Interest shall be an amount, rounded to the nearest cent, equal to (i) the sum of (A) $83,166,740 and (B) the difference (it being understood that if the amount described in the following clause (1) is less than the amount described in the following clause (2), then such difference shall be subtracted from, rather than added to, the amount described in the preceding clause (A)), if any, between (1) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties (as such terms are defined in the Master Agreement) set forth on
Exhibit 2.1(c) of the Merger Agreement, and (2) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties on the Closing Date (excluding for this purpose the $3,000,000 loan on the Woodmoor property referred to in Section 8.2(n) of the Merger Agreement), multiplied by (ii) the Percentage Interest (as defined in the FWOP Partnership Agreement) represented by the Limited Partnership Interest on the Closing Date. The Partnership Interest Purchase Price shall be evidenced by a promissory note made by the Assignee and delivered to the Assignor with such terms as are reasonably agreed to by the parties (the "NOTE").

     1.3. CLOSING. For purposes of this Agreement, the closing of the transactions contemplated by this Agreement ("CLOSING") shall occur immediately prior to the consummation of the Mergers, on the date (the "CLOSING DATE") on which all conditions specified in Section 6.1, 6.2 and 6.3 of the Master Agreement and as set forth below have been satisfied or waived.

     2. CONDITIONS TO CLOSING.

     2.1. CONDITIONS PRECEDENT TO ASSIGNOR'S OBLIGATION. The obligation of Assignor to close shall be subject to the satisfaction of, or Assignor's waiver of, the following conditions precedent and each of the conditions set forth in Sections 6.1 and 6.3 of the Master Agreement:

          2.1.1. ASSIGNEE'S DELIVERIES. Assignee shall have executed and delivered or caused to be delivered to Assignor, as the case may be, the Note and the other documents and instruments described in Paragraph 3.1 as and when specified therein;

          2.1.2. ASSIGNEE'S PERFORMANCE. Assignee shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Assignee on or before the Closing Date; and

          2.1.3. CONSUMMATION OF REAL ESTATE PURCHASE AGREEMENT. All transactions contemplated by the Real Estate Purchase Agreement shall have been consummated;

          2.1.4. APPROVAL OF RECAPITALIZATION. The limited partners of FWOP shall have consented to and approved the Recapitalization; and

          2.1.5. SATISFACTION OF ALL OTHER CONDITIONS. All conditions set forth in Sections 8.1 and 8.3 of the Merger Agreement shall have been satisfied or waived.

     2.2. CONDITIONS PRECEDENT TO ASSIGNEE'S OBLIGATION. The obligation of Assignee to close shall be subject to the satisfaction of, or Assignee's waiver of, the following conditions precedent and each of the conditions set forth in Sections 6.1 and 6.2 of the Master Agreement:

          2.2.1. CONSUMMATION OF REAL ESTATE PURCHASE AGREEMENT. All transactions contemplated by the Real Estate Purchase Agreement shall have been consummated;

          2.2.2. APPROVAL OF RECAPITALIZATION. The limited partners of FWOP shall have consented to and approved the Recapitalization;

          2.2.3. RECAPITALIZATION.  The Recapitalization shall have occurred;

          2.2.4. SATISFACTION OF ALL OTHER CONDITIONS. All conditions set forth in Sections 8.1 and 8.2 of the Merger Agreement shall have been satisfied or waived;

          2.2.5. ASSIGNOR'S DELIVERIES. Assignor shall have delivered or caused to be delivered to Assignee, the documents described in Paragraph 3.2 as and when specified therein; and

          2.2.6. ASSIGNOR'S PERFORMANCE. Assignor shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Assignor on or before the Closing Date.

     3. DELIVERIES.

     3.1. DELIVERIES BY ASSIGNEE. Assignee shall execute and deliver or cause to be executed and delivered to Assignor each of the following items:

          3.1.1. The Note;

          3.1.2. The Assignment and Assumption of Limited Partnership Interest duly executed by Assignee, substantially in the form attached hereto as Exhibit A (the "ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST");

          3.1.3. Such other documents as are reasonably necessary to effectuate the terms of this Agreement.

     3.2. DELIVERIES BY ASSIGNOR. Assignor shall deliver or cause to be delivered to Assignee each of the following items:

          3.2.1. The Assignment and Assumption of Limited Partnership Interest duly executed by Assignor; and

          3.2.2. Such other documents as are reasonably necessary to effectuate the terms of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES.

     4.1. ASSIGNEE'S REPRESENTATIONS AND WARRANTIES. In consideration of Assignor entering into this Agreement and as an inducement to Assignor to sell Assignor's interest in the Limited Partnership Interest to Assignee, Assignee represents and warrants to Assignor as to each of the matters described in
Section 5 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated by reference herein.

     4.2. ASSIGNOR'S REPRESENTATIONS AND WARRANTIES. In consideration of Assignee entering into this Agreement and as an inducement to Assignee to purchase Assignor's interest in the Limited Partnership Interest, Assignor represents and warrants to Assignee as to each of the matters described in
Section 4 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated by reference herein.

     5. MISCELLANEOUS.

     5.1. SURVIVAL. None of the warranties, representations, covenants, obligations and agreements contained in this Agreement or instruments delivered pursuant to this Agreement shall survive the Closing and thereafter there shall be no liability on the part of Assignor or Assignee in respect thereof.

     5.2. MISCELLANEOUS PROVISIONS.  The provisions of Section 11.1 through
Section 11.22 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement day and year first above written.

                                         FIRST WASHINGTON REALTY TRUST, INC.

                                          By      /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                            Name: William J. Wolfe
                                            Title: President and CEO

                                         USRP LP, LLC

                                          By: U.S. RETAIL PARTNERS, LLC,
                                              its sole member

                                          By       /s/ JAMES W. GAUBE
                                            ------------------------------------
                                            Name: James W. Gaube
                                            Title: Executive V.P.

                                   EXHIBIT A

           ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST

     This ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST (this
"ASSIGNMENT") is made as of [          ] by FIRST WASHINGTON REALTY TRUST, INC.
("ASSIGNOR"), in favor of USRP LP, LLC ("ASSIGNEE").

     Assignor hereby assigns, sets over, transfers, grants and conveys unto Assignee all of Assignor's right, title and interest as holder of the Series A Common Units in FWOP (collectively, the "PARTNERSHIP INTEREST"), and Assignee hereby assumes the performance of all obligations to be performed by the Assignor from and after the date hereof pursuant to the First Amended and Restated Agreement of Limited Partnership of FWOP dated as of June 27, 1994, as amended.

     The foregoing assignment, setting over, transfer, grant and conveyance are made without representation or warranty of any kind or nature whatsoever, except as may otherwise be expressly set forth in that certain Limited Partnership Interest Purchase and Sale Agreement by and between Assignor and Assignee dated as of September 27, 2000.

     [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:
                                         FIRST WASHINGTON REALTY TRUST, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

ASSIGNEE:
                                         USRP LP, LLC

                                          By: U.S. RETAIL PARTNERS, LLC,
                                              its sole member

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                            ------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                  USRP GP, LLC

                    US RETAIL PARTNERS LIMITED PARTNERSHIP,

                      IRST WASHINGTON REALTY TRUST, INC.,

                                      AND

                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP

                         DATED AS OF SEPTEMBER 27, 2000

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
RECITALS....................................................    1
ARTICLE I  THE MERGERS......................................    2
       1.1 The Company Merger...............................    2
       1.2 The Partnership Merger...........................    3
       1.3 Closing..........................................    3
       1.4 Effective Time...................................    3
       1.5 Effect of the Company Merger on the
        Organizational Documents of the Company.............    3
       1.6 Effect of the Partnership Merger on Agreement of
        Limited Partnership.................................    3
       1.7 Effect of Mergers on Management..................    3
       1.8 Liquidating Distribution.........................    3
ARTICLE II  EFFECT OF THE COMPANY MERGER ON THE STOCK AND
  MEMBERSHIP INTERESTS OF THE CONSTITUENT ENTITIES; PAYMENT
  FOR SHARES................................................    4
       2.1 Effect on Equity Interests.......................    4
       2.2 Payment for Shares...............................    5
       2.3 Company Preferred Stock..........................    6
       2.4 No Dissenters' Rights............................    6
ARTICLE III  EFFECT OF THE PARTNERSHIP MERGER ON THE
PARTNERSHIP INTERESTS OF THE CONSTITUENT PARTNERSHIPS;
PAYMENT FOR INTERESTS.......................................    6
       3.1 Effect on Partnership Interests..................    6
       3.2 Payment of Exiting Partner Consideration.........    7
       3.3 Appraisal Rights.................................    8
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF MERGERCO AND
  MERGERLP..................................................    8
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....    8
ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGERS.........    8
ARTICLE VII  ADDITIONAL AGREEMENTS..........................    9
       7.1 Stockholders Meeting.............................    9
       7.2 Partner Approval.................................   10
       7.3 Officers' and Directors' Indemnification.........   10
       7.4 Status of Employees..............................   11
ARTICLE VIII  CONDITIONS TO THE MERGERS.....................   12
       8.1 Conditions to the Obligations of Each Party to
        Effect the Mergers..................................   12
       8.2 Conditions to Obligations of MergerCo and
        MergerLP............................................   12
       8.3 Conditions to Obligations of the Company and
        FWOP................................................   14
ARTICLE IX  TERMINATION.....................................   14
       9.1 Termination......................................   14
ARTICLE X  GENERAL PROVISIONS...............................   14
       10.1 Defined Terms...................................   14
       10.2 Non-Survival of Representations, Warranties,
        Covenants and Agreements............................   14
       10.3 Miscellaneous Provisions........................   14

                                    EXHIBITS

Exhibit 1.6     Form of Surviving Partnership Agreement
Exhibit 2.1(c)  Balance of Assumed Loans on Merger Agreement Properties
Exhibit 7.4     Form of Release
Exhibit 8.2(f)  Employee Expenses
Exhibit 8.2(i)  Transaction Expenses

                           GLOSSARY OF DEFINED TERMS

                                                              PAGE
                                                              ----
"Agreement".................................................    1
"Appraisal Rights Provisions"...............................    8
"Articles of Company Merger"................................    3
"Articles of Partnership Merger"............................    3
"Asset Sale"................................................    1
"Certificate of Company Merger".............................    3
"Certificate of Partnership Merger".........................    3
"Certificates"..............................................    5
"Claim".....................................................   10
"Closing"...................................................    3
"Closing Date"..............................................    3
"Code"......................................................    3
"Common Stock Consideration"................................    4
"Common Unit"...............................................    6
"Company"...................................................    1
"Company Board".............................................    1
"Company Bylaws"............................................   10
"Company Charter"...........................................   10
"Company Common Stock"......................................    1
"Company Letter of Transmittal".............................    5
"Company Merger Consideration"..............................    5
"Company Merger"............................................    1
"Company Options"...........................................   12
"Company Preferred Stock"...................................    1
"Consent Solicitation Materials"............................   10
"Continuing Partner"........................................    7
"Continuing Partner Consideration"..........................    7
"D&O Insurance".............................................   11
"Dissenting Units"..........................................    8
"DLLCA".....................................................    3
"DRULPA"....................................................    3
"Effective Time"............................................    3
"Exchange Agent"............................................    5
"Excluded Liabilities"......................................   13
"Exiting Partner"...........................................    7
"Exiting Partner Cash Consideration"........................    6
"FWM".......................................................   12
"FWOP"......................................................    1
"G&C".......................................................   13
"General Partner"...........................................    1
"Indemnified Parties".......................................   10
"Limited Partnership Interest Purchase Agreement"...........    1
"Master Agreement"..........................................    2
"MergerCo"..................................................    1
"MergerLP Common Unit"......................................    7
"MergerLP Partnership Agreement"............................    3

                                                              PAGE
                                                              ----
"MergerLP Preferred Unit"...................................    1
"MergerLP"..................................................    1
"Mergers"...................................................    1
"MGCL"......................................................    1
"MRULPA"....................................................    1
"Partner Approval"..........................................   10
"Partnership Liquidating Distribution"......................    2
"Partnership Merger Consideration"..........................    7
"Partnership Merger"........................................    1
"Plan of Liquidation".......................................    1
"Preferred Stock Consideration".............................    4
"Proxy Statement"...........................................    9
"Real Estate Purchase Agreement"............................    1
"Recapitalization"..........................................    2
"Sale of the Limited Partnership Interest"..................    2
"SDAT"......................................................    3
"Securities Act"............................................    7
"Series B Preferred Unit Cash Consideration"................    6
"Series B Preferred Unit"...................................    6
"Special Committee".........................................    1
"Special Meeting"...........................................    9
"Stock Exchange Fund".......................................    5
"Surviving Company".........................................    3
"Transaction Documents".....................................    2
"Transactions"..............................................    1
"Unit Exchange Fund"........................................    7
"Units".....................................................    6
"USRP I"....................................................    1
"USRP LP"...................................................    1
"Voting Agreement Stockholders".............................    2
"Voting Agreement"..........................................    2
"Woodmoor Contribution Agreement"...........................   13

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 27, 2000, by and among USRP GP, LLC, a Delaware limited liability company ("MergerCo"), US Retail Partners Limited Partnership, a Delaware limited partnership ("MergerLP"), First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), and First Washington Realty Limited Partnership, a Maryland limited partnership ("FWOP").

                                    RECITALS

     WHEREAS, the Board of Directors of the Company (the "Company Board") and the members of MergerCo have approved the merger of the Company with and into MergerCo (the "Company Merger") in accordance with Section 3-105 of the Maryland General Corporation Law (the "MGCL") and, upon the terms and subject to the conditions set forth in this Agreement, when the Company Merger becomes effective (i) each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will be converted, subject to the terms and conditions hereof, into the right to receive the Common Stock Consideration (as defined herein), and (ii) each share of Series A Cumulative Participating Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted, subject to the terms and conditions hereof, into the right to receive the Preferred Stock Consideration (as defined herein);

     WHEREAS, the Company Board, based upon the recommendation of a duly appointed special committee thereof of independent directors (the "Special Committee"), has (i) adopted a resolution declaring that the liquidation of the Company is advisable and adopted a plan of liquidation (the "Plan of Liquidation"), (ii) adopted a resolution declaring that the Mergers (as defined herein), the Asset Sale (as defined herein), the Sale of the Limited Partnership Interest (as defined herein) (the Mergers, the Asset Sale and the Sale of the Limited Partnership Interest and the other transactions contemplated or required by the Master Agreement (as defined herein) are collectively referred to herein as the "Transactions") are advisable on substantially the terms and conditions set forth herein, and in the other Transaction Documents (as defined herein), and (iii) directed that the Plan of Liquidation and the Transactions be submitted for consideration by the Company's stockholders at a special meeting of the stockholders;

     WHEREAS, the Company as the sole general partner of FWOP (the "General Partner"), has deemed it advisable and in the best interests of its limited partners that FWOP merge with and into MergerLP (the "Partnership Merger" and together with the Company Merger, the "Mergers") in accordance with Section 10-208 of the Maryland Revised Uniform Limited Partnership Act (the "MRULPA") and, upon the terms and subject to the conditions set forth in this Agreement, when the Partnership Merger becomes effective, the Continuing Partners (as defined herein) shall receive preferred units in MergerLP (each a "MergerLP Preferred Unit") and the Exiting Partners (as defined herein) shall receive cash for their Units (as defined herein);

     WHEREAS, the General Partner has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Partnership Merger and the other transactions contemplated or required by this Agreement are advisable on substantially the terms and conditions set forth herein, and (ii) directed that the Partnership Merger and such other transactions be submitted for consideration and approval by the holders of Units entitled to vote thereon;

     WHEREAS, simultaneously with the execution of this Agreement (a) the Company, FWOP, and certain of their respective subsidiaries will enter into a certain Real Estate Purchase Agreement with USRP I, LLC ("USRP I") (the "Real Estate Purchase Agreement"), pursuant to which USRP I will purchase, and the Company and FWOP will sell, certain real estate assets and equity interests specified therein (the "Asset Sale"), (b) the Company and USRP LP, LLC, an affiliate of MergerCo ("USRP LP"), will enter into a certain Limited Partnership Interest Purchase and Sale Agreement (the "Limited Partnership Interest Purchase Agreement") and (c) MergerCo, MergerLP, USRP I, U.S. Retail Partners, LLC, USRP LP, the

Company, FWOP and certain direct and indirect subsidiaries of the Company and FWOP will enter into a certain Master Agreement (the "Master Agreement" and, together with this Agreement, the Limited Partnership Interest Purchase Agreement and the Real Estate Purchase Agreement, the "Transaction Documents"), each of which is subject to the terms and conditions set forth therein;

     WHEREAS, as a condition to the Mergers and, subject to the approval of the limited partners of FWOP, FWOP will recapitalize the Company's general partnership interest in FWOP into a 1% general partnership interest and a limited partnership interest classified as the Series A Common Units that represents the Company's then-remaining interest in FWOP (the "Recapitalization") immediately after the consummation of the Asset Sale;

     WHEREAS, as a further condition to the Mergers, immediately following the consummation of the Asset Sale but prior to the Effective Time, the Company and FWOP will cause the conditions set forth in Section 8.2(e) through (k) hereof to be satisfied or waived;

     WHEREAS, as a further condition to the Mergers, FWOP will distribute to its partners in accordance with the terms of Section 13.2 of the FWOP Partnership Agreement (as defined herein), the net proceeds of the Asset Sale, after certain adjustments are made thereto, promptly after the conditions set forth in Section 8.2(e) through (k) hereof have been satisfied or waived (the "Partnership Liquidating Distribution") and immediately thereafter (but prior to the Effective Time), the Company will distribute, or irrevocably resolve to distribute, a liquidating distribution to its stockholders in accordance with the Company Charter (the "Company Liquidating Distribution");

     WHEREAS, after the Partnership Liquidating Distribution is made and after all other conditions precedent to the Mergers have been satisfied, the Company will sell and assign (the "Sale of the Limited Partnership Interest") all of its right, title and interest in all of the limited partnership interests held by it to USRP LP, subject to the terms and conditions of the Limited Partnership Interest Purchase Agreement;

     WHEREAS, the Company and MergerCo intend that, for Federal income tax purposes, the Mergers, the Asset Sale and the Sale of Limited Partnership Interest will be treated as a taxable sale of assets by the Company, in exchange for cash and the assumption of the liabilities and a liquidating distribution of such cash to the stockholders of the Company and the partners of FWOP;

     WHEREAS, FWOP and MergerLP intend that, for Federal income tax purposes, the Partnership Merger will be treated as (i) a taxable sale by the Exiting Partners of their interests in FWOP to MergerCo in exchange for cash and (ii) a tax-free contribution by the Continuing Partners of their interests in FWOP to MergerLP in exchange for the MergerLP Preferred Units;

     WHEREAS, as a condition to the willingness of MergerCo to enter into this Agreement, certain stockholders of the Company (the "Voting Agreement Stockholders") have entered into a voting agreement with MergerCo (the "Voting Agreement"), pursuant to which each Voting Agreement Stockholder has agreed, among other things, to vote certain of his shares of Company Common Stock in favor of the approval of the Transactions upon the terms and subject to the conditions set forth therein; and

WHEREAS, MergerCo, MergerLP, the Company, and FWOP desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, MergerCo, MergerLP, the Company and FWOP hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGERS

     1.1 The Company Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Company Merger pursuant to which (a) the Company shall be merged with and into MergerCo, (b) MergerCo shall be the successor or surviving company in the Company Merger (sometimes hereinafter referred to as the "Surviving Company") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company shall cease. The Company Merger shall have the effects specified in Section 3-114 of the MGCL and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA").

     1.2 The Partnership Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, FWOP and MergerLP shall consummate the Partnership Merger pursuant to which (a) FWOP shall be merged with and into MergerLP, (b) MergerLP shall be the successor or surviving partnership in the Partnership Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate existence of FWOP shall cease. The Partnership Merger shall have the effects specified in Section 10-208 of the MRULPA and
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

     1.3 Closing. The closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event earlier than January 12, 2001) after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"). The Closing shall take place at the offices of Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York 10022, unless another place is agreed to by the parties hereto.

     1.4 Effective Time. As promptly as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, (i) MergerCo and the Company shall duly execute and file (x) articles of merger (the "Articles of Company Merger") with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") in accordance with Section 3-109 of the MGCL and (y) a certificate of merger (the "Certificate of Company Merger") with the Secretary of State of the State of Delaware in accordance with Section 18-209(c) of the DLLCA and (ii) and FWOP and MergerLP shall duly execute and file (x) articles of merger (the "Articles of Partnership Merger") with the SDAT in accordance with
Section 10-208 of the MRULPA and (y) a certificate of merger (the "Certificate of Partnership Merger") with the Secretary of State of the State of Delaware in accordance with Section 17-211(c) of the DRULPA. The Mergers shall become effective (the "Effective Time") at such time as (x) the Articles of Company Merger and the Articles of Partnership Merger are accepted for record by SDAT and (y) the Certificate of Company Merger and the Certificate of Partnership Merger are accepted for record by the Secretary of State of the State of Delaware or such later time as MergerCo and the Company shall specify therein.

     1.5 Effect of the Company Merger on the Organizational Documents of the Company. The operating agreement of MergerCo, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving Company following the Effective Time until further amended in accordance with the DLLCA, and the Charter and Bylaws of the Company in effect prior to the Effective Time shall not govern the business or affairs of the Surviving Company.

     1.6 Effect of the Partnership Merger on Agreement of Limited
Partnership. In connection with the Closing, the Agreement of Limited Partnership of MergerLP as in effect immediately prior to the Effective Time (the "MergerLP Partnership Agreement") will be amended to make certain changes in order to reflect the Partnership Merger and the other Transactions. The MergerLP Partnership Agreement shall be amended and restated to contain substantially the terms set forth in Exhibit 1.6 hereto and shall govern the business and affairs of MergerLP following the Partnership Merger.

     1.7 Effect of Mergers on Management. The manager of MergerCo immediately prior to the Effective Time shall be the initial manager of the Surviving Company and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the terms of the operating agreement of the Surviving Company in effect at the Effective Time.

     1.8 Liquidating Distribution. The Company hereby confirms that the Transactions shall constitute its plan of liquidation within the meaning of
Section 562(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.9 Alternative Structures. Prior to the consummation of the Mergers, MergerLP shall have the right, at its election, to restructure the Partnership Merger so that, rather than merging directly into MergerLP, FWOP would merge into a limited liability company that is wholly owned by MergerLP; provided that any such restructuring would not have an adverse financial effect on the stockholders of the Company or the limited partners of FWOP. In the event Merger LP makes such an election, the parties agree to make appropriate conforming amendments to the Transaction Documents and any related agreements.

                                   ARTICLE II

                   EFFECT OF THE COMPANY MERGER ON THE STOCK
                            AND MEMBERSHIP INTERESTS
                OF THE CONSTITUENT ENTITIES; PAYMENT FOR SHARES

     2.1 Effect on Equity Interests. As of the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any stockholder of the Company or any party hereto:

     (a) Each membership interest of MergerCo issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

     (b) Each share of Company Common Stock or Company Preferred Stock that is owned by the Company, or by any wholly owned Company Subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or any of its wholly owned Subsidiaries) shall be converted automatically into the right to receive an amount obtained by dividing (i) the sum of (A) $83,166,740 and (B) the difference (it being understood that if the amount described in the following clause (1) is less than the amount described in the following clause
(2), then such difference shall be subtracted from, rather than added to, the amount set forth in the preceding clause (A)), if any, between (1) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties (as such terms are defined in the Real Estate Purchase Agreement) set forth on
Exhibit 2.1(c), and (2) the aggregate amount of the outstanding balance (including principal and any accrued and unpaid interest) of the Assumed Loans for the Merger Agreement Properties on the Closing Date, excluding for this purpose the $3,000,000 loan on the Woodmoor property referred to in Section 8.2(n), by (ii) the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (B) the number of additional shares of Company Common Stock that would be outstanding immediately prior to the Effective Time if all holders (other than the Company) of Company Preferred Stock, Common Units or Preferred Units had converted their Company Preferred Stock (including any accrued but unpaid dividends thereon), Common Units or Preferred Units (including any accrued but unpaid distributions thereon), as the case may be, into Company Common Stock immediately prior to the Effective Time and rounded to the nearest one hundredth cent (the "Common Stock Consideration"), which Common Stock Consideration shall be payable to the holder thereof in cash, without any interest thereon.

     (d) All shares of Company Common Stock, when converted as provided in
Section 2.1(c), shall no longer be outstanding and shall automatically cease to exist, and each Certificate (as hereinafter defined) previously representing such shares shall thereafter represent only the right to receive the Common Stock Consideration. The holders of Certificates previously representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law.

     (e) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, other than those shares referred to in
Section 2.1(b), shall be converted automatically into the right to receive an amount equal to the sum of (A) the product of 1.282051282051 and the Common Stock Consideration and (B) any accrued and unpaid dividends on such share of Company Preferred Stock and rounded to the nearest one hundredth cent (the "Preferred Stock Consideration" and together with the

Common Stock Consideration, the "Company Merger Consideration"), which Preferred Stock Consideration shall be payable to the holder thereof in cash, without any interest thereon.

     (f) All shares of Company Preferred Stock, when converted as provided in
Section 2.1(e), shall no longer be outstanding and shall automatically cease to exist, and each Certificate (as hereinafter defined) previously representing such shares shall thereafter represent only the right to receive the Preferred Stock Consideration in accordance with Section 2.1(e). The holders of Certificates previously representing shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Preferred Stock except as otherwise provided herein or by law.

     2.2 Payment for Shares.

     (a) From and after the Effective Time, the Company's transfer agent, American Stock Transfer & Trust Company, shall act as exchange agent (the "Exchange Agent"). Prior to the Effective Time, MergerCo shall deposit, or take all steps necessary to cause to be deposited, with the Exchange Agent the aggregate Company Merger Consideration (such aggregate Company Merger Consideration being hereinafter referred to as the "Stock Exchange Fund") that holders of shares of Company Common Stock and shares of Company Preferred Stock shall be entitled to receive pursuant to Section 2.1.

     (b) Promptly, and in any event within three business days after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock ("Certificates") (i) a letter of transmittal (the "Company Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates duly endorsed to the Exchange Agent and in such form and with such other provisions as MergerCo may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates and receiving the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, in respect thereof. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, to which such holder shall be entitled, after giving effect to any required withholding tax, and the Certificate so surrendered shall be canceled forthwith. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, checks for the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, to which such holder shall be entitled may be issued and paid to such a transferee if the Certificate representing shares of such Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably acceptable to the Exchange Agent that any applicable stock transfer taxes have been paid. Immediately following the Effective Time, the Exchange Agent shall make appropriate arrangements for the immediate payment of the applicable Common Stock Consideration or Preferred Stock Consideration to the beneficial owners of any shares of Company Common Stock or Company Preferred Stock that are held in book-entry or other electronic form and for which at the Effective Time there is no Certificate representing the ownership thereof.

     (c) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of any shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company, they shall be canceled and exchanged for the aggregate Common Stock Consideration or Preferred Stock Consideration, as applicable, in respect thereof in accordance with this Section 2.2.

     (d) Any portion of the Stock Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Company Common Stock or Company Preferred Stock for 180 days after the Effective Time shall be delivered to the Surviving Company. Any former holder of Company Common Stock or Company Preferred Stock who has not theretofore complied with this
Section 2.2 shall thereafter look only to the Surviving Company for payment of any Common Stock Consideration, or Preferred Stock Consideration, as applicable, as determined pursuant to this Agreement to be owing to such Exiting Partner, without any interest thereon. None of MergerCo, the Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Company will issue and pay in exchange for such lost, stolen or destroyed Certificate the Common Stock Consideration or Preferred Stock Consideration, as applicable.

     2.3 Company Preferred Stock. In accordance with the terms of the Company Charter, each holder of Company Preferred Stock shall receive in connection with the Company Liquidating Distribution an amount per share of Company Preferred Stock, in the aggregate, equal to what such holder would have received had such holder converted all of its shares of Company Preferred Stock into Company Common Stock immediately prior to the consummation of the Transactions. In furtherance thereof, each holder of Company Preferred Stock shall receive from the Company (in addition to the Preferred Stock Consideration payable to such holder by MergerCo pursuant to Section 2.1(e)), in connection with the Company Liquidating Distribution, an amount per share of Company Preferred Stock equal to what each holder would have received had such holder converted its shares of Company Preferred Stock into Company Common Stock immediately prior to the Company Liquidating Distribution.

     2.4 No Dissenters' Rights. No dissenters' or appraisal rights shall be available to the holders of Company Common Stock or Company Preferred Stock with respect to the Transactions.

                                  ARTICLE III

         EFFECT OF THE PARTNERSHIP MERGER ON THE PARTNERSHIP INTERESTS
             OF THE CONSTITUENT PARTNERSHIPS; PAYMENT FOR INTERESTS

     3.1 Effect on Partnership Interests. As of the Effective Time, automatically by virtue of the Partnership Merger and without any action on the part of any holder of Units in FWOP or any party hereto:

          (a) The general partnership interest in FWOP shall be converted into the general partnership interest in MergerLP, entitling the holder thereof to the same economic interest in MergerLP as it held in FWOP prior to the Effective Time.

          (b) The limited partnership interests in FWOP held by Exiting Partners (as defined herein) immediately prior to the Effective Time shall be converted into the right to receive: (i) for each common unit of limited partnership interest in FWOP (each, a "Common Unit"), an amount equal to the Common Stock Consideration payable to the holder thereof in cash, without any interest thereon (the "Common Unit Cash Consideration") and
     (ii) for each Series B Preferred Unit in FWOP (each, a "Series B Preferred Unit", and together with the Common Units, the "Units"), an amount equal to the Preferred Stock Consideration (the "Series B Preferred Unit Cash Consideration", and together with the Common Unit Cash Consideration and the Series A Preferred Unit Cash Consideration, the "Exiting Partner Cash Consideration"), which Exiting Partner Cash Consideration shall be payable to the holder thereof in cash, without any interest thereon. All Units so converted shall no longer be outstanding and shall automatically cease to exist, and each Unit shall thereafter represent only the right to receive the applicable amount of cash specified above.

          (c) The limited partnership interests in FWOP held by Continuing Partners (as defined herein) immediately prior to the Effective Time shall be converted automatically into: (i) for each Common Unit, one MergerLP Preferred Unit with an initial capital account in MergerLP equal to the Common Unit Cash Consideration, and (ii) for each Series B Preferred Unit,
     1.282051282051 MergerLP Preferred Units with an initial capital account in MergerLP equal to the Series B Preferred Unit Cash Consideration. All Units so converted shall no longer be outstanding and shall automatically cease to exist, and each Unit shall thereafter represent only the right to receive that number of MergerLP Preferred Units specified above (the MergerLP Preferred Units issuable in respect of any given Unit pursuant to this
     Section 3.1(c) are referred to herein as, the "Continuing Partner Consideration" and together with the Exiting Partner Consideration, the "Partnership Merger Consideration").

          (d) Each Unit, if any, reclassified after the date of this Agreement as a "Series A Common Unit" in the Recapitalization shall be converted automatically into one common unit of MergerLP (each, a "MergerLP Common Unit").

          (e) As used in this Section 3.1, the term "Exiting Partner" means any holder of Units that elects, or is deemed to have elected, to receive cash in exchange for its Units, in connection with the Partnership Merger, by delivering to FWOP written notice of such election no later than twenty
     (20) Business Days from the date that the Consent Solicitation Materials (as defined herein) are sent to such holder, and the term "Continuing Partner" means any holder of Units that elects to receive MergerLP Preferred Units in exchange for its Units, in connection with the Partnership Merger, by delivering to FWOP (y) written notice of such election and (z) an investor questionnaire that confirms certain matters with respect to such holder, including its status as an "accredited investor" under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") no later than twenty (20) Business Days from the date that the Consent Solicitation Materials are sent to such holder. Each holder that fails to deliver a timely election notice and/or an investor questionnaire that confirms the matters set forth above within such twenty (20) Business Day period shall be deemed to be an Exiting Partner.

     3.2 Payment of Exiting Partner Consideration.

     (a) Prior to the Effective Time, MergerLP shall deposit, or take all steps necessary to cause to be deposited, with the Exchange Agent the aggregate Exiting Partner Consideration for all Units held by Exiting Partners (such Exiting Partner Consideration being hereinafter referred to as, the "Unit Exchange Fund") that Exiting Partners shall be entitled to receive pursuant to
Section 3.1(b). FWOP shall deliver to the Exchange Agent a record of all Units held by Exiting Partners, specifying the actual number of Common Units and Series B Preferred Units held by each such holder and the address shown on FWOP's books and records for each such holder.

     (b) Promptly, and in any event within three business days after the Effective Time, MergerLP shall cause the Exchange Agent to mail to each Exiting Partner a letter of transmittal (the "Partnership Letter of Transmittal") with instructions for receiving the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, in respect of each Unit held by such Exiting Partner. Upon returning a Partnership Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Units shall be entitled to receive a check representing the amount of the Common Unit Cash Consideration and/or Series B Preferred Unit Cash Consideration, as applicable, to which such holder shall be entitled, after giving effect to any required withholding tax. In the event of a transfer of ownership of a Unit which is not reflected in the record as delivered by FWOP to the Exchange Agent, checks for the aggregate Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, to which such holder shall be entitled may be issued and paid to such transferee if all documentation reasonably required by the Exchange Agent to evidence and effect such transfer and payment of any applicable transfer taxes has been delivered to the Exchange Agent.

     (c) Any portion of the Unit Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Exiting Partners for 180 days after the Effective Time shall be delivered to MergerLP. Any Exiting Partner who has not theretofore complied with this Section 3.2 shall thereafter look only to MergerLP for payment of any Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, as determined pursuant to this Agreement to be owing to such Exiting Partner, without any interest thereon. None of MergerCo, MergerLP, FWOP, the Exchange Agent or any other Person shall be liable to any Exiting Partner for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     3.3 Appraisal Rights.

     (a) Notwithstanding anything in this Agreement to the contrary, any Units which are issued and outstanding immediately prior to the Effective Time and which are held by the limited partners of FWOP who have filed with FWOP no later than twenty (20) Business Days from the date that the Consent Solicitation Materials (as defined herein) are sent to such holder, written objections to the Plan of Liquidation, and who have not voted such Units in favor of the Plan of Liquidation and the Transactions ("Dissenting Units"), will not be converted at the Effective Time as described in Section 3.1 hereof, but, will thereafter constitute only the right to receive payment of the fair value of such Units in accordance with the applicable provisions of Maryland law (the "Appraisal Rights Provisions"); provided, however, that all Units held by limited partners who shall have failed to perfect (in accordance with Section 3-203 of the MGCL) or who effectively shall have withdrawn or lost their rights to appraisal of such Units under the Appraisal Rights Provisions shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, without interest thereon, in the manner provided in Section 3.1. Persons who have perfected statutory rights with respect to Dissenting Units as aforesaid will not receive the Common Unit Cash Consideration or the Series B Preferred Unit Cash Consideration, as applicable, as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Units. FWOP shall give MergerLP prompt notice of any demands received by FWOP for the exercise of appraisal rights with respect to any Units and MergerCo shall have the right to participate in all negotiations and proceedings with respect to such demands. FWOP shall not, except with the prior written consent of MergerCo or as required by law, make any payment with respect to, or settle or offer to settle, any such demands.

     (b) Each dissenting limited partner who becomes entitled under Maryland law to payment for Dissenting Units shall receive payment therefor after the Effective Time from MergerLP in accordance with Maryland law, and such Units shall be canceled.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             MERGERCO AND MERGERLP

     MergerCo and MergerLP, jointly and severally, represent and warrant to the Company and FWOP as to each of the matters described in Section 5 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated herein by reference with the same force and effect as if set forth herein.

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                              THE COMPANY AND FWOP

     Except as set forth in the Exhibits to the Master Agreement delivered at or prior to the execution hereof to MergerCo, the Company and FWOP, jointly and severally, represent and warrant to MergerCo and MergerLP as to each of the matters described in Section 4 of the Master Agreement, with the same force and effect as if such representations and warranties were set forth herein, and such representations and warranties are hereby incorporated herein by reference with the same force and effect as if set forth herein.

                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

     During the period from the date of this Agreement to the Effective Time, the Company agrees to conduct its business, and to cause the Company Subsidiaries (as defined in the Master Agreement) to conduct their respective businesses, and to observe all of the agreements, covenants and obligations, and to cause each of the Company Subsidiaries to observe all the agreements, covenants and obligations, in the manner described in Section 7 of the Master Agreement, and such agreements, covenants and obligations are hereby incorporated herein by reference with the same force and effect as if set forth herein.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Stockholders Meeting.

     (a) The Company, acting through the Company Board, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the execution of this Agreement solely for the purpose of considering and taking action upon the Plan of Liquidation and the Transactions;

          (ii) as promptly as practicable, prepare and, subject to the approval of MergerCo (which approval shall not be unreasonably withheld or delayed), file with the SEC a preliminary proxy statement relating to the Plan of Liquidation and the Transactions;

          (iii) use its reasonable best efforts to (A) obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "Proxy Statement") and, subject to the approval of MergerCo (which approval shall not be unreasonably withheld or delayed), to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause the Proxy Statement to be mailed promptly to its stockholders, and (B) obtain the necessary approval of the Plan of Liquidation and the Transactions by its stockholders; and

          (iv) subject to the duties of the Company Board to the Company's stockholders as provided in Section 7.10 of the Master Agreement, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Plan of Liquidation and the Transactions.

     (b) Each of the Company and FWOP, on the one hand, and MergerCo and MergerLP, on the other hand, agree promptly to correct any information provided by either of them for use in the Proxy Statement or the Consent Solicitation Materials (as defined herein) if and to the extent that such information shall have become false or misleading, and the Company and FWOP further agree to take all necessary steps to cause the Proxy Statement and the Consent Solicitation Materials as so corrected to be disseminated to the stockholders of the Company and the limited partners of FWOP, respectively, and, if required, filed with the SEC, in each case to the extent required by applicable federal securities laws.

     (c) None of the information supplied by the Company or FWOP specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Consent Solicitation Materials, or (iii) the Other Filings (as defined in the Master Agreement), will, at the respective times filed with the SEC or other Governmental Entity or, in addition, in the case of the Proxy Statement and the Consent Solicitation Materials, as of the date it or any amendment or supplement thereto is mailed to stockholders or limited partners, respectively, or at the time of any meeting of stockholders to be held in connection with the Plan of Liquidation and the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that neither the Company nor FWOP makes any representation, warranty or covenant with respect to information concerning MergerCo or MergerLP included in the Proxy Statement and the Consent Solicitation Materials based on information supplied by MergerCo or MergerLP for inclusion in the Proxy Statement or the Consent Solicitation Materials.

     (d) None of the information with respect to MergerCo or MergerLP supplied by MergerCo or MergerLP in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Consent Solicitation Materials, or (iii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity or, in addition, in the case of the Proxy Statement and the Consent Solicitation Materials, as of the date it or any amendment or supplement thereto is mailed to stockholders or the limited partners, respectively, or at the time of any meeting of stockholders to be held in connection with the Plan of Liquidation and the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     7.2 Partner Approval. Promptly upon execution of this Agreement, but after such materials have been reviewed and approved by MergerCo (which approval shall not be unreasonably withheld or delayed), the Company shall distribute customary consent solicitation materials (the "Consent Solicitation Materials") to the partners of FWOP to seek the approval of a Majority-in-Interest of the Limited Partners (as defined in the FWOP Partnership Agreement) (the "Partner Approval") for the Partnership Merger, the Recapitalization and any other matters reasonably requested by the parties hereto, in the manner required by the FWOP Partnership Agreement.

     7.3 Officers' and Directors' Indemnification.

     (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes, prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director or officer of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time the Surviving Company shall indemnify and hold harmless, as and to the full extent permitted by the Company's Charter (the "Company Charter") and the Company Bylaws (the "Company Bylaws") in effect on the date hereof, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time), (A) the Surviving Company shall promptly pay expenses as incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them (subject to the consent of the Surviving Company, which shall not be unreasonably withheld) and the Surviving Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received, and
(C) the Surviving Company shall use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that the Surviving Company shall not be liable for any settlement effected without its prior written consent; and provided, further that the Surviving Company shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.3, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall promptly notify the Surviving Company of such claim and the relevant facts and circumstances with respect thereto; provided that the failure to so notify shall not affect the obligations of the Surviving Company except to the extent such failure to notify materially prejudices the Surviving Company.

     (b) MergerCo agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors and officers of the Company and the Company Subsidiaries provided for in the Company Charter and Company Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Prior to the Closing Date, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage ("D&O Insurance") for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and having terms not materially less favorable on the whole to the insured Persons than the D&O Insurance coverage presently maintained by the Company so long as the cost is no more than 150% of the cost of such D&O Insurance for the year ended December 31, 2000, provided that the Company agrees to cooperate in good faith with MergerCo in order to obtain the lowest premium for the above referenced coverage. In the event that such amount is insufficient for the above referenced coverage, the Company may spend up to that amount to purchase such lesser coverage as may be obtained by that amount.

     (c) This Section 7.3 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.3.

     7.4 Status of Employees.

     (a) The Company shall terminate the employment of all of its employees, and shall cause the employment of all employees of the Company Subsidiaries to be terminated, prior to the Effective Time. The Company shall be responsible for
(i) payment of all wages and salaries and satisfaction of all medical, dental, health, or life benefits, workers' compensation and disability claims incurred by any employee prior to the Effective Time, including the retention bonuses described below, and (ii) payment of accrued vacation, holiday, sick or personal time not taken by an employee prior to the Effective Time and for payment of all bonuses and commissions, if any, to which the employees are entitled, and in no event shall MergerCo or MergerLP be required to assume any liability with respect to such claims in connection with the Mergers. The Company agrees to pay prior to the Effective Time all accrued benefits to participants or retirees and extinguish all contingent benefits (including all outstanding Company Options (as defined herein) and all restricted or contingent stock awards) in accordance with the terms of the Employee Programs, including all severance payments, if any, owed to terminated employees or to have such accrued benefits and contingent benefits assumed by FWM, Inc. pursuant to the Management Agreement (as defined herein) on terms and conditions reasonably acceptable to MergerCo (including a full and irrevocable release of MergerCo of all obligations thereunder). Each of the employees receiving a retention bonus in exchange for such employee's continued service to the Company from the date hereof until the Effective Time shall execute and deliver a release, substantially on the terms of Exhibit 7.4(a), or FRW, Inc. shall indemnify and hold MergerCo harmless from any and all claims that would otherwise be released under Exhibit 7.4(a). The Company shall ensure that all individuals whose qualifying event occurs on or prior to the Effective Time (and such individuals' qualified beneficiaries) are notified of and provided with the continuation of group health coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and similar state and local laws.

     (b) The Company agrees that it shall extinguish or otherwise assign to FRW, Inc. all liabilities and obligations, if any, (including, without limitation, the liability and obligation for all wages, salary, vacation pay, holiday pay, sick leave pay, personal leave pay, severance pay and unemployment, medical, dental, health, workers' compensation and disability benefits) for those former employees of the Company or any of the Companies Subsidiaries who retired or terminated employment prior to the Effective Time, including, without limitation, those employees terminated in connection with the Company's obligation under Section 7.4(a).

     (c) The Company acknowledges and agrees that MergerCo has the right to interview and discuss employment terms and issues with such employees prior to and after the Effective Time. MergerCo specifically reserves the right, on or after the Effective Time, to employ or reject any of the employees of the Company or any of the Company Subsidiaries or other applicants in its sole and absolute discretion; provided that MergerCo shall provide to the Company a list of employees to whom MergerCo intends to offer employment at the Effective Time. Nothing in this Agreement shall be construed as a commitment or obligation of MergerCo to accept for employment, or otherwise continue the employment of, any of the Company's employees.

     (d) Prior to the Effective Time, the Company shall take all steps necessary to comply with the Worker Adjustment Retraining and Notification Act, 29 U.S.C. Sections 2101 et. seq. and any corresponding state and local laws with respect to its employees and the employees of each of the Company Subsidiaries.

                                  ARTICLE VIII

                           CONDITIONS TO THE MERGERS

     8.1 Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the conditions set forth in Section 6.1 of the Master Agreement.

     8.2 Conditions to Obligations of MergerCo and MergerLP. The obligations of MergerCo to effect the Company Merger and of MergerLP to effect the Partnership Merger respectively, shall be further subject to the following conditions:

          (a) Transaction Conditions.  Each of the conditions set forth in
     Section 6.2 of the Master Agreement shall have been fulfilled or waived.

          (b) Performance and Obligations of the Company. The Company and the Company Subsidiaries shall have performed in all material respects all obligations required to be performed by it under the Master Agreement and under this Agreement, including, without limitation, the covenants contained in Articles VI and VII hereof.

          (c) Recapitalization.  The Recapitalization shall have occurred.

          (d) Management Company. Messrs. Halpert and Wolfe shall have sold all of the shares of capital stock in First Washington Management, Inc. ("FWM") owned by them to MergerLP for one dollar ($1.00).

          (e) Benefit Plans. All Employee Programs shall have been assigned to FRW, Inc. on terms and conditions reasonably acceptable to MergerCo (including full and irrevocable releases of MergerCo and its affiliates of all obligations thereunder) or terminated pursuant to their terms without any further liabilities on the part of the Company and the Company Subsidiaries.

          (f) Employees. All employees of the Company and the Company Subsidiaries shall have been terminated as of the Effective Time. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all amounts and taken any other actions required by Section 7.4 hereof, including the payment of retention bonuses, or any employment agreement, law or regulation to be taken in connection therewith. An estimate of such amounts is set forth in Exhibit 8.2(f), however such estimate is for illustrative purposes only and may not be indicative of the actual amount required to be paid.

          (g) Unvested Stock. Each share of restricted Company Common Stock issued pursuant to an Employee Program which is outstanding immediately prior to the Asset Sale, whether or not then vested or unrestricted, shall have become fully vested and unrestricted. All obligations with respect to contingent Company Common Stock shall have been settled in cash prior to the Partnership Liquidating Distribution.

          (h) Options. Each option (collectively, the "Company Options") to purchase Company Common Stock granted under the Company's Stock Option Plan which is outstanding immediately prior to the consummation of the Asset Sale, whether or not then vested or exercisable, shall have become fully vested and exercisable. Prior to making the Partnership Liquidating Distribution, in return for the cancellation of outstanding Company Options required by Section 7.4(a) FWOP shall have paid to each holder of an unexercised Option a cash settlement amount equal to the product of (a) the number of shares of Company Common Stock provided for in such Option and
     (b) the excess, if any, of the total amount per share of Company Common Stock to be received by stockholders of the Company in connection with the Transactions over the exercise price per share provided for in such Option, which cash payment shall have been treated as compensation and shall have been net of any applicable tax.

          (i) Transaction Expenses. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all expenses related to the negotiation of and preparation for the Transactions incurred by the Company or any of the Company Subsidiaries. An estimate of such items and the amount of each is set forth in Exhibit 8.2(i), however, such estimate is for illustrative purposes only and may not be indicative of the actual amount required to be paid.

          (j) Other Accrued Liabilities. Prior to making the Partnership Liquidating Distribution, FWOP shall have paid all accrued liabilities of the Company and the Company Subsidiaries, other than accounts payable and accrued expenses, incurred in each case, in the ordinary course of business and deducted from Net Working Capital (as defined in the Master Agreement), and other than any contingent liabilities and any liabilities referred to in Exhibit 4.14 or in Section 8.8 of the Master Agreement (the "Excluded Liabilities").

          (k) Repayment of Credit Facility. Prior to making the Partnership Liquidating Distribution, FWOP shall have repaid the existing indebtedness and any other obligations or liabilities (e.g. attorneys' fees and premiums) under that certain Credit Agreement, dated May 19, 2000, between First Union National Bank and FWOP, and such indebtedness shall have been canceled and retired. All liens, security interests, guarantees and other documents, rights and interests of the holders of such indebtedness with respect to such debt shall have been terminated and released in form and substance reasonably satisfactory to MergerCo prior to FWOP making the Partnership Liquidating Distribution.

          (l) Partnership Liquidating Distribution. After payment of all amounts set forth in Section 8.2(f), (g), (h), (i), (j) and (k) above from the proceeds of the Asset Sale, FWOP shall have distributed, or irrevocably resolved to distribute, the remaining proceeds of the Asset Sale to its partners as follows: each holder of a Preferred Unit shall receive from FWOP (in addition to any amounts received from MergerLP pursuant to Section 3.1(b) or any MergerLP Preferred Units received pursuant to Section 3.1(c), in connection with the Partnership Liquidating Distribution, an amount per Preferred Unit equal to the amount per share payable per share of Company Preferred Stock pursuant to Section 2.3 hereof.

          (m) Payment of Dividends. All accrued and unpaid dividends on the Company Preferred Stock shall have been paid prior to the Company Liquidating Distribution, and the Company Liquidating Distribution shall have been made.

          (n) Woodmoor Financing. FWOP shall have (i) borrowed and retained in reserve $3,000,000 of qualified non-recourse financing (within the meaning of Section 465(b)(6) of the Code that also constitutes a non-recourse liability with the meaning of Treasury Regulation Section 1.752-1(a)(2)) secured by the parcels of real property known as Woodmoor Shopping Center located in Silver Spring, Maryland, on terms and conditions reasonably acceptable to MergerCo, and (ii) offered G&C Properties Corporation, a Maryland corporation ("G&C") the opportunity to provide a Bottom Guaranty Election in the form attached as Exhibit N to that certain Contribution Agreement by and between G&C and FWOP, dated September 3, 1999 (the "Woodmoor Contribution Agreement"), in each case with respect to $1,500,000 of such financing, in exchange for a complete and irrevocable release of the Bottom Guaranty applicable to the Bottom Guaranty Property (as such terms are defined in the Woodmoor Contribution Agreement) immediately prior thereto.

          (o) Opinion Relating to REIT and Partnership Status. MergerCo shall have received an opinion dated as of the Closing Date of Latham & Watkins, in a form and substance reasonably acceptable to

     MergerCo, regarding the qualification of the Company as a REIT under the Code and the treatment of FWOP and all other Company Subsidiaries (which are organized as partnerships or limited liability companies or which file Tax Returns (as defined in the Master Agreement) as partnerships) as partnerships and not as associations taxable as corporations or publicly traded partnerships for Federal income tax purposes since the acquisition of such Company Subsidiaries by the Company.

          (p) Officer's Certificate. The Company shall have furnished MergerCo and MergerLP with a certificate dated as of the Closing Date signed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

          (q) Title Matters. The Company shall have furnished MergerCo and MergerLP with such affidavits as may be reasonably and customarily required by Title Company (as defined in the Master Agreement) to issue so-called "date down" endorsements to owner's policies of title insurance without exception for parties-in-possession (other than tenants under the Leases (as defined in the Master Agreement) or mechanics' or materialmen's liens).

          (r) Updated Rent Roll. The Company shall have furnished MergerCo and MergerLP with an updated Rent Roll (as defined in the Master Agreement) for each Merger Agreement Property (as defined in the Master Agreement) dated no earlier than five (5) days prior to Closing certified by an authorized representative of the Company as accurate and complete in all material respects.

     8.3 Conditions to Obligations of the Company and FWOP. The obligations of the Company to effect the Company Merger and of FWOP to effect the Partnership Merger, respectively, are further subject to the following conditions:

          (a) Transaction Conditions.  Each of the conditions set forth in
     Section 6.1 and 6.3 of the Master Agreement shall have been fulfilled or waived.

          (b) Member's Certificate. MergerCo, on behalf of itself and Merger LP, shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by its managing member to the effect that the conditions set forth in Sections 8.1 and 8.3 have been satisfied.

                                   ARTICLE IX

                                  TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder or partner approval thereof, in accordance with the provisions of Section 10.1 of the Master Agreement, and any such termination shall have the effects specified in Section 10.2 of the Master Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Defined Terms. All terms used herein but not defined shall have the meanings ascribed to such terms in the Master Agreement.

     10.2 Non-Survival of Representations, Warranties, Covenants and
Agreements. Except for Sections 2.2, 3.2, 7.3 and this Section 10.2 none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of MergerCo, MergerLP, the Company or FWOP or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement or the Master Agreement, there are no representations or warranties of any party hereto, express or implied.

     10.3 Miscellaneous Provisions.  The provisions of Section 11.1 through
Section 11.22 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.

     IN WITNESS WHEREOF, MergerCo, MergerLP, the Company and FWOP have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          FIRST WASHINGTON REALTY TRUST, INC.

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                            Name: William J. Wolfe
                                            Title:   President and CEO

                                          FIRST WASHINGTON REALTY
                                          LIMITED PARTNERSHIP

                                             By: FIRST WASHINGTON REALTY
                                                 TRUST, INC., its general
                                                 partner

                                             By:    /s/ WILLIAM J. WOLFE
                                               ---------------------------------
                                               Name: William J. Wolfe
                                               Title:   President and CEO

                                          USRP GP, LLC

                                             By: U.S. RETAIL PARTNERS, LLC,
                                                 its sole member

                                             By:     /s/ JAMES W. GAUBE
                                               ---------------------------------
                                               Name: James W. Gaube
                                               Title:  Executive V.P.

                                          US RETAIL PARTNERS LIMITED
                                          PARTNERSHIP

                                             By: USRP GP, LLC, its general
                                                 partner

                                                By: U.S. RETAIL PARTNERS, LLC,
                                                    its sole member

                                                By:   /s/ JAMES W. GAUBE
                                                  ------------------------------
                                                  Name: James W. Gaube
                                                  Title:  Executive V.P.

                               [CHASE LETTERHEAD]

                                                                       EXHIBIT E

                                                              September 27, 2000

CHASE SECURITIES INC.
270 Park Avenue
New York, NY 10017-20070

Board of Directors
First Washington Realty Trust, Inc.
4350 East-West Highway, Suite 400
Bethesda, MD 20814

Members of the Board:

     You have informed us that (i) USRP I, LLC, a Delaware limited liability company ("USRP I"), First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), First Washington Realty Limited Partnership, a Maryland limited partnership and a subsidiary of the Company (the "Partnership"), and certain subsidiaries of the Company (such subsidiaries, together with the Company and the Partnership, the "Real Estate Sellers") propose to enter into a Real Estate Purchase Agreement (the "Real Estate Agreement"), which provides, among other things, for the purchase by USRP I of certain of the Real Estate Sellers' properties and the assumption of certain liabilities of the Real Estate Sellers pursuant to the terms and conditions of the Real Estate Agreement (the "Real Estate Purchase"), (ii) USRP LP, LLC, a Delaware limited liability company ("USRP LP"), and the Company propose to enter into a Limited Partnership Interest Purchase and Sale Agreement (the "LP Purchase and Sale Agreement"), which provides, among other things, for the purchase by USRP LP of all the Company's limited partnership interest in the Partnership pursuant to the terms and conditions of the LP Purchase and Sale Agreement (the "LP Purchase") and
(iii) USRP GP, LLC, a Delaware limited liability company ("MergerCo"), US Retail Partners Limited Partnership, a Delaware limited partnership ("MergerLP"), the Company and the Partnership propose to enter into an Agreement and Plan of Merger (the "Merger Agreement" and, together with the Real Estate Agreement and the LP Purchase and Sale Agreement, the "Sale Agreements"), which provides, among other things, for the merger of the Company with and into MergerCo, pursuant to the terms and conditions of the Merger Agreement (the "Company Merger") and the merger of the Partnership with and into MergerLP (or, alternatively, a wholly-owned subsidiary of MergerLP), pursuant to the terms and conditions of the Merger Agreement (the "Partnership Merger" and, together with the Company Merger, the "Mergers"). Under the terms of the Sale Agreements, the LP Purchase and the Mergers are conditioned, among other things, on the consummation of the Real Estate Purchase. The Real Estate Purchase, the LP Purchase and the Mergers, taken together as a whole and not separately, are referred to herein as the "Transactions". The consideration payable by USRP I pursuant to the Real Estate Agreement, including the assumption of certain liabilities as provided therein, is referred to herein as the "Real Estate Consideration". The Real Estate Consideration and the consideration payable by MergerCo and MergerLP pursuant to the Merger Agreement, taken together as a whole and not separately, are referred to herein as the "Aggregate Consideration". The Sale Agreements, the proposed Master Agreement among USRP I, USRP LP, MergerCo, MergerLP, US Retail Partners, LLC, a Delaware limited liability company ("Retail Partners"), and the Real Estate Sellers, and the proposed Voting Agreement (as defined in the Merger Agreement) are referred to herein, collectively, as the "Agreements".

     You have requested that we render our opinion (i) as to the fairness, from a financial point of view, to the Partnership of the Real Estate Consideration to be paid by USRP I pursuant to the Real Estate Agreement and (ii) as to the fairness, from a financial point of view, to the Company and its shareholders and the Partnership and its partners of the Aggregate Consideration to be paid by USRP I, MergerCo and MergerLP pursuant to the Real Estate Agreement and the Merger Agreement.

     In arriving at the opinion set forth below, we have, among other things:

          (a) reviewed drafts of the Agreements in the forms provided to us and have assumed that the final forms of such Agreements will not vary in any regard that is material to our analysis;

          (b) reviewed certain publicly available business and financial information we deemed relevant relating to the Company and the Partnership and the industries in which they operate;

          (c) reviewed certain internal non-public financial and operating data provided to us by the management of the Company and the Partnership relating to their businesses, including certain forecast and projection information as to future financial results of such businesses;

          (d) discussed with members of the senior managements and representatives of the Company and the Partnership, the Company's and the Partnership's operations, historical financial statements and future prospects, as well as such other matters as we deemed necessary or appropriate;

          (e) compared the financial and operating performance of the Company and the Partnership with publicly available information concerning certain other companies and businesses we deemed comparable and reviewed the relevant stock market information for such other companies;

          (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed reasonably comparable to the Transactions and otherwise relevant to our inquiry; and

          (g) made such other analyses and examinations as we have deemed necessary or appropriate.

     We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurances of management of the Company and the Partnership that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company or the Partnership, nor have we conducted a physical inspection of the properties and facilities of the Company or the Partnership. We have assumed that the financial forecast and projection information provided to or discussed with us by or on behalf of Company and the Partnership have been reasonably determined on bases reflecting the best currently available estimates and judgments of the management of the Company and the Partnership as to the future financial performance of such companies. We express no view as to such forecast or projection information, or the assumptions upon which they were based.

     In connection with the preparation of this opinion, we have not been authorized by the Company or the Partnership to solicit, nor have we solicited, offers from third parties for the acquisition of all or any part of the equity or assets of the Company or the Partnership.

     For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreements and that all conditions to the consummation of the Transactions will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either of the Company or the Partnership are party, as contemplated by the Agreements, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company or the Partnership of the Transactions.

     Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, (i) to the Partnership of the Real Estate Consideration to be paid by USRP I pursuant to the Real Estate Agreement and (ii) to the Company and its shareholders and the Partnership and its partners of the

Aggregate Consideration to be paid by USRP I, MergerCo and MergerLP pursuant to the Real Estate Agreement and the Merger Agreement. In our review and analysis and in arriving at our opinions, we have not attempted to value any of the non-cash consideration being offered under the Merger Agreement to the holders of limited partnership interests in the Partnership and it is expressly understood that we are not rendering any opinion with respect to any non-cash consideration. Accordingly, for purposes of our opinions, we have assumed that all the limited partners of the Partnership will elect to receive cash consideration under the Merger Agreement. We express no opinion as to the merits of the underlying decision by the Company and the Partnership to engage in the Transactions. We also express no opinion as to the future trading value of the Company's common stock or the Partnership's units or the amounts that may ultimately be distributed to the holders of the Company's common stock or the Partnership's units in connection with the proposed liquidation of the Company. In addition, we express no opinion on matters of a tax, accounting or legal nature related to the Transactions. This opinion does not constitute a recommendation to any holder of equity interests in the Company or the Partnership as to how such holder should vote with respect to the Transactions.

     Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, including for rendering this opinion, payment of a significant portion of which is contingent upon the consummation of the Real Estate Purchase. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have from time to time, provided, and in the future may continue to provide, for customary compensation, commercial and investment banking services to the Company and Retail Partners and their respective affiliates (including, in the case of Retail Partners, the California Public Employees Retirement System). In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Company and affiliates of Retail Partners (including affiliates of the California Public Employees Retirement System) for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that (i) the Real Estate Consideration to be paid by USRP I pursuant to the Real Estate Agreement is fair, from a financial point of view, to the Partnership and (ii) the Aggregate Consideration to be paid by USRP I, MergerCo and MergerLP pursuant to the Real Estate Agreement and the Merger Agreement is fair, from a financial point of view, to the Company and its shareholders and the Partnership and its partners.

     This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transactions and shall not be used for any other purpose without the prior written consent of Chase Securities Inc.

                                          Very truly yours,

                                          CHASE SECURITIES INC.

                                                                       EXHIBIT F

                      FIRST WASHINGTON REALTY TRUST, INC.
                              PLAN OF LIQUIDATION

     The Board of Directors of First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), deems it advisable and in the best interests of the stockholders of the Company to wind up the affairs of the Company in accordance with this plan of liquidation.

     Subject to the approval of the stockholders of the Company and effective the date of approval, the Company hereby adopts the following plan of liquidation in accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"):

          1. The Company, acting for itself in its own capacity and in its capacity as sole general partner of First Washington Realty Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), as appropriate, is authorized to enter into and perform its obligations and the obligations of the Operating Partnership under the following contracts (the "Agreements") relating to the disposition of all of the Company's assets and the distribution of the net proceeds from the disposition of the Company's assets to the Company's stockholders in the manner set forth in the Agreements: (1) a master agreement, dated as of September 27, 2000, among USRP I, LLC, a Delaware limited liability company ("USRP I, LLC"), USRP GP, LLC, a Delaware limited liability company, ("MergerCo"), USRP LP, LLC, a Delaware limited liability company ("USRP LP, LLC"), U.S. Retail Partners, LLC, a Delaware limited liability company, US Retail Partners Limited Partnership, a Delaware limited partnership ("MergerLP"), the Company, the Operating Partnership and certain subsidiaries of the Company and the Operating Partnership; (2) the real estate purchase agreement, dated as of September 27, 2000, among the Operating Partnership, the Company, certain subsidiaries of the Company and the Operating Partnership and USRP I, LLC; (3) a Limited Partnership Interest Purchase and Sale Agreement, dated as of September 27, 2000, between the Company and USRP LP, LLC; and (4) an agreement and plan of merger, dated as of September 27, 2000, among MergerCo, MergerLP, the Company and the Operating Partnership.

          2. The transactions that will occur pursuant to the Agreements (the "Transactions") constitute a plan of liquidation of the Company and the Company is adopting this plan of liquidation in accordance with Section 331 of the Code.

          3. The adoption of this plan of liquidation of the Company is conditioned upon the closing of the Transactions and if the Transactions are not consummated, the Board of Directors of the Company is authorized to revoke this plan of liquidation. In addition, the Board of Directors may amend this plan of liquidation at any time.

          4. Within thirty (30) days of the date that the stockholders of the Company approve this plan of liquidation of the Company, counsel for the Company shall file IRS Form 966 with the Internal Revenue Service together with a copy of this plan of liquidation.

                                    PROXY

                     FIRST WASHINGTON REALTY TRUST, INC.
                      4350 EAST-WEST HIGHWAY, SUITE 400
                           BETHESDA, MARYLAND 20814

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF FIRST WASHINGTON REALTY TRUST,
          INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                         WEDNESDAY, JANUARY 31, 2001.

The undersigned stockholder of First Washington Realty Trust, Inc., a Maryland corporation (the "Company"), hereby constitutes and appoints William J. Wolfe and Jeffrey S. Distenfeld, and each of them, as proxies (the "Proxy Holders") for the undersigned, with full power of substitution in each, to attend the special meeting of Stockholders of the Company to be held at The Hyatt Regency-Bethesda, One Bethesda Metro Center, Bethesda, Maryland, on January 31, 2001 at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposal set forth in Paragraph 1 on the reverse side hereof. THE PROXY HOLDERS ARE EACH AUTHORIZED TO VOTE, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR MATTERS INCIDENTAL THERETO. Stockholders who plan to attend the special meeting may revoke their proxy by attending and casting their vote at the special meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.

       PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                                                                         SIDE

    PLEASE MARK YOUR
[x] VOTES AS IN THIS
    EXAMPLE




The Board of Directors recommends a vote FOR the proposal set forth in
Paragraph 1 below.
                                                                                                      FOR      AGAINST       ABSTAIN
                                                                                                      [ ]        [ ]           [ ]
1. Approval of the adoption of the Company's plan of liquidation, which is attached to the accompanying proxy statement as exhibit F, and, in connection with it, the disposition of substantially all of the Company's assets to, and the mergers with and into, affiliates of U.S.
   Retail Partners, LLC, a Delaware limited liability company and a joint venture of the California
   Public Employees' Retirement System, all as more fully described in the accompanying proxy statement; and

2. To transact any other business as may                CHECK HERE ONLY IF YOU PLAN TO ATTEND THE     [ ]
   properly come before the special                     SPECIAL MEETING IN PERSON.
   meeting and any adjournment or
   postponement of that meeting or
   matters incidental thereto in the
   discretion of the Proxy Holders.



Date:                             Stockholder(s) signature(s):
      ------------------------                                 ---------------------------     -------------------------------------

Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership  name and signed by a duly authorized person, stating his or her title or authority. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.